                                                                    Exhibit 10.5

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.




                       COLLABORATION AND LICENSE AGREEMENT

                           dated as of March 17, 2006

                                 by and between

                             PTC THERAPEUTICS, INC.

                                       and

                                 ESSEX CHEMIE AG
           (a wholly-owned subsidiary of Schering-Plough Corporation)

                                                               EXECUTION VERSION

                                TABLE OF CONTENTS

                                                                                                         Page
 ARTICLE 1  DEFINITIONS.............................................................................     1

 ARTICLE 2  RESEARCH PROGRAM........................................................................     18
       2.1      Collaborative Research..............................................................     18
       2.2      Conduct of the Research; Allocation of Responsibilities.............................     18
       2.3      PTC Research Efforts................................................................     19
       2.4      Schering Research Efforts...........................................................     19
       2.5      Research Funding; Responsibility for Costs of the Research Program..................     19
       2.6      Disclosure of Facilitating Research Technology......................................     20
       2.7      Information Regarding Collaboration Compound........................................     20
       2.8      Extension of Research Term..........................................................     21
       2.9      Material Transfer...................................................................     21
      2.10      Exclusivity.........................................................................     22
      2.11      Subcontractors......................................................................     23
      2.12      Termination of Research Program.....................................................     23
      2.13      Testing of Active Compounds Identified by PTC Outside of the Research Program.......     23
      2.14      Allocation of Active Compounds......................................................     24

 ARTICLE 3  JOINT STEERING COMMITTEE................................................................     24
       3.1      Creation and Structure of the JSC...................................................     24
       3.2      Meetings............................................................................     24
       3.3      Responsibilities of the JSC.........................................................     25
       3.4      Subcommittees of the JSC............................................................     26
       3.5      Decisions of the JSC................................................................     26
       3.6      Limitation on JSC Authority.........................................................     27
       3.7      Project Leaders.....................................................................     27
       3.8      Project Team Access.................................................................     27
       3.9      Reports to JSC......................................................................     27

 ARTICLE 4  DEVELOPMENT AND COMMERCIALIZATION OF LICENSED PRODUCTS..................................     27
       4.1      Responsibility for Development; Diligence...........................................     27
       4.2      Responsibility for Development Costs................................................     30
       4.3      Development Plans...................................................................     30
       4.4      Ownership of Development Data and Other Know-How....................................     30
       4.5      Access [**].........................................................................     31
       4.6      [**]                                                                                     31
       4.7      Responsibility for Commercialization................................................     31
       4.8      Meetings to Discuss Schering's [**] ................................................     32
       4.9      Manufacturing and Supply Responsibilities...........................................     32

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                                                               EXECUTION VERSION

      4.10      Regulatory Matters Related to Schering Viral Products...............................     32
      4.11      Regulatory Matters Related to Other Licensed Products...............................     33
      4.12      Impact of Change of Control of Schering.............................................     33
      4.13      Additional Reports and Information to be Provided Following Termination of the JSC..     33
      4.14      Certain Expenses of PTC.............................................................     34

ARTICLE 4A  DEVELOPMENT AND COMMERCIALIZATION OF DESIGNATED NV COMPOUNDS BY EITHER PARTY............     34
      4A.1      Designation of Designated NV Compounds..............................................     34
      4A.2      Development of NV Compounds by Schering.............................................     35
      4A.3      Development of NV Compounds by PTC..................................................     36
      4A.4      No Development or Commercialization of Collaboration Compounds in the Viral Field by
                     PTC............................................................................     36
      4A.5      No Development or Commercialization of NV Compounds in the Viral Field by Schering..     36
      4A.6      Applicability of Restrictions.......................................................     36

 ARTICLE 5  LICENSES                                                                                     37
       5.1      Research Licenses...................................................................     37
       5.2      Exclusive Development and Commercialization License to Schering.....................     37
       5.3      Co-Exclusive Research and Development Licenses to Both Parties......................     37
       5.4      Exclusive Licenses to Develop and Commercialize NV Compounds........................     38
       5.5      Right to Sublicense.................................................................     38
       5.6      No Further Rights...................................................................     39
       5.7      Section 365(n) of the Bankruptcy Code...............................................     39
       5.8      No Rights to Other Compounds........................................................     40

 ARTICLE 6  CONSIDERATION...........................................................................     40
       6.1      Up-front Payment....................................................................     40
       6.2      Development Milestone Payments for Schering Viral Products..........................     40
       6.3      Approval Milestone Payments for a Second Schering Viral Product.....................     43
       6.4      Sales Milestones....................................................................     44
       6.5      Royalties Payable by Schering on Sales of Schering Viral Products...................     44
       6.6      Compulsory License..................................................................     46
       6.7      Responsibility for Third Party Royalties............................................     46
       6.8      Limit on Adjustments................................................................     48
       6.9      Royalties Payable by Schering on Sales of Schering Non-Viral Products...............     48
      6.10      Royalties Payable by PTC on Sales of PTC Products...................................     48
      6.11      Royalty Reports and Payments........................................................     49
      6.12      Payments; Interest..................................................................     49
      6.13      Taxes...............................................................................     50
      6.14      Additional Tax Matters..............................................................     50
      6.15      Payment Currency....................................................................     50
      6.16      Schering's Records of Net Sales and Audits of the Same..............................     50
      6.17      PTC's Records of Net Sales and Audits of the Same...................................     51

                                                               EXECUTION VERSION

 ARTICLE 7  CONFIDENTIALITY.........................................................................     51
       7.1      Confidential Information............................................................     51
       7.2      Public Domain.......................................................................     52
       7.3      Legal Disclosure....................................................................     52
       7.4      Permitted Use and Disclosures.......................................................     52
       7.5      Public Disclosure...................................................................     53
       7.6      Termination of Prior Agreement......................................................     53
       7.7      Publications........................................................................     53
       7.8      Delay...............................................................................     54
       7.9      Confidential Terms..................................................................     54

 ARTICLE 8  REPRESENTATIONS AND WARRANTIES..........................................................     54
       8.1      PTC  ...............................................................................     54
       8.2      Schering............................................................................     55
       8.3      Knowledge of Pending Litigation.....................................................     55
       8.4      Additional Representations and Warranties of PTC....................................     55
       8.5      Additional Representations and Warranties of Schering...............................     56
       8.6      Disclaimer..........................................................................     56

 ARTICLE 9  INTELLECTUAL PROPERTY...................................................................     57
       9.1      Ownership of Disclosure of Program Inventions.......................................     57
       9.2      Assignment of Program Inventions by Employees, Agents or Independent Contractors....     58
       9.3      Patent Prosecution and Related Activities...........................................     58
       9.4      Cooperation; Request to Responsible Party...........................................     59
       9.5      Election Not to Prosecute...........................................................     59
       9.6      Third Party Infringement............................................................     60
       9.7      Infringement Claims by Third Parties................................................     61
       9.8      Certification Under Drug Price Competition and Patent Restoration Act...............     62
       9.9      Listing of Patents..................................................................     62
      9.10      Diligence with Respect to Marketing Exclusivity and Patent Term.....................     62

ARTICLE 10  INDEMNIFICATION.........................................................................     63
      10.1      PTC.................................................................................     63
      10.2      Schering............................................................................     63
      10.3      Procedure...........................................................................     63

ARTICLE 11  TERM AND TERMINATION....................................................................     64
      11.1      Term................................................................................     64
      11.2      Schering's Unilateral Termination Right.............................................     64
      11.3      Termination for Cause...............................................................     64
      11.4      Termination for Insolvency..........................................................     65
      11.5      Additional Terminations.............................................................     65
      11.6      Early Termination of Research Program...............................................     66
      11.7      Consequences of Certain Terminations by the Parties.................................     67
      11.8      Consequences of Certain Terminations by Schering....................................     73

                                                               EXECUTION VERSION

      11.9      Effect of Termination and Expiration................................................     74
     11.10      Survival............................................................................     74

ARTICLE 12  DISPUTE RESOLUTION......................................................................     75

ARTICLE 13  MISCELLANEOUS...........................................................................     75
      13.1      Governing Law.......................................................................     75
      13.2      Independent Contractors.............................................................     75
      13.3      Assignment..........................................................................     76
      13.4      Notices.............................................................................     76
      13.5      Force Majeure.......................................................................     77
      13.6      Advice of Counsel...................................................................     77
      13.7      Further Assurances..................................................................     77
      13.8      Severability........................................................................     77
      13.9      Waiver..............................................................................     77
     13.10      Complete Agreement..................................................................     77
     13.11      Use of Name.........................................................................     77
     13.12      Headings............................................................................     78
     13.13      Third Party Beneficiaries...........................................................     78
     13.14      Consequential Damages...............................................................     78
     13.15      Counterparts........................................................................     78

                                                               EXECUTION VERSION


                       COLLABORATION AND LICENSE AGREEMENT

         THIS COLLABORATION AND LICENSE AGREEMENT (the "Agreement"), dated as of March 17, 2006 (the "Effective Date"), is entered into by and between PTC Therapeutics, Inc. with a principal place of business at 100 Corporate Court, South Plainfield, NJ 07080 ("PTC"), and Essex Chemie AG, a corporation organized under the laws of Switzerland and a wholly-owned subsidiary of Schering-Plough Corporation, with a place of business at Weystrasse 20, CH-6006 Lucerne 6, Switzerland ("Schering"). PTC and Schering are sometimes referred to herein individually as a "Party" and collectively as the "Parties".

                                   BACKGROUND

         WHEREAS, PTC and its Affiliates possess proprietary technology and know-how related to the discovery, identification and/or synthesis of small molecule drug candidates that inhibit the Hepatitis C virus ("HCV") by modulating (either directly or indirectly) the function of the HCV internal ribosome entry site ("HCV IRES"), and have identified certain chemical compounds that are inhibitors of HCV; and

         WHEREAS, Schering and its Affiliates are engaged in the research, development and marketing of products for the treatment of, among other things, HCV and other viral diseases; and

         WHEREAS, PTC and Schering desire to collaborate in the discovery, development and commercialization of Collaboration Compounds (defined below) for use in the treatment of diseases and conditions in humans and animals, all as set forth herein.

         NOW, THEREFORE, PTC and Schering, intending to be legally bound, hereby agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

         1.1 "Active Compound" means any compound that (x) [**] at a concentration of [**] and (y) does not cause more than [**] [**], or such other appropriate assay as may be mutually agreed by the Parties) at a concentration that is [**]. Active Compounds include Highly Active Compounds.

         1.1A "Active Ingredient" means, with respect to any Collaboration Compound, such Collaboration Compound, or any metabolites, prodrugs, solvates (including without limitation hydrates), esters, salts, stereoisomers, racemates, tautomers and polymorphs, of any such Collaboration Compound.

         1.2 "Affiliate" means, with respect to a specified Person, any Person that directly or indirectly controls, is controlled by, or is under common control with the specified Person. As used in this definition, the term "control" means the possession, directly or indirectly, of the

                                                               EXECUTION VERSION


power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise. For purposes of this definition, "control" shall be presumed to exist if one of the following conditions are met: (a) in the case of corporate entities, direct or indirect ownership of more than fifty percent (50%) of the stock or shares having the right to vote for the election of directors, and (b) in the case of non-corporate entities, direct or indirect ownership of more than fifty percent (50%) of the equity interest with the power to direct the management and policies of such non-corporate entities.

         1.3 "Back-up Development Candidate" means those Collaboration Compounds that Schering accepts as suitable for progression to pre-clinical Development as a Back-Up Development Candidate for use in the Viral Field in accordance with its then current internal decision-making processes. It is intended that the JSC develop criteria for a Back-Up Development Candidate that are based on knowledge gained as a result of the primary Development Candidate selection, and may reflect properties identified as desirable by the JSC given the strengths and weaknesses of a Development Candidate, including, for example, enhanced potency, better pharmacokinetics, structural distinctiveness, or patentably distinct chemical structure. It is understood that PTC or the JSC may propose, and Schering shall have the right to designate, Collaboration Compounds as Back-Up Development Candidates even if such compounds do not meet all of the criteria set forth in this Section 1.3 or on Schedule 1.14.

         1.4 "Business Day" means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in New York, New York.

         1.5 "Collaboration Compound" means (i) the PTC Compounds, (ii) the Schering Compounds, and (iii) any compound that is an Active Compound and is either (x) first synthesized, or identified as a Viral IRES Inhibitor, by PTC or Schering, or any of their respective Affiliates, or any Third Party working in collaboration with or on behalf of PTC or Schering or any of their respective Affiliates, following the Effective Date in the course of performing work under the Research Program, or (y) claimed or covered in a Patent that claims a Program Invention, together in the case of both (x) and (y) with any metabolites and prodrugs, and any solvates (including without limitation hydrates), esters, salts, stereoisomers, racemates, tautomers and polymorphs, of any such compound that are themselves Active Compounds or are converted to an Active Compound in vivo.

         1.6 "Combination Product" means any Licensed Product that contains or comprises a Collaboration Compound and one or more active ingredients that are not themselves Collaboration Compounds.

         1.7 "Commercially Reasonable Efforts" means (i) with respect to Schering, that degree of skill, effort, expertise, and resources normally used by an established pharmaceutical company and (ii) with respect to PTC, that degree of skill, effort, expertise, and resources normally used by an established biotechnology company, in each case with respect to a pharmaceutical product which is of similar market potential at a similar stage in its product life, taking into account the safety and efficacy of the compound or product, the cost to Develop and Commercialize the product, the risks inherent in the Development and Commercialization of the product, the competitiveness of the marketplace, the proprietary position of the compound or product, the likelihood of obtaining Regulatory Approval for the product, the potential economic

                                                               EXECUTION VERSION


return from the applicable product, and other technical, legal, scientific, medical or commercial factors that such Party deems in good faith to be relevant.

         1.8 "Commercialization" and "Commercialize" shall refer to all activities undertaken relating to the pre-marketing, marketing, promotion, distribution and sale of a product, and the process of Commercialization, respectively.

         1.9 "Competitor" means a Third Party or any of its Affiliates which,
(a) together with its Affiliates, had worldwide annual revenues from the sale of pharmaceutical products in excess of [**] Dollars ($ [**]) during its most recently reported fiscal year, or (b) is engaged in the Research, Development or Commercialization of a product for the treatment of HCV (either alone or in collaboration with a Third Party).

         1.10 "Compulsory License" means a compulsory license under PTC Patents or Schering Patents obtained by a Third Party through the order, decree, or grant of a competent governmental authority or court, authorizing such Third Party to Develop, make, have made, use, sell, offer to sell or import a Schering Viral Product in any country in the Territory.

         1.11 "Confidential Information" means all data or other information regarding a Party's technology, products or business, or its activities related to Collaboration Compound or Licensed Product, which a Party considers proprietary or confidential and which is disclosed to the other Party pursuant to this Agreement. Disclosures of Confidential Information may be made by written, graphic, oral, or electronic means, or in any other form.

         1.12 "Control" or "Controlled" means, with respect to any Patents or Know-How, possession (whether by ownership or license, other than pursuant to this Agreement) by a Party or its Affiliates of the ability to grant the licenses or sublicenses as provided for herein without violating the terms of any agreement or other arrangement with any Third Party. Patents or Know-How that are licensed or acquired by a Party following the Effective Date and that would otherwise be considered to be under the Control of a Party shall not be deemed to be under the Control of such Party if the application of such definition in the context of any license grants or sublicenses under this Agreement would require such Party to make any additional payments or royalties to a Third Party in connection with such license grants or sublicenses, unless the other Party agrees to cover the costs of such license grants or sublicenses.

         1.13 "Development" means non-clinical (including, without limitation, pre-clinical) and clinical drug development activities and related research, including, among other things: conducting toxicology studies, statistical analysis and report writing, conducting clinical trials for the purpose of obtaining or maintaining Regulatory Approval (including, without limitation, post-marketing studies) and regulatory affairs related to all of the foregoing. Development shall not include Research or any study that is initiated after receipt of Regulatory Approval for a Licensed Product and is principally intended to support the Commercialization of the Licensed Product. When used as a verb, "Develop" means to engage in Development.

         1.14 "Development Candidate" means those Collaboration Compounds that Schering accepts as suitable for progression to Development (starting with GLP toxicology studies) for use in the Viral Field in accordance with its then current internal decision making processes. It is

                                                               EXECUTION VERSION


intended that Collaboration Compounds which are designated by Schering as Development Candidates will meet a significant majority of the criteria set forth in Schedule 1.14, as it may be amended from time to time by the JSC; provided, however, it is understood that Schering shall have the right to designate Collaboration Compounds as Development Candidates even if such compounds do not meet all of the criteria set forth on Schedule 1.14.

         1.15 "Development Data" means all data and other information resulting from the Development of any Collaboration Compound or Licensed Product following the Effective Date, including without limitation, the results of any non-clinical and clinical studies involving a Collaboration Compound or Licensed Product.

         1.16 "EMEA" means the European Medicines Evaluation Agency, or any successor agency with responsibility for regulating the Development, Manufacture and Commercialization of human or veterinary pharmaceutical, diagnostic, or prophylactic products.

         1.17 "EU" means the countries of the European Union, as they may exist from time to time during the Term.

         1.18 "Exclusivity Term" means the period beginning on the Effective Date and ending on the one-year anniversary of the expiration or termination of the Research Term.

         1.19 "FDA" means the United States Food and Drug Administration, or any successor agency with responsibility for regulating the Development, Manufacture and Commercialization of human or veterinary pharmaceutical, diagnostic, or prophylactic products.

         1.20 "Field" means the prevention, treatment or diagnosis of all diseases or conditions in humans or animals. The Field consists of the Viral Field and the Non-Viral Field.

         1.21 "First Commercial Sale" means (x) with respect to a Party, the first bona fide arms length sale of a Licensed Product sold to a Third Party on an arms' length basis in any country in the Territory by a Party, its Affiliates or Sublicensees after Regulatory Approval has been obtained for such Licensed Product in such country, and (y) with respect to a Third Party, the first bona fide arms length sale of a finished pharmaceutical or veterinary product (in each case in all formulations, dosage forms and packaging configurations, including, but not limited to, as part of a combination product) to another party (not an Affiliate or sublicensee of such Third Party) on an arms' length basis in any country in the Territory by such Third Party, its Affiliates or sublicensees after Regulatory Approval has been obtained for such finished pharmaceutical or veterinary product in such country. Sales for clinical trial purposes or compassionate or similar use shall not be considered to constitute a First Commercial Sale.

         1.22 "FTE" means a full-time scientific or research/development person dedicated by Schering or PTC (or their Affiliates, as applicable) to the Research Program, or in the case of less than a full-time dedicated scientific or research/development person, a full-time, equivalent scientific or research/development person year, based upon a total of [**] hours per year.

         1.23 "FTE Rate" means [**] per full twelve-month (12-month) period per FTE.

                                                               EXECUTION VERSION


         1.24 "Full Development" means the commencement of any clinical trial for a Schering Viral Product after (i) demonstration of Proof of Concept with respect to such Schering Viral Product or initiation of synthesis of clinical material for use in a Pivotal Trial of such Schering Viral Product, and (ii) completion of all GLP toxicity studies required to support the initiation of a Pivotal Trial for such Schering Viral Product.

         1.25 "GLP" means the current good laboratory practices applicable to the Development of Licensed Products under applicable Law, to the extent that such standards are not less stringent than the United States current good laboratory practice, including but not limited to 21 C.F.R. Part 58.

         1.26 "Highly Active Collaboration Compound" means any Collaboration Compound that is a Highly Active Compound.

         1.27 "Highly Active Compound" means any compound that (x[**] at a concentration of [**] and (y) does not cause more than [**] (as measured by the MTS assay, or such other appropriate assay as may be mutually agreed by the Parties) at a concentration that is [**].

         1.28 "IND" means (a) (i) in the United States, an Investigational New Drug Application, as defined in the federal Food, Drug and Cosmetic Act, as amended from time to time (the "FD&C Act"), and the regulations promulgated thereunder, as amended from time to time, that is required to be filed with the FDA before beginning clinical testing of a Licensed Product in human subjects, or any successor application or procedure, and (ii) any counterpart of such Investigational New Drug Application in any country other than the United States in the Territory (e.g., a CTX), and (b) all supplements and amendments that may be filed with respect to any of the foregoing.

         1.29 "Initial Research Term" means the period commencing on the Effective Date and, subject to the provisions of Sections 2.12 and Article 11, terminating three (3) years from the Effective Date.

         1.30 "Invent" or "Invented" means inventorship as determined by utilizing the standards for inventorship for patent applications under United States patent law.

         1.31 "Joint Know-How" means all Know-How that was developed by one or more employees, agents or consultants of PTC or any of its Affiliates and one or more employees, agents or consultants of Schering or any of its Affiliates during the course of performing work under the Research Program. Joint Know-How shall exclude Joint Patents.

         1.32 "Joint Patents" means all Patents that claim Joint Inventions.

         1.33 "Know-How" means proprietary, non-public information and materials, whether patentable or not, including, but not limited to, (a) ideas, discoveries, inventions, improvements or trade secrets, (b) pharmaceutical, chemical and biological materials, products and compositions, (c) tests, assays, techniques, data, methods, procedures, formulas, and/or processes, (d) technical and non-technical data and other information relating to any of the foregoing,
(e) drawings, plans, designs, diagrams, sketches, specifications and/or other

                                                               EXECUTION VERSION


documents containing or relating to such information or materials, and (f) business processes, price data and information, marketing data and information, sales data and information, marketing plans and market research.

         1.34 "Laws" means all laws, statutes, rules, regulations, ordinances and other pronouncements having the effect of law or similar binding effect of any federal, national, multinational, supranational, state, provincial, county, city or other political subdivision, or any agency, department or bureau thereof.

         1.35 "Licensed Product" means a Schering Non-Viral Product, a Schering Viral Product or a PTC Product.

         1.36 "Major Market" means each of the United States, Japan, Germany, France, the United Kingdom, Italy and Spain.

         1.37 "Manufacture" means all activities related to the manufacturing of a pharmaceutical product, or any ingredient thereof, including but not limited to test method development and stability testing, formulation, process development, manufacturing scale-up, manufacturing for use in non-clinical and clinical studies, manufacturing for commercial sale, packaging, release of product, quality assurance/quality control development, quality control testing (including in-process, in-process release and stability testing) and release of product or any component or ingredient thereof, and regulatory activities related to all of the foregoing.

         1.38 "Marketing Exclusivity" means, with respect to a Licensed Product, any data or market exclusivity periods, including (a) the marketing or data exclusivity afforded approved drug products pursuant to (i) Sections 505(c), 505(j), and 505A of the FD&C Act, and the regulations promulgated thereunder, as amended from time to time, or its equivalent in a country other than the United States, or (ii) the orphan drug exclusivity afforded approved drugs designated for rare diseases or conditions under Sections 526 and 527 of the FD&C Act, and the regulations promulgated thereunder, as amended from time to time, or its equivalent in a country other than the United States, and/or (iii) any other period of data or market exclusivity listed in FDA's Orange Book or a foreign equivalent for a Licensed Product, and/or (b) the coverage of such Licensed Product by a Law which precludes the Regulatory Authority in a country from granting Regulatory Approval or accepting an application for Regulatory Approval for another product because the application for the other product (i) references a Licensed Product, (ii) seeks approval of a product containing the same Active Ingredient as that which is contained in the applicable Licensed Product and/or
(iii) seeks approval of a product for a use for which the applicable Licensed Product is approved.

         1.39 "NDA" means (a) the single application or set of applications for approval and/or pre-market approval to make and sell commercially a pharmaceutical therapeutic, diagnostic, or prophylactic product or delivery systems or device filed with the FDA, including without limitation all information included in Drug Master Files related to such application(s), and any related registrations with or notifications to the FDA, and (b) any counterparts to such applications filed with any other national or supranational Regulatory Authority in the Territory, and (c) all supplements and amendments that may be filed with respect to any of the foregoing.

                                                               EXECUTION VERSION


         1.40 "Net Sales" means, with respect to any Licensed Product, the gross invoiced sales of such Licensed Product by a Party, its Affiliates and Sublicensees to Third Parties, less the following deductions to the extent included in the gross invoiced sales price for such Licensed Product or otherwise directly paid or incurred by such Party or its Affiliates or Sublicensees with respect to the sale of such Licensed Product:

              (a) bad debts actually written off which are attributable to sales of the Licensed Product;

              (b) trade, quantity and cash discounts, and any other adjustments, including, without limitation, those granted on account of price adjustments, billing errors, rejected goods, damaged goods, returns, rebates, chargeback rebates, fees, reimbursements or similar payments granted or given to wholesalers or other distributors, buying groups, health care insurance carriers or other institutions;

              (c) freight and insurance charges to the extent that they are included in the price or otherwise paid by the purchaser;

              (d) customs or excise taxes, including, without limitation, import duties, sales tax and other taxes (except income taxes) or duties relating to sales;

              (e) any payment (other than a payment imposed as a result of violation of applicable Law) in respect of sales to any governmental authority in respect of any government-subsidized program, including, without limitation, Medicare and Medicaid rebates;

              (f) [**];[**]distribution, packing, handling and transportation charges for Licensed Product to the extent that they are included in the price or otherwise paid by the customer;

              (g) [**]; and

              (h) [**].

The foregoing adjustments shall be consistent with customary accounting practices within the selling Party and its Affiliates (or their respective Sublicensees) and in accordance with U.S. Generally Accepted Accounting Principles ("GAAP"), consistently applied.

The Net Sales from any Combination Product shall be determined by multiplying the Net Sales of the Combination Product (as determined based on the definition of "Net Sales" excluding this paragraph) during the applicable royalty reporting period, by the fraction, A/(A+B), where A is the weighted (by sales volume) average sale price of the Licensed Product which includes the Collaboration Compound when sold separately in finished form and for the same indication in the country in which the Combination Product is sold (the "Monotherapy Licensed Product") and B is the weighted (by sales volume) average sale price of the other product(s) which contain the other active ingredient(s) included in the Combination Product when sold separately as a monotherapy and in finished form and for the same indication in the country in which the Combination Product is sold, in each case during the applicable royalty reporting period or, if sales of both the Monotherapy Licensed Product and the other product(s) did not occur in such

                                                               EXECUTION VERSION


period, then in the most recent royalty reporting period in which sales of both occurred. In the event that such average sale price cannot be determined for both the Monotherapy Licensed Product and all other products(s) included in the Combination Product, then Net Sales for purposes of determining royalty payments [**].

It is understood, however, that in certain countries in the Territory, a Party or its Affiliates may Commercialize Licensed Products through a Third Party distributor or agent under an arrangement in which such Party or its Affiliates
(x) transfer the Licensed Product to such distributor or agent at a fixed price that is not necessarily related to the final selling price of the distributor or agent, and (y) are not responsible for marketing and promoting such Licensed Product in such countries and receive no compensation from the sale of such Licensed Products by the distributor or agent. To the extent that such Third Party distributors or agents would be considered "Sublicensees", the Parties agree that the gross invoiced sales prices for the sale of the Licensed Product by the applicable Party or its Affiliates to such Third Parties shall be the price to be used for purposes of computing Net Sales in such countries.

         1.41 "Non-Viral Field" means the prevention, treatment or diagnosis of all diseases or conditions in humans or animals, excluding the Viral Field.

         1.42 "NV Compounds" means Collaboration Compounds that are not Highly Active Collaboration Compounds.

         1.43 "Patent" means all existing patents and patent applications and all patent applications hereafter filed, including any continuations, continuations-in-part, divisions, provisionals or any substitute applications, any patent issued with respect to any such patent applications, any reissue, reexamination, renewal or extension (including any supplementary protection certificate) of any such patent, and any confirmation patent or registration patent or patent of addition based on any such patent, and all foreign counterparts of any of the foregoing.

         1.44 "Person" means any natural person, corporation, general partnership, limited partnership, joint venture, proprietorship or other business organization.

         1.45 "Pivotal Trial" means a human clinical trial that is designed to confirm with statistical significance the efficacy and safety of a drug in a given patient population, the results of which are intended to form the basis for approval of an NDA by a Regulatory Authority.

         1.46 "Program Invention" means all inventions that are Invented by one or more employees, agents or consultants of PTC or any of its Affiliates and/or one or more employees, agents or consultants of Schering or any of its Affiliates in the course of performing work under the Research Program.

         1.47 "Proof of Concept" means that the data from a randomized, placebo-controlled study sponsored by Schering or its Affiliates demonstrates that [**] In the event that Schering elects to initiate clinical Development for a Schering Viral Product in an indication other than the treatment of HCV, the Parties shall agree upon a corresponding definition of "Proof of Concept" for such indication. For the avoidance of doubt, Proof of Concept shall be deemed to have been met with respect to any Schering Viral Product for which Schering commences all of those GLP

                                                               EXECUTION VERSION


toxicity studies referenced in Section 1.24(ii).

         1.47A "PTC Background Patents" means the Patents within the Control of PTC either as of the Effective Date or thereafter during the Term, which are listed on Schedule 1.47A, as may be modified by mutual written agreement of the Parties.

         1.48 "PTC Compounds" means (i) compounds that are synthesized by or on behalf of PTC or its Affiliates prior to the Effective Date and that are known to PTC to be Highly Active Compounds as of the Effective Date, (ii) Active Compounds that are either (x) synthesized prior to the Effective Date during the course of PTC's medicinal chemistry program directed at viral IRES inhibitors, or (y) synthesized or Invented by or on behalf of PTC or its Affiliates prior to the end of the Research Term and claimed in a Patent (including without limitation any patent application) Controlled by PTC as having activity as an antiviral compound that inhibits the HCV virus by modulating the function of the HCV IRES, or for which sufficient support exists in the written description of such Patent or patent application to support a claim and there is the ability to prosecute such claim, and (iii) any compound that is first synthesized by or on behalf of PTC or its Affiliates prior to the end of the Research Term and is both (a) identified by PTC or its Affiliates prior to the end of the Research Term as an Active Compound and (b) identified as a Viral IRES Inhibitor in accordance with the provisions of Section 2.13, together, in the case of each of
(i), (ii) and (iii), with any metabolites and prodrugs, and any solvates (including without limitation hydrates), esters, salts, stereoisomers, racemates, tautomers and polymorphs of any such compounds that are themselves Active Compounds or are converted to an Active Compound in vivo. Attached hereto as Schedule 1.48 is a list of all PTC Compounds believed by PTC to exist as of the Effective Date; provided, however, it is understood that any compound that meets the criteria set forth in this Section 1.48 shall be deemed to be a PTC Compound regardless of whether such compound is identified on Schedule 1.48.

         1.49 "PTC Intellectual Property" means PTC Patents and PTC Technology Platform.

         1.50 "PTC Know-How" means Know-How within the Control of PTC, either as of the Effective Date or thereafter during the Term, which is proprietary to PTC or its Affiliates and either (i) relates to the HCV IRES, to compounds that are Viral IRES Inhibitors or that are Collaboration Compounds, methods of preparing or using Viral IRES Inhibitors or Collaboration Compounds or methods of treating, diagnosing or preventing any disease or condition using Viral IRES Inhibitors or Collaboration Compounds, or (ii) is necessary or useful for the Research, Development, Manufacture, use or sale of Collaboration Compounds or Licensed Products and is developed prior to the end of the Research Term. Notwithstanding anything herein to the contrary, PTC Know-How shall exclude PTC Patents but shall include Joint Know-How to the extent Controlled by PTC. Information within the PTC Know-How shall cease to be proprietary at such time as it becomes publicly available, or otherwise becomes known to Third Parties without an obligation of confidentiality, in each case other than through a breach by Schering, its Affiliates or Sublicensees of the obligations under
Article 7. Furthermore, information within the PTC Know-How shall not be deemed proprietary to PTC if it is (x) known to Schering prior to disclosure under this Agreement, as shown by written evidence, or (y) is independently developed by Schering or its Affiliates without the use of or reliance on any proprietary, non-public information within the PTC Know-How, as shown by contemporaneous

                                                               EXECUTION VERSION


written evidence.

         1.51 "PTC NV Know-How" means, with respect to a Designated NV Compound designated by Schering, any PTC Know-How which (x) relates to such Designated NV Compound (or a Related Compound), methods of preparing or using such Designated NV Compound (or a Related Compound) in the Non-Viral Field or methods of treating, diagnosing or preventing any disease or condition in the Non-Viral Field using such Designated NV Compound (or a Related Compound), and (y) is developed prior to the date that Schering designated such NV Compound as a Designated NV Compound.

         1.52 "PTC NV Patents" means, with respect to a Designated NV Compound designated by Schering, any Patents Controlled by PTC, either as of the Effective Date or thereafter during the Term, which (x) claim inventions that are Invented prior to the date that Schering designates such NV Compound as a Designated NV Compound, and (y) claim or cover (i) the composition of matter of such Designated NV Compound (or a Related Compound), (ii) the use of such Designated NV Compound (or a Related Compound) in the Non-Viral Field, (iii) a method of treating, diagnosing or preventing any disease or condition in the Non-Viral Field using such Designated NV Compound (or a Related Compound) or
(iv) a method of Manufacturing such Designated NV Compound (or a Related Compound).

         1.53 "PTC Patents" means the Patents within the Control of PTC, either as of the Effective Date or thereafter during the Term, which (i) relate to Licensed Products, HCV IRES, Viral IRES Inhibitors, or methods of preparing or using Licensed Products, Viral IRES Inhibitors, or methods of treating, diagnosing or preventing any disease or condition using Licensed Products or Viral IRES Inhibitors, or relate to methods or materials used for discovering, identifying, or assaying for Viral IRES Inhibitors or Licensed Products, (ii) contain claims that would be infringed by the Research, Development, Manufacture, use, import or sale of Collaboration Compounds or Licensed Products in the Field, and (iii) claim inventions Invented prior to the end of the Research Term. The PTC Patents shall include the PTC NV Patents, as well as the Joint Patents to the extent Controlled by PTC. The PTC Patents shall not include the PTC Background Patents. The PTC Patents existing as of the Effective Date are listed in Schedule 1.53.

         1.54 "PTC Product" means any finished pharmaceutical or veterinary product containing a Designated NV Compound designated by PTC (or a Related Compound) that PTC or its Affiliates Develop and/or Commercialize (either alone or in collaboration with one or more Third Parties) in the Non-Viral Field in accordance with the provisions of Article 4A, in all formulations, dosage forms and package configurations, including, but not limited to, as part of a Combination Product. For the avoidance of doubt, a PTC Product may not include a Highly Active Collaboration Compound, a Schering Field NV Compound (unless such designation has lapsed pursuant to Section 4.1(a)), a Designated NV Compound designated by Schering (or a Related Compound), unless such designation has lapsed pursuant to Section 4A.1(c), or any Schering Compound.

         1.55 "PTC Technology Platform" means (i) PTC Know-How, and (ii) any PTC Compounds.

                                                               EXECUTION VERSION


         1.56 "Regulatory Approval" means any approvals, licenses, registrations or authorizations of any federal, state, multinational, supranational or local regulatory agency, department, bureau or other governmental entity necessary or reasonably useful for the importation, commercial manufacture, use, sale or other Commercialization of a pharmaceutical product in a regulatory jurisdiction, including but not limited to pricing and/or reimbursement approvals.

         1.57 "Regulatory Authority" means any governmental regulatory authority involved in granting Regulatory Approvals with respect to any Licensed Product in the Territory, including, without limitation, the FDA and the European Commission.

         1.58 "Related Compound" means, with respect to a particular NV Compound, any Collaboration Compound that (i) has the same core structure as such NV Compound, and (ii) has an activity level against the same target that was utilized to designate the applicable NV Compound that is at least [**] percent ([**]%) of the activity level of such NV Compound when measured in the same assay that was utilized to designate such NV Compound as a Designated NV Compound (i.e., if the Designated NV Compound has [**] [**] against the same target). For purposes of this definition, "core structure" means the exact atom arrangement that makes up the original core structure present in the structure of the applicable NV Compound, minus any substituent R groups. Notwithstanding the foregoing, Related Compounds shall not encompass any compound whose activity against the given target is a result of general toxic properties or other nonspecific inhibitory properties, e.g. denaturing of a protein. Furthermore, Related Compounds shall not encompass any Highly Active Compounds, any Schering Compounds, any Schering Field NV Compounds or any Collaboration Compounds that are either NV Compounds previously designated by either Party pursuant to
Section 4A.1, or Related Compounds to such other NV Compounds previously designated by either Party pursuant to Section 4A.1 (unless such designation has lapsed pursuant to Section 4A.1(c)).

         1.59 "Research" means all activities relating to the identification and early pre-clinical testing of compounds, including synthesis and testing by in vitro assay of compounds, the further testing, including structural studies thereof and/or via animal model, leading up to, but not including, GLP toxicology testing. Research shall exclude Development.

         1.60 "Research Plan" means the specific plan for conducting the Research Program, as described in Section 2.1 and attached hereto as Schedule 1.60, as such plan may be revised from time to time by the JSC in accordance with the provisions of Article 3.

         1.61 "Research Program" means the collaborative research program undertaken by the Parties pursuant to Article 2 of this Agreement to discover, identify, synthesize and evaluate PTC Compounds and other Collaboration Compounds for use in the Viral Field.

         1.62 "Research Technology" means all tangible and intangible know-how, trade secrets, inventions (whether or not patentable), discoveries, developments, data, information, and physical, chemical or biological material, and any replication of or any part of any of the foregoing, that was made by employees or agents of PTC, Schering, and/or any of their respective Affiliates, either alone or jointly, during the course of and in the conduct of the Research Program during the Research Term.

                                                               EXECUTION VERSION


         1.63 "Research Term" means the period during which the Parties shall conduct the Research Program pursuant to the provisions of Article 2. The Research Term shall include the Initial Research Term and the Extended Research Term. The Research Term will automatically terminate upon termination of the Research Program pursuant to Sections 2.12 or Article 11, or upon termination of this Agreement for any reason.

         1.64 "Schering Background Know-How" means Know-How within the Control of Schering, either as of the Effective Date or thereafter during the Research Term, which is proprietary to Schering or its Affiliates and either (i) relates to the HCV IRES, to compounds that are Viral IRES Inhibitors, methods of preparing or using Viral IRES Inhibitors, or methods of treating, diagnosing or preventing any disease or condition using Viral IRES Inhibitors, or (ii) is necessary or useful for the Research to be performed under the Research Plan. Notwithstanding anything herein to the contrary, Schering Background Know-How shall not include Schering Background Patents. Information within the Schering Background Know-How shall cease to be proprietary at such time as it becomes publicly available, or otherwise becomes known to Third Parties without an obligation of confidentiality, in each case other than through a breach by PTC, its Affiliates or Sublicensees of the obligations under Article 7. Furthermore, information within the Schering Background Know-How shall not be deemed proprietary to Schering if it is (x) known to PTC prior to disclosure under this Agreement, as shown by written evidence, or (y) independently developed by PTC or its Affiliates without the use of or reliance on any proprietary, non-public information within the Schering Background Know-How, as shown by contemporaneous written evidence.

         1.65 "Schering Background Patents" means Patents within the Control of Schering, either as of the Effective Date or thereafter during the Research Term, which (i) contain claims that would be infringed by the Research to be performed under the Research Plan, including but not limited to chemical optimization or initial biological characterization of Collaboration Compounds, or (ii) relate to methods or materials used for discovering, identifying, or assaying for Viral IRES Inhibitors. The Schering Background Patents existing as of the Effective Date are listed in Schedule 1.65.

         1.66 "Schering Background Technology" means Schering Background Know-How and Schering Background Patents.

         1.67 "Schering Compounds" means Active Compounds that are either (x) identified as Viral IRES Inhibitors by Schering prior to the Effective Date, or
(y) first synthesized or identified by Schering or its Affiliates during the Term through the use of PTC Know-How that is proprietary to PTC at the time of first use for synthesis or identification of such Active Compounds by Schering or its Affiliates or through the use of Joint Know-How, together, in the case of both (x) and (y), with any metabolites and prodrugs, and any solvates (including without limitation hydrates), esters, salts, stereoisomers, racemates, tautomers and polymorphs of any such synthesized compounds that are themselves Active Compounds or are converted to an Active Compound in vivo. Attached hereto as
Schedule 1.67 is a list of all Schering Compounds believed by Schering to exist as of the Effective Date; provided, however, it is understood that any compound that meets the criteria set forth in this Section 1.67 shall be deemed to be a

                                                               EXECUTION VERSION


Schering Compound regardless of whether such compound is identified on Schedule 1.67.

         1.68 "Schering Field NV Compounds" means any NV Compound that Schering elects to Develop as a Schering Viral Product in accordance with the provisions of Section 4.1, together with any Related Compounds.

         1.69 "Schering Intellectual Property" means Schering Patents and Schering Technology.

         1.70 "Schering Know-How" means Know-How within the Control of Schering that is developed by Schering or its Affiliates during the Term in the conduct of the Research, Development or Manufacture of Collaboration Compounds or Licensed Products, which is proprietary to Schering or its Affiliates. Notwithstanding anything herein to the contrary, Schering Know-How shall exclude Schering Patents but shall include Joint Know-How to the extent Controlled by Schering. Information within the Schering Know-How shall cease to be proprietary at such time as it becomes publicly available, or otherwise becomes known to Third Parties without an obligation of confidentiality, in each case other than through a breach by PTC, its Affiliates or Sublicensees of the obligations under
Article 7. Furthermore, information within the Schering Know-How shall not be deemed proprietary to Schering if it is (x) known to PTC prior to disclosure under this Agreement, as shown by written evidence, or (y) is independently developed by PTC or its Affiliates without the use of or reliance on any proprietary, non-public information within the Schering Know-How, as shown by contemporaneous written evidence.

         1.71 "Schering Licenses" means the licenses and other rights granted or to be granted to Schering pursuant to Sections 5.1(a), 5.1(b), 5.2, 5.3(a) and 5.4(a).

         1.72 "Schering Non-Viral Product" means any finished pharmaceutical or veterinary product containing a Designated NV Compound designated by Schering (or a Related Compound) that Schering or its Affiliates Develop and/or Commercialize (either alone, or in collaboration with one or more Third Parties) in the Non-Viral Field in accordance with the provisions of Article 4A, or a Related Compound, in all formulations, dosage forms and packaging configurations, including, but not limited to, as part of a Combination Product. For the avoidance of doubt, a Schering Non-Viral Product may not include any Designated NV Compound designated by PTC (or a Related Compound), unless such designation has lapsed pursuant to Section 4A.1(c). Notwithstanding the foregoing, a product Developed by Schering that contains either (x) both an NV Compound and a Highly Active Collaboration Compound, or (y) an NV Compound that Schering elects to Develop as a Schering Viral Product in accordance with the provisions of Section 4.1, shall not be deemed a Schering Non-Viral Product and shall instead be deemed a Schering Viral Product.

         1.73 "Schering NV Know-How" means, with respect to a Designated NV Compound designated by PTC, any Schering Know-How which (x) relates to such Designated NV Compound (or a Related Compound), methods of preparing or using such Designated NV Compound (or a Related Compound) in the Non-Viral Field or methods of treating, diagnosing or preventing any disease or condition in the Non-Viral Field using such Designated NV Compound (or a Related Compound), and
(y) is developed prior to the date that PTC designated such NV Compound as a Designated NV Compound.

                                                               EXECUTION VERSION


         1.74 "Schering NV Patents" means, with respect to a Designated NV Compound designated by PTC, any Patents Controlled by Schering during the Term which (x) claim inventions that are Invented prior to the date that PTC designates such NV Compound as a Designated NV Compound, and (y) claim or cover
(i) the composition of matter of such Designated NV Compound (or a Related Compound), (ii) the use of such Designated NV Compound (or a Related Compound) in the Non-Viral Field, (iii) a method of treating, diagnosing or preventing any disease or condition in the Non-Viral Field using such Designated NV Compound (or a Related Compound) or (iv) a method of Manufacturing such Designated NV Compound (or a Related Compound).

         1.75 "Schering Patents" means those Patents Controlled by Schering during the Term which (i) claim Program Inventions, or other inventions Invented by Schering or its Affiliates during the Term in the conduct of Research, Development or Manufacture of Highly Active Collaboration Compounds (or, in the case of the license to be granted under Section 5.3(b), NV Compounds), Schering Field NV Compounds or Schering Viral Products, and (ii) contain claims that would be infringed by the Research, Development, Manufacture, use, import or sale of Highly Active Collaboration Compounds (or, in the case of the license to be granted under Section 5.3(b), NV Compounds), Schering Field NV Compounds or Schering Viral Products in the Field. The Schering Patents shall include the Joint Patents to the extent Controlled by Schering, but except as explicitly provided in this Section 1.75 do not include the Schering NV Patents.

         1.76 "Schering Technology" means (i) Schering Know-How, and (ii) any Schering Compounds.

         1.77 "Schering Viral Product" means any finished pharmaceutical or veterinary product containing either a Highly Active Collaboration Compound or Schering Field NV Compound, in each case in all formulations, dosage forms and packaging configurations, including, but not limited to, as part of a Combination Product. For the avoidance of doubt, a Schering Viral Product may not include any Designated NV Compound designated by PTC pursuant to Section 4A.1 (or any Related Compound), unless such designation has lapsed pursuant to
Section 4A.1(c).

         1.78 "Specified Third Party Patents" means any Patents owned or controlled by a Third Party (and not Controlled by a Party or its Affiliates) which claim the composition of matter of a Highly Active Collaboration Compound or Schering Field NV Compound, the use of a Highly Active Collaboration Compound or Schering Field NV Compound in the Field, a method of treating, diagnosing or preventing any disease or condition through the use of a Highly Active Collaboration Compound or Schering Field NV Compound, or a method of manufacturing a Highly Active Collaboration Compound or Schering Field NV Compound.

         1.79 "Sublicensee" means a Third Party to whom a Party has granted a license or sublicense to make, have made, import, use, sell, or offer for sale Licensed Products pursuant to Section 5.5(b), 5.5(c) or 5.5(d). Third Parties that are permitted to distribute and resell Licensed Product purchased from Schering, its Affiliates or any entity designated by Schering or its Affiliates, or from PTC or its Affiliates, or any entity designated by PTC or its Affiliates, shall be

                                                               EXECUTION VERSION


considered Sublicensees only if such Third Parties are also responsible for marketing and promoting the applicable Licensed Product in the applicable country. In addition, Third Parties that Manufacture Licensed Product on behalf of a Party for supply to a Party or its Affiliates or Sublicensees (and have no other rights to Develop or Commercialize such Licensed Product) are not Sublicensees.

         1.80 "Territory" means all countries of the world.

         1.81 "Third Party" means any entity other than PTC or Schering or any of their respective Affiliates.

         1.82 "Third Party License Agreement" means any contract or agreement pursuant to which a Party or its Affiliates obtains or has obtained rights to or under any Third Party Patents or Third Party Know-How to Research, Develop, Manufacture or Commercialize Collaboration Compounds or Licensed Products in the Field. The Third Party License Agreements existing as of the Effective Date are set forth in Schedule 1.82

         1.83 "Valid Claim" means a claim of any issued, unexpired Patent which has not been revoked, withdrawn, canceled, disclaimed or held unenforceable or invalid by a decision of a court or tribunal of competent jurisdiction from which no appeal can be taken, or with respect to which an appeal is not taken within the time allowed for appeal, and which has not been disclaimed, denied or admitted to be invalid or unenforceable through reissue, disclaimer or otherwise.

         1.84 "Viral Field" means the prevention, treatment or diagnosis of all viral diseases or conditions in humans or animals.

         1.85 "Viral IRES Inhibitor" means a compound which has as its primary mechanism of action the inhibition (either directly or indirectly) of viral replication by virtue of decreasing IRES-dependent translation of viral proteins. For clarity, a compound which broadly inhibits viral replication as a result of general toxic properties or other nonspecific inhibitory properties shall not be considered a Viral IRES Inhibitor.

         ADDITIONAL DEFINITIONS. Each of the following definitions is set forth in the section of this Agreement indicated below:

DEFINITION                                                SECTION
----------                                                -------
AEs                                                       4.10(d)
Agreement                                                 Preamble
Blocking Patent                                           11.5(b)
Collaboration Patents                                     9.3(e)
Designated NV Compound                                    4A.1(a)
Designation Date                                          4A.1(a)
Development Milestones Group                              6.2
Development Plan                                          4.3
Dollars or "$"                                            6.15

                                                               EXECUTION VERSION


Effective Date                                            Preamble
Existing Third Party License Agreement                    6.7(f)
Extended Research Plan                                    2.8(b)
Extended Research Term                                    2.8(a)
FD&C Act                                                  1.28
GAAP                                                      1.40
HCV                                                       Recitals
HCV IRES                                                  Recitals
Indemnitor                                                10.3
Invention Policy                                          9.1
IRES Research Program                                     2.10(a)
Joint Inventions                                          9.1(c)
JPT                                                       9.3(e)
JSC                                                       3.1
key internal Schering project team meetings               3.8
Liability                                                 10.1
LIBOR                                                     6.12
Materials                                                 2.9
Monotherapy Licensed Product                              1.40
Party; Parties                                            Preamble
Project Leaders                                           3.7
PTC                                                       Preamble
PTC Licensed Compound Patents                             9.3(b)
PTC Indemnitee                                            10.2
PTC Triggering Event                                      11.6(a)
Publishing Party                                          7.7
Reviewing Party                                           7.7
Schering                                                  Preamble
Schering Indemnitee                                       10.1
Schering Triggering Event                                 4.12
Second Schering Viral Product                             6.3
Term                                                      11.1
Terminated Compound                                       11.7(b)(ii)
Termination Date                                          11.7(b)(iii)
Third Party Activity                                      2.10(e)
Unqualified Blocking Opinion                              11.5(b)
Unqualified Opinion                                       6.7(a)
USPTO                                                     8.4(i)

                                                               EXECUTION VERSION


                                    ARTICLE 2

                                RESEARCH PROGRAM

         2.1 Collaborative Research. Commencing on the Effective Date, and subject to the terms and conditions herein, the Parties shall each use Commercially Reasonable Efforts to conduct the Research Program on a collaborative basis pursuant to the Research Plan. The Research Plan, among other things, shall specify the scientific direction of the program, the specific research objectives to be achieved during the Research Program, the specific responsibilities of each of the Parties under the Research Plan, and the specific number of FTEs to be provided by PTC (and funded by Schering pursuant to Section 2.5(a)) to support the Research Plan. The Parties agree that the goal of the Research Program is to identify one or more Highly Active Collaboration Compounds that are suitable for designation as potential Development Candidates, as well as to identify one or more Highly Active Collaboration Compounds that are suitable for designation as potential Back-Up Development Candidates. The Research Plan may be amended by the JSC from time to time in accordance with the provisions of Article 3.

         2.2 Conduct of the Research; Allocation of Responsibilities.

              (a) The Research Program will be managed and directed by the JSC, as provided in Article 3 hereof.

              (b) Subject to the oversight of the JSC, PTC shall, with the advice and assistance of Schering, be primarily responsible for the chemical optimization activities and biological/pharmacological characterization activities as defined in the Research Plan, and Schering shall, with the advice and assistance of PTC, be responsible for all other aspects of the Research Plan that are necessary to determine whether or not a Highly Active Collaboration Compound is suitable for designation as a potential Development Candidate or a Back-Up Development Candidate.

              (c) During the Research Term, (i) PTC shall disclose to Schering such of the PTC Know-How as Schering reasonably needs to perform its obligations and assigned tasks under the Research Plan, and (ii) Schering shall disclose to PTC such of the Schering Background Know-How as PTC reasonably needs to perform its obligations and assigned tasks under the Research Plan. Notwithstanding the foregoing, nothing in this Agreement shall require PTC to disclose to Schering its Know-How or Patents relating to its GEMS screening technology (other than the published or issued Patents listed on Schedule 1.47A).

              (d) All work conducted by either Party in the course of the Research Program shall be completely and accurately recorded, in sufficient detail and in good scientific manner, in separate laboratory notebooks distinct from other work being conducted by such Party. On reasonable notice, and at reasonable intervals, each Party shall have the right to inspect and copy all such records of the other Party or its Affiliates reflecting Research Technology or work done under the Research Program.

                                                               EXECUTION VERSION


              (e) The Parties acknowledge and agree that neither Party guarantees the success of the Research Program tasks undertaken hereunder.

         2.3 PTC Research Efforts. During the Research Term, PTC agrees to commit to the Research Program such number of FTEs in its or its Affiliates' employ as shall be specified in the Research Plan. In conducting the Research Program, PTC shall be responsible for the tasks allocated to it under the Research Plan. In the performance of such work, PTC shall maintain and utilize scientific and research/development staff, laboratories, offices and other facilities consistent with such undertaking. PTC shall use personnel with sufficient skills and experience as are required to accomplish efficiently and expeditiously the objectives of the Research Program as set forth in the Research Plan in good scientific manner and in compliance in all material respects with all applicable Laws.

         2.4 Schering Research Efforts. During the Research Term, Schering shall commit to the Research Program sufficient FTEs in its or its Affiliates' employ to conduct Schering's obligations under the Research Plan, and shall report to the JSC the approximate number of Schering FTEs that are engaged in the Research Program. In conducting the Research Program, Schering shall be responsible for the tasks allocated to it under the Research Plan. In the performance of such work, Schering shall maintain and utilize scientific and research/development staff, laboratories, offices and other facilities consistent with such undertaking. Schering shall use personnel with sufficient skills and experience as are required to accomplish efficiently and expeditiously the objectives of the Research Program as set forth in the Research Plan in good scientific manner and in compliance in all material respects with all requirements of applicable Laws.

         2.5 Research Funding; Responsibility for Costs of the Research Program.

              (a) During the Initial Research Term, Schering agrees to provide PTC with funding (at the FTE Rate) for the number of FTEs set forth in the Research Plan, as it may be amended from time to time. The JSC shall have the discretion to adjust the number of FTEs to be provided by PTC and supported by Schering during the Initial Research Term consistent with changes in the Research Plan; provided that in the initial phase of the Research Plan (prior to Schering's acceptance of the first Development Candidate), the JSC shall not (i) increase the number of FTEs funded by Schering on an annualized basis to greater than [**], or (ii) decrease the number of FTEs funded by Schering on an annualized basis to fewer than [**]. Following Schering's acceptance of the first Development Candidate, the number of FTEs to be funded by Schering will be decreased by the JSC to reflect the decreased activities, if any, required under the Research Plan to identify a Back-up Development Candidate and support the accepted Development Candidate. It is currently expected that the number of FTEs to be funded by Schering during the second phase of the Research Plan (following Schering's acceptance of the first Development Candidate) will be approximately [**] of the number that is funded by Schering during the initial phase of the Research Plan; provided, however, that in no case will the number of FTEs funded by Schering during this second phase of the Research Plan exceed [**] or be fewer than [**] on an annualized basis. Following designation of a Back-Up Development Candidate by Schering, the number of FTEs to be funded by Schering will be

                                                               EXECUTION VERSION


decreased by the JSC to reflect the decreased activities required under the Research Plan to support the accepted Back-up Development Candidate and accepted Development Candidate. Funding of any PTC FTEs by Schering during the Extended Research Term shall be as provided in Section 2.8.

              (b) The amounts due to PTC under this Section 2.5 shall be payable in equal installments on a quarterly basis, on the fifteenth (15th) day of each January, April, July and October of each year during the Research Term.

              (c) Except for the FTE funding to be provided by Schering pursuant to Sections 2.5(a) and 2.8, each Party shall be solely responsible for all costs and expenses incurred by it in performing activities assigned to it under the Research Plan. Notwithstanding the foregoing, to the extent that PTC agrees to undertake any activities that are not related to the chemical optimization or biological or pharmacological characterization of Collaboration Compounds, Schering shall be responsible for any PTC internal costs (such costs to be calculated by multiplying the number of PTC FTEs by the FTE Rate), as well as any external costs incurred by PTC in performing such activities (but only to the extent such external costs have been approved by Schering in advance).

         2.6 Disclosure of Facilitating Research Technology. Each Party will disclose to the other all Research Technology discovered, Invented, or otherwise made by such Party that is necessary to enable the other Party to perform its obligations under the Research Plan or to exercise its rights under this Agreement, including, without limitation, information regarding Collaboration Compounds, activities of Collaboration Compounds, and results of in vitro and in vivo studies, assay techniques and new assays. Such Research Technology will be promptly disclosed to the other Party, with meaningful discoveries or advances being communicated as promptly as practicable after such information is obtained or its significance is appreciated.

         2.7 Information Regarding Collaboration Compounds. PTC shall inform Schering and the JSC in writing on a quarterly basis and otherwise reasonably promptly in response to Schering's written request of its discovery, synthesis, or biological characterization of Collaboration Compounds during the Research Term. In addition, the Project Leaders shall implement procedures for the prompt sharing between them of information and materials generated under the Research Plan relating to the discovery, synthesis, or biological characterization of Collaboration Compounds. Without limiting PTC's obligations pursuant to Sections 2.6, 2.14 or 3.9, PTC will provide Schering with such information regarding such Collaboration Compounds as Schering shall reasonably request in writing, including without limitation the structures of Collaboration Compounds and the results of PTC's testing of such compounds, and will provide Schering with samples of such Collaboration Compounds in amounts to be agreed upon by the Parties but which are sufficient to enable Schering to complete its responsibilities to characterize such Collaboration Compounds according to the Research Plan. Without limiting Schering's obligations pursuant to Sections 2.6,
2.14 or 3.9, results of studies performed by Schering on such Collaboration Compounds will be communicated to PTC and the JSC on a quarterly basis during the Research Term.

                                                               EXECUTION VERSION


         2.8 Extension of Research Term.

              (a) By written notice to PTC given at least [**] prior to the expiration of the Initial Research Term, Schering may extend the Research Term for an additional year. In the event that Schering has elected to extend the Research Term for an additional year, then, by written notice to PTC given at least [**] prior to the then scheduled expiration of the Research Term, Schering may extend the Research Term for a further additional year, subject to PTC's written consent within [**] of receipt of Schering's notice, such consent not to be unreasonably withheld or delayed. Any period during which the Research Term has been extended beyond the Initial Research Term pursuant to this Section 2.8 is referred to herein as the "Extended Research Term".

              (b) During the Extended Research Term, the JSC shall propose a revised Research Plan (the "Extended Research Plan"), which shall specify the number of FTEs to be contributed by PTC and funded by Schering and the specific Research activities to be performed by PTC during such period; provided, however, that (i) PTC shall not be required to perform a level of chemical optimization or biological or pharmacological characterization activities that cannot reasonably be accomplished by the number of FTEs to be funded by Schering, and (ii) PTC shall not be required to perform activities that are not related to chemical optimization or biological/pharmacological characterization of Collaboration Compounds without PTC's consent.

         2.9 Material Transfer. In order to facilitate the Research Program, either Party may provide to the other Party certain biological materials or chemical compounds including, but not limited to Collaboration Compounds, receptors, reagents and screens (collectively, "Materials") owned by or licensed to the supplying Party (other than under this Agreement) for use by the other Party in furtherance of the Research Program. Except as otherwise provided under this Agreement, all such Materials delivered to the other Party shall, subject to the licenses granted the other Party pursuant to Article 5, remain the sole property of the supplying Party, shall be used only in furtherance of the Research Program and solely under the control of the other Party and its Affiliates, shall not be used or delivered to or for the benefit of any Third Party without the prior written consent of the supplying Party, and shall not be used in research or testing involving human subjects. The Materials supplied under this Section 2.9 must be used with prudence and appropriate caution in any experimental work, since not all of their characteristics may be known. Each Party represents and warrants to the other that it has the right to provide the Materials to the other Party for the uses contemplated herein. EXCEPT AS EXPRESSLY SET FORTH IN THIS SECTION 2.9 OR IN SECTION 8.4, THE MATERIALS ARE PROVIDED "AS IS" AND WITHOUT ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTY OF MERCHANTABILITY OR OF FITNESS FOR ANY PARTICULAR PURPOSE OR ANY WARRANTY THAT THE USE OF THE MATERIALS WILL NOT INFRINGE OR VIOLATE ANY PATENT OR OTHER PROPRIETARY RIGHTS OF ANY THIRD PARTY.

                                                               EXECUTION VERSION


         2.10 Exclusivity.

              (a) During the Exclusivity Term, each Party agrees not to, and agrees to cause its Affiliates not to, (i) conduct any activity, either on its own, or for the benefit of, sponsored by, or pursuant to any type of corporate partnership, licensing arrangement or joint venture with, any Third Party, that has as its goal or intent discovering, identifying or otherwise Researching Viral IRES Inhibitors except pursuant to this Agreement (an "IRES Research Program"), (ii) Develop, either on its own, or for the benefit of, sponsored by, or pursuant to any type of corporate partnership, licensing arrangement or joint venture with, any Third Party, any compound resulting from an IRES Research Program, except pursuant to this Agreement, or (iii) grant any license, either express or implied, or any option to license, to any Third Party to utilize any intellectual property Controlled by such Party or its Affiliates for the purpose of discovering, identifying or otherwise Researching Viral IRES Inhibitors except pursuant to this Agreement. Each Party acknowledges that the other Party is in the business of developing products in the Viral Field and that, except as explicitly provided to the contrary in this Agreement, but subject to the licenses granted to Schering pursuant to Section 5.2, each Party has and will have programs related to the Research and Development of products for the treatment of viral diseases or conditions. For the avoidance of doubt, nothing in this Section 2.10 shall preclude either Party from (x) entering into collaborations with academic or government entities in support of the Research Program that are consistent with the other provisions of this Agreement (including without limitation the licenses granted to Schering pursuant to Sections 5.1(a) and 5.1(b)), or (y) Developing or Commercializing outside of the scope of this Agreement any compound or product that is not a Collaboration Compound (subject to the restriction set forth in subsection (ii) above). Without limiting the generality of the foregoing, it is expressly understood that Schering and its Affiliates shall have the right to conduct Development during the Exclusivity Term with respect to compounds or products that are Viral IRES Inhibitors that are acquired or in-licensed following the Effective Date if such compounds or products have initiated human clinical trials as of the time they were in-licensed or acquired by Schering or its Affiliates.

              (b) In the event of a breach of the provisions of Section 2.10(a) by a Party or its Affiliates, the non-breaching Party may, as one of its remedies and not to the exclusion of any other remedy such Party may have, (i) terminate this Agreement pursuant to Section 11.3, and/or (ii) terminate the provisions of Section 2.10(a) as it applies to such non-breaching Party.

              (c) In the event this Agreement is terminated pursuant to Section
11.4 or 11.5(a), or Schering terminates this Agreement pursuant to Section 11.2 or 11.5(b), the restrictions set forth in this Section 2.10 shall automatically terminate. Furthermore, in the event that a Party terminates this Agreement pursuant to Section 11.3, the restrictions set forth in this Section 2.10 shall automatically terminate with respect to such Party (but shall remain in effect with respect to the breaching Party).

              (d) The Parties agree that, given the high costs and significant risks involved in discovering and developing pharmaceutical products, and given that the Parties will be exchanging Confidential Information in order to perform the Research Program, the exclusive relationship between them which is reflected in this Section 2.10 is a fair and efficient means to reach a satisfactory conclusion from their cooperative efforts.

                                                               EXECUTION VERSION


              (e) The provisions of Section 2.10(a) are not intended to apply to any activity otherwise prohibited by Section 2.10(a) if a Party's involvement in such activity results from such Party's acquisition by or of a Third Party (by merger or otherwise), but only if (i) such Third Party, prior to such acquisition or merger, was already engaged in such prohibited activity (the "Third Party Activity"), (ii) such Third Party Activity remains separate from the activities contemplated by this Agreement, and no Patent rights or Know-How of the other Party are used in connection with such Third Party Activities, and
(iii) in the case of an acquisition of a Third Party by a Party, such Party does not significantly expand the scope of, or financial commitment to, such Third Party Activity.

         2.11 Subcontractors. PTC may not perform any of its obligations under the Research Program through a subcontractor without first obtaining Schering's prior written consent, such consent not to be unreasonably withheld or delayed. The subcontractors identified on Schedule 2.11 as currently used, or planned to be used, by PTC are hereby deemed to be approved for the purposes of this
Section 2.11. It is understood that as part of the approval process, any subcontractors must undertake in writing obligations of confidentiality and non-use regarding Schering's and PTC's Confidential Information which are substantially the same as those undertaken by PTC pursuant to Article 7 hereof (either directly with Schering, or through their agreements with PTC). In the event PTC is authorized to perform one or more of its obligations under the Research Program through a subcontractor, then PTC shall at all times be responsible for the performance of such subcontractor.

         2.12 Termination of Research Program.

              (a) In the event that Schering has not accepted a Development Candidate within two years of the Effective Date, Schering shall have the right to terminate the Research Program upon [**] prior written notice to PTC.

              (b) At any time following designation of a Back-Up Development Candidate by Schering, Schering shall have the right to terminate the Research Program upon [**] prior written notice to PTC.

              (c) At the end of the Research Term, whether extended or not pursuant to the provisions of Section 2.8, all obligations of the Parties to conduct any further activities under the Research Plan shall terminate, but the other rights and obligations under this Agreement shall not otherwise be affected, except to the extent otherwise provided herein.

         2.13 Testing of Active Compounds Identified by PTC Outside of the Research Program. In the event that any compound synthesized by or on behalf of PTC or its Affiliates prior to the end of the Research Term and outside of any activities conducted under the Research Program is identified by PTC or its Affiliates prior to the end of the Research Term as an Active Compound, PTC shall promptly undertake appropriate steps to determine whether such Active Compound is a Viral IRES Inhibitor. Any such compound that is identified as a Viral IRES Inhibitor shall be deemed a PTC Compound pursuant to the provisions of Section 1.48(iii).

                                                               EXECUTION VERSION


         2.14 Allocation of Certain Collaboration Compounds. Reasonably promptly following the Effective Date, the Parties shall establish appropriate provisions for transferring to Schering (i) an amount of PTC's existing inventory of each of the NV Compounds to be determined as follows: the [**] the [**], and any remaining PTC inventory [**] and (ii) in addition to any shipments of Highly Active Collaboration Compounds required elsewhere in this Agreement, all of PTC's remaining inventory of Highly Active Collaboration Compounds within [**] after the end of the Research Term. With respect to any quantities of NV Compounds that are synthesized following the Effective Date and prior to the end of the Research Term, the Parties shall share the inventory of each such compound equally.

                                    ARTICLE 3

                            JOINT STEERING COMMITTEE

         3.1 Creation and Structure of the JSC. The Parties shall create a joint steering committee (the "JSC") to facilitate the Parties' collaboration called for herein. The JSC shall consist of three representatives designated by each Party, or such other number as the Parties may mutually agree. As soon as practicable following the Effective Date (but in no event more than thirty (30) days following the Effective Date), each Party shall designate their initial representatives on the JSC. Schering shall designate one of its representatives as the Chairperson of the JSC. Each Party shall be free to change its representatives on notice to the other or to send a substitute representative to any JSC meeting; provided, however, that each Party will ensure that at all times during the existence of the JSC, their representatives on the JSC are appropriate in terms of expertise and seniority (including at least one member of senior management) for the then current stage of Research and Development of Collaboration Compounds or Schering Viral Products. The JSC shall continue to function until such date as Schering has received the first Regulatory Approval for a Schering Viral Product in each of the United States, in three Major Markets in the European Union, and in Japan; provided, however, that once Schering receives the first Regulatory Approval for a Schering Viral Product in the United States, in three Major Markets in the European Union, or in Japan, then the JSC's activities shall cease to exist with respect to the United States, the European Union or Japan, respectively.

         3.2 Meetings. During the Research Term, the JSC shall meet on a quarterly basis, or at such other frequency as the Parties shall agree. Following the Research Term, the JSC shall meet semi-annually, or at such other frequency as the Parties shall agree. During the Research Term, meetings of the JSC shall alternate between the offices of PTC and Schering. Following the end of the Research Term, meetings of the JSC shall occur at the offices of Schering, or at such other location as Schering and PTC shall agree. A JSC member of the Party hosting the meeting shall serve as Secretary of that meeting, who shall be responsible for preparing the minutes of the meeting. Such minutes shall provide a description in reasonable detail of the discussions held at the meeting and a list of any actions, decisions or determinations approved by the JSC. The Parties agree that they shall endeavor to ensure that draft minutes of each meeting shall be distributed within fifteen (15) days of the meeting, and final minutes shall be approved by both Parties within forty-five
(45) days of the meeting. Final minutes of each meeting shall be distributed to the members of the JSC by the Chairperson. The JSC may also convene, or be polled or consulted, from time to time by means of telecommunications, video conferencing or

                                                                  EXECUTION COPY


written correspondence, as deemed necessary or appropriate. Each Party shall disclose to the other proposed agenda items in advance of each meeting of the JSC. The JSC may invite other representatives of the Parties with special skills or knowledge to attend meetings where appropriate. The JSC shall adopt such other rules as shall be necessary or convenient for its work. Each Party shall be responsible for all travel and other costs for its representatives to attend meetings of, and otherwise participate on, the JSC.

         3.3 Responsibilities of the JSC. The JSC shall be the primary vehicle for interaction between the Parties with respect to the Research Program and the Development of Schering Viral Products, and shall function as a forum for the Parties to inform and consult with one another concerning progress of the Research Program and make decisions regarding the Research Program, as well as for Schering to inform and consult with PTC concerning the Development of Schering Viral Products. Without limiting the foregoing, the JSC shall be responsible for:

              (i) directing, managing and monitoring the progress of the Research Program;

              (ii) making any modifications to the Research Plan as the JSC deems appropriate;

              (iii) developing and approving a charter for a joint project team, which shall include participation of appropriate representatives from both Parties and shall be responsible for drafting recommendations with respect to the Research Plan;

              (iv) identifying to the Parties that the criteria set forth in
Schedule 1.14 as guidelines for Development Candidates have been reasonably met with respect to a particular Collaboration Compound, and making recommendations to Schering that one or more Collaboration Compounds be designated by Schering as a Development Candidate;

              (v) reviewing and approving any changes to Schedule 1.14, and developing and approving criteria for the Back-Up Development Candidate referenced in Section 1.3;

              (vi) making recommendations to Schering that one or more Collaboration Compounds be designated by Schering as a Back-Up Development Candidate;

              (vii) reviewing and approving Schering's initial Development Plans for the first Development Candidate or first Back-Up Development Candidate, as well as reviewing and commenting upon (but not approving) any changes to such Development Plans which Schering determines are necessary or appropriate (for clarity, if the Development of a Development Candidate or Back-Up Development Candidate is terminated for any reason prior to the first Regulatory Approval of such Development Candidate or Back-Up Development Candidate, and Schering subsequently continues to Develop one or more other Schering Viral Products, then the next most advanced Development Candidate (and, if any exist, the next most advanced Back-Up Development Candidate) shall be deemed "first" for the purposes of this Section 3.3(vii));

              (viii) reviewing the progress under such Development Plans;

                                                               EXECUTION VERSION


              (ix) reviewing and commenting upon the patent filing and prosecution strategies of the Parties as provided in Article 9, including directing, managing and monitoring the activities of the Joint Patent Team pursuant to Section 9.3(e); and

              (x) reviewing and coordinating each Party's internal approval of any publications by the Parties to the extent required pursuant to Section 7.7.

         3.4 Subcommittees of the JSC. From time to time, the JSC may establish one or more subcommittees to oversee particular projects or activities related to the Research Program, and such subcommittees will be constituted as the JSC agrees.

         3.5 Decisions of the JSC. At least two JSC representatives from each Party must participate in a meeting of the JSC in order for there to be a quorum for such meeting. Subject to the remainder of this Section 3.5, all decisions of the JSC shall be made by the unanimous vote of the Parties, with the JSC representatives of each Party collectively having one vote. The Parties shall use reasonable good faith efforts to reach consensus on all issues within the responsibility of the JSC. In the event that the members of the JSC cannot agree with respect to a particular issue within the responsibility of the JSC, then:

              (a) if the issue relates to the Research Program, or activities to be conducted under the Research Plan, or the approval of either of the initial Development Plans within the scope of Section 3.3(vii), such issue shall be referred to the Vice-President, Discovery of the Schering-Plough Research Institute division of Schering Corporation and the Senior Vice President, Drug Discovery Technologies of PTC, who shall meet in a good faith effort to resolve the dispute within [**]. In the event such individuals cannot agree on a resolution of the dispute within such [**] period, such issue shall be referred to the CEO of PTC and the Senior Vice-President, Research & Development of Schering-Plough Corporation, who shall meet in a good faith effort to resolve the dispute within [**]. In the event such individuals cannot agree on a resolution of the dispute within such [**] period, Schering's decision shall control; provided, however, in no event [**] [**] pursuant to this Section 3.5(a) in order to modify the Research Plan in a manner that would (i) be inconsistent with the provisions of Section 2.5(a), (ii) require PTC to perform a level of chemical optimization or biological/pharmacological characterization activities that cannot reasonably be accomplished by the number of FTEs to be funded by Schering, (iii) require PTC to perform activities that are not related to chemical optimization or biological/pharmacological characterization of Collaboration Compounds without PTC's consent, or (iv) prevent PTC from presenting for designation a Development Candidate or Back-Up Development Candidate.

              (b) if the issue relates to the Development of a Schering Viral Product (other than the approval of the initial Development Plans within the scope of Section 3.3(vii)), or any activities conducted under a Development Plan, or relates to any other matter within the responsibility of the JSC, then Schering's decision shall control.

         3.6 Limitation on JSC Authority. Notwithstanding the creation of the JSC, each Party shall retain the rights, powers and discretions granted to it hereunder, and the JSC shall not be delegated or vested with any such rights, powers or discretion unless such delegation or vesting

                                                               EXECUTION VERSION


is expressly provided for herein or the Parties expressly so agree in writing. The JSC shall not have the power to make any decisions other than those set forth in Section 3.3 or otherwise expressly set forth in this Agreement. Without limiting the generality of the foregoing, the JSC may not amend or modify this Agreement, which may be amended or modified only as provided in Section 13.10. Furthermore, it is understood that the JSC shall not have any responsibilities related to the Research or Development of Schering Non-Viral Products or PTC Products.

         3.7 Project Leaders. Schering and PTC shall each appoint one or more persons to coordinate their respective activities under the Research Program (the "Project Leaders"). Such individuals shall be responsible for, among other things, ensuring the appropriate level of information exchange between the Parties regarding Collaboration Compounds and Schering Viral Products, as contemplated by Section 3.9, as well as scheduling the JSC meetings.

         3.8 Project Team Access. Until Schering pays the milestone payment set forth in Section 6.2(e), (i) [**] and as are reasonably acceptable [**], shall have the right [**], and (ii) Schering shall provide [**]. For purposes of this
Section 3.8, [**] relating to such products.

         3.9 Reports to JSC. During the Exclusivity Term, each Party shall provide the JSC on a quarterly basis with reports regarding the activities performed by such Party under the Research Plan. Each report shall summarize in reasonable detail the major activities undertaken by such Party during the prior quarter, as well as the results of such activities. Such reports will be accurate and, where appropriate, will contain raw data from studies carried out by or on behalf of such Party. Following the Exclusivity Term, with respect to any Schering Viral Products within the scope of Section 3.3(vii), Schering shall also provide semi-annual progress reports to the JSC regarding the Development of such products under the applicable Development Plans.

                                    ARTICLE 4

             DEVELOPMENT AND COMMERCIALIZATION OF LICENSED PRODUCTS

         4.1 Responsibility for Development; Diligence.

              (a) Selection of Development Candidates and Back-Up Development Candidates. Based upon the criteria set forth in Schedule 1.14 and the criteria it develops under Section 1.3, the JSC shall review all data relating to the Collaboration Compounds and shall identify appropriate Collaboration Compounds for recommendation to Schering for selection as Development Candidates and Back-Up Development Candidates. It is understood and agreed that, subject to the provisions of Section 4.1(d), all decisions regarding the designation of Development Candidates and Back-Up Development Candidates shall be made by Schering in its sole discretion; provided, however, Schering agrees to make such decisions in good faith based upon its then-current internal decision-making standards and processes. Upon the designation of any Collaboration Compound by Schering as a Development Candidate or Back-Up Development Candidate, Schering shall promptly notify PTC in writing. In addition, for the avoidance of doubt, the first Highly Active Collaboration Compound

                                                               EXECUTION VERSION


(or NV Compound designated as a Schering Field NV Compound pursuant to this
Section 4.1(a)) for which Schering commences GLP toxicology studies intended to support submission of an IND shall be deemed to be a Development Candidate, and the second Highly Active Collaboration Compound (or NV Compound designated as a Schering Field NV Compound pursuant to this Section 4.1(a)) for which Schering commences GLP toxicology studies intended to support submission of an IND shall be deemed to be a Back-Up Development Candidate. In addition to selecting Highly Active Collaboration Compounds for Development as Schering Viral Products, it is understood that Schering shall also have the right at any time to designate one or more NV Compounds for Development as Schering Viral Products in the Viral Field; provided that Schering shall not make any such designation unless it (1) has a good faith intention to Develop and Commercialize such NV Compound in the Viral Field, and (2) has provided PTC with data supporting its designation, together with a written research plan describing Schering's planned initial Research regarding such compound, which research plan is consistent with a commitment by Schering to initiate [**] (or a later downstream Research or Development activity) with respect to such compound (or a Related Compound) within [**] of the date of such designation by Schering. For clarity, Schering may not designate a particular NV Compound for Development as a Schering Viral Product if either (x) PTC has previously designated such compound as a Designated NV Compound pursuant to Section 4A.1, or (y) such NV Compound is a Related Compound for another NV Compound previously designated by PTC as a Designated NV Compound pursuant to Section 4A.1. If, with respect to any NV Compound designated by Schering for Development as a Schering Viral Product, Schering fails to initiate [**] (or later downstream activities) with respect to such compound, or any Related Compound, within the [**] period described above in this Section 4.1(a), then Schering's exclusive license to such NV Compound (and any Related Compounds) shall terminate, PTC shall have the right to designate such compound as a PTC Designated NV Compound in accordance with the provisions of Section 4A.1, and Schering shall have no right to re-designate such NV Compound as a compound for Development as a Schering Viral Product or Schering Non-Viral Product for a period of [**] following the end of the [**] period described above in this Section 4.1(a).

              (b) Responsibility for Development. Following the Effective Date, [**] Development of Schering Viral Products in the Field, and shall [**] make decisions relating thereto, subject in each case to Schering's obligations under
Section 4.1(d) and the provisions of Article 3. Without limiting the generality of the foregoing, [**] shall be responsible for (a) determining which Highly Active Collaboration Compounds and Schering Field NV Compounds will be Developed as Schering Viral Products in the Field, (b) determining the Development strategy for all Schering Viral Products, (c) preparing the Development Plans and, to the extent set forth in Section 3.3, reviewing the same with the JSC,
(d) developing protocols for all pre-clinical and clinical studies to be conducted for Schering Viral Products, and (e) conducting any pre-clinical and clinical studies regarding Highly Active Collaboration Compounds and Schering Viral Products.

              (c) PTC's Participation in Early Development Activities. Schering may request that PTC perform certain Development activities related to pre-clinical or Phase I clinical studies for any Schering Viral Product following the Effective Date. PTC may agree to perform such services, subject to the provisions of Section 4.2, but is not obligated to do so.

              (d) Diligence. Schering and its Affiliates shall use Commercially Reasonable Efforts to Develop at least one Schering Viral Product in each of the Major Markets. It is understood that Schering shall have no obligation to Develop any particular Schering Viral Product, and Schering's failure to Develop any particular Schering Viral Product shall in no way

                                                                  EXECUTION COPY


be considered a breach of Schering's obligations under this Section 4.1(d) or provide any basis for PTC to seek termination of this Agreement.

              (e) Development Benchmarks. In the event that Schering has not (i) [**] following its acceptance of the first Development Candidate, or (ii) has not [**] of acceptance of the applicable Development Candidate, then PTC shall have the right to request that the Parties meet to discuss in good faith any concerns that PTC may have regarding Schering's satisfaction of its diligence obligations set forth in Section 4.1(d). During such discussions, Schering shall provide a reasonable explanation as to why it believes either of the foregoing specified events has not occurred by the applicable date.

                           (i) If (A) after good faith discussions PTC still reasonably believes that Schering's failure to achieve either of the events specified in Section 4.1(e) by the dates specified therein demonstrates that Schering has breached its diligence obligation pursuant to Section 4.1(d), or (B) such good faith discussions have not been initiated within [**] of PTC's request therefor or completed within [**] (or in either case such longer time period as the Parties may mutually agree), then PTC shall have the right to initiate dispute resolution proceedings pursuant to Article 12. In such proceedings, [**].

                           (ii) For the avoidance of doubt, nothing in Section 4.1(d) is intended to limit the ability of PTC to bring claims in good faith against Schering at any time regarding Schering's alleged breaches of Section 4.1(d); provided, however, it is understood that [**] shall apply solely with respect to the specific issue described in such section and only with respect to those proceedings (including litigation) related to such specific issue and not to any other allegations of PTC regarding lack of diligence (whether such allegations are raised in a dispute resolution proceeding initiated pursuant to Section 4.1(e)(i) or otherwise).

                           (iii) The Parties acknowledge that there are numerous reasons that are beyond the control of Schering that might impact Schering's ability to achieve either of the events specified in Section 4.1(e) by the dates specified therein (e.g., safety concerns which arise during testing of the Development Candidate), and it is understood that the failure by Schering to achieve either of such events by such dates shall not, in and of itself, be deemed a breach of Schering's diligence obligations under Section 4.1(d) or create any inference that Schering has breached its obligations under Section 4.1(d).

              (f) Development Deadlines. In the event that [**] following acceptance of the first Development Candidate, then PTC shall have the right to terminate this Agreement upon written notice to Schering. Any termination by PTC pursuant to this Section 4.1(f) shall have the same effect as if Schering terminated this Agreement pursuant to Section 11.2.

         4.2 Responsibility for Development Costs. Schering shall be responsible for all costs and expenses related to its Development of Schering Viral Products.

         4.3 Development Plans. For each Schering Viral Product for which Schering elects to initiate human clinical trials, Schering shall prepare a development plan outlining the major

                                                               EXECUTION VERSION


Development activities that Schering expects to undertake, including anticipated timescales, relating to the product up to the submission of the initial NDA for the applicable product, which plan shall reflect a level of diligence consistent with Schering's obligations under Section 4.1(d) (each, a "Development Plan"). It is understood that each Development Plan is intended to be a fluid document and is subject to change by Schering based on, among other things, changes in the market, discussions with investigators and Regulatory Authorities and the results of studies undertaken; provided that in no event shall any changes made by Schering to a Development Plan reflect a level of diligence that is less than that required by Section 4.1(d). Subject to the provisions of Article 7, during the Term, Schering shall provide PTC with access to copies of [**]. The Development Plans will be created, approved, and amended according to Schering's then-current internal standards and processes for such plans.

         4.4 Ownership of Development Data and Other Know-How.

              (a) PTC shall own (i) all data, results and other Know-How generated or developed by it prior to the Effective Date and (ii) all data, results and other Know-How generated or developed in the performance of any activities conducted by PTC or any of its Affiliates under the Research Plan, subject in the case of both (i) and (ii) to the Schering Licenses. All such data, results and other Know-How shall be considered PTC Confidential Information.

              (b) Schering shall own (i) all data, results and other Know-How generated or developed by it prior to the Effective Date and (ii) all data, results and other Know-How generated or developed in the performance of any activities conducted by Schering or any of its Affiliates under the Research Plan, subject, in the case of both (i) and (ii) to the licenses granted or to be granted to PTC pursuant to Sections 5.1(c), 5.3(b), 5.4(b) and 11.7. All such data, results and other Know-How shall be considered Schering Confidential Information.

              (c) Schering shall own Development Data and other Know-How generated or developed in the performance of Development, Commercialization or Manufacturing activities performed by or on behalf of it relating to Highly Active Collaboration Compounds, Schering Field NV Compounds, or Schering Viral Products, including without limitation all data accumulated from all clinical trials conducted under any Development Plan, subject to the licenses to be granted to PTC pursuant to Section 11.7.

              (d) Schering shall own Development Data and other Know-How generated or developed in the performance of Research, Development, Commercialization or Manufacturing activities performed by or on behalf of it relating to NV Compounds or Schering Non-Viral Products, including without limitation all data accumulated from all clinical trials conducted by it with respect to such products, subject to the licenses granted to PTC pursuant to Sections 5.3(b) and 5.4(b).

              (e) PTC shall own Development Data and other Know-How generated or developed in the performance of Research, Development, Commercialization or Manufacturing activities performed by or on behalf of it relating to NV Compounds or PTC Products, including

                                                               EXECUTION VERSION


without limitation all data accumulated from all clinical trials conducted by it with respect to such products, subject to the licenses granted to Schering pursuant to Sections 5.3(a) and 5.4(a).

         4.5 Access [**]. Subject to PTC's obligations under Article 7, during the Term and promptly upon their availability, Schering shall provide PTC with [**] Schering Viral Products.

         4.6 [**]. During the term of the JSC, PTC shall have the right to [**]. For purposes of clarity, it is understood that the foregoing provisions are intended to apply to [**], and not to [**].

         4.7 Responsibility for Commercialization. Schering shall have full responsibility for the Commercialization of Schering Viral Products in the Field. Schering agrees to use Commercially Reasonable Efforts to Commercialize at least one Schering Viral Product in the Field in each of the Major Markets.

         4.8 Meetings to Discuss Schering's [**]. Following the date that Schering [**], representatives from the Parties' respective marketing organizations shall meet to discuss Schering's [**]. Thereafter, until [**] any Schering Viral Product [**], the Parties' representatives shall continue to meet for the purpose of (i) [**] with [**], and (ii) discussions with respect thereto between Schering and PTC. For clarity, the Parties' obligations pursuant to this
Section 4.8 shall terminate at such time [**].

         4.9 Manufacturing and Supply Responsibilities. Schering shall be responsible for Manufacturing or having Manufactured all quantities of Highly Active Collaboration Compound, Schering Field NV Compound and Schering Viral Product necessary for its Development and Commercialization throughout the Territory, as well as all activities related to process development and scale-up of the manufacturing process, all at its sole costs and expense. Following the Effective Date and during the Research Term, PTC shall provide Schering on a quarterly basis, or reasonably promptly in response to Schering's written request, with any Know-How or other information related to synthesis methods for Highly Active Collaboration Compounds or Schering Field NV Compounds developed by or on behalf of PTC and Controlled by PTC, either prior to or during the Research Term.

         4.10 Regulatory Matters Related to Schering Viral Products. Schering, its Affiliates and Sublicensees shall be responsible for all regulatory matters related to Schering Viral Products, and shall be responsible for all costs and expenses incurred in performing its regulatory responsibilities. All INDs regarding Schering Viral Product in the Territory, and all NDAs, shall be filed in the name of and owned by Schering, its Affiliates and Sublicensees, and Schering, its Affiliates and Sublicensees shall hold all Regulatory Approvals for Schering Viral Product throughout the Territory.

                                                               EXECUTION VERSION


              (a) Regulatory Submissions. Schering, its Affiliates and Sublicensees shall oversee, monitor and coordinate all regulatory actions, communications and filings with, and submissions to, the FDA and other Regulatory Authorities in the Territory with respect to all Schering Viral Products.

              (b) Regulatory Meetings and Correspondence. Schering, its Affiliates and Sublicensees shall be responsible for interfacing, corresponding and meeting with the FDA and other Regulatory Authorities throughout the Territory with respect to Schering Viral Products. Until the completion of any pre-IND meetings with FDA and EMEA for the initial Development Candidate, PTC shall have the right to have [**], or another senior, experienced employee of PTC reasonably acceptable to Schering, participate as an observer in such pre-IND meetings, as well as participate in internal Schering meetings or discussions occurring immediately before or after, and related to, such pre-IND meetings, and shall be provided with advance access to Schering materials prepared for such meetings. PTC shall also have the right to review and comment upon any correspondence with FDA or EMEA related to such meetings. With respect to any meetings with FDA or EMEA beyond the pre-IND meetings (e.g., end of Phase I meetings, end of Phase II meetings), PTC shall have the right to request that one of its representatives be permitted to participate as an observer in such meetings, and Schering shall consider such requests in good faith.

              (c) Additional Information Regarding Regulatory Activities in the Territory. Schering shall provide PTC [**], and respond within a reasonable time frame to all reasonable inquiries by PTC with respect thereto. Schering shall also provide PTC in a timely manner [**] concerning the same.

              (d) Pharmacovigilance. Schering shall be responsible for the collection, review, assessment, tracking and filing of information related to adverse events ("AEs") associated with Schering Viral Products, in accordance with US 21 C.F.R. 312.32, 314.80 and comparable regulations, guidance, directives and the like governing AEs associated with Schering Viral Products that are applicable outside of the United States.

         4.11 Regulatory Matters Related to Other Licensed Products. Schering shall be responsible for all regulatory matters related to Schering Non-Viral Products, and shall be responsible for all costs and expenses incurred in performing its regulatory responsibilities. PTC shall be responsible for all regulatory matters related to PTC Products, and shall be responsible for all costs and expenses incurred in performing its regulatory responsibilities.

         4.12 Impact of Change of Control of Schering. In the event that a Third Party, either alone or together with its Affiliates, acquires, directly or indirectly, fifty percent (50%) or more of the voting stock of Schering or Schering-Plough Corporation, or all or substantially all of the assets of Schering or its Affiliates related to the Schering antiviral business, whether through merger, consolidation, acquisition or otherwise (a "Schering Triggering Event"), then such Third Party (or the applicable Affiliate of such Third Party) shall, within [**] of such Schering Triggering Event, confirm in writing to PTC its intentions to continue to meet its obligations under this Agreement, and offer to meet with PTC to discuss any initial plans it may have to revise the applicable Development Plans in effect immediately prior to the effective date of the Schering Triggering Event (it being understood that nothing in this Section 4.12 is intended to

                                                               EXECUTION VERSION


limit in any way Schering's right to make subsequent changes to the Development Plans in accordance with the provisions of Section 4.1(b)).

         4.13 Additional Reports and Information to be Provided Following Termination of the JSC. Following the termination of the JSC pursuant to Section 3.1, Schering shall (x) provide PTC with annual written reports summarizing the progress of its Development of any Schering Viral Products during the prior year, and (y) at the request of PTC, meet on a semi-annual basis for informal discussions regarding its Development activities with respect to Schering Viral Products.

         4.14 Certain Expenses of PTC. PTC shall be solely responsible for any expenses incurred by it in connection with any activities undertaken by it pursuant to Sections 4.6, 4.8, 4.12 and 4.13.


                                   ARTICLE 4A

  DEVELOPMENT AND COMMERCIALIZATION OF DESIGNATED NV COMPOUNDS BY EITHER PARTY

         4A.1 Designation of Designated NV Compounds.

              (a) At any time following the Research Term, either Party shall have the right to designate one or more NV Compounds as candidates for Development and Commercialization in the Non-Viral Field according to the provisions set forth in this Section 4A.1. In order to designate an NV Compound as a Designated NV Compound (as defined below) for Development and Commercialization in the Non-Viral Field, the designating Party must provide a written notice to the other Party which identifies the specific structure of the NV Compound, and either (x) provides data which demonstrates that the NV Compound has [**] against a given target in the Non-Viral Field, and includes a commitment [**] (or later downstream Research or Development activity) with respect to the NV Compound (or a Related Compound) within [**] of the Designation Date (as defined below) for such NV Compound, or (y) in cases where [**] provides a description of the assay or methods used to measure activity in the Non-Viral Field and a description of the activity observed, and includes a commitment [**] with respect to the NV Compound (or a Related Compound) within [**] of the Designation Date for such NV Compound. As used in this Agreement, "Designation Date" means the date on which a written notice is received by the non-designating Party complying with the foregoing requirements. For purposes of designating an NV Compound, activity against a given target must be measured using either (x) a published assay that is generally accepted in the scientific community as a valid measure of activity against such target, or (y) an assay that is proprietary to the designating Party and that would be considered by one of ordinary skill in the art as a valid measure of activity against the given target. Each Party agrees that it shall not designate an NV Compound under this
Section 4A.1(a) unless it has a good faith intention to Develop and Commercialize the NV Compound (or a Related Compound) for at least one indication in the Non-Viral Field. An NV Compound designated pursuant to and in compliance with the provisions of this Section 4A.1(a) shall be referred to as a "Designated NV Compound."

                                                               EXECUTION VERSION


              (b) If a Party validly designates an NV Compound as a Designated NV Compound pursuant to the provisions of Section 4A.1(a), then it shall receive those licenses with respect to such Designated NV Compound and any Related Compounds specified in Section 5.4.

              (c) If a Party fails [**], as applicable under Section 4A.1(a) above (or later downstream Development or Commercialization activity) with respect to a Designated NV Compound (or Related Compound) designated by it within [**] of the Designation Date for such Designated NV Compound, then the following provisions shall be applicable:

                           (i) The designating Party's designation of such NV Compound as a Designated NV Compound shall be null and void, and the license granted to it pursuant to Section 5.4 with respect to such Designated NV Compound and Related Compounds shall automatically terminate;

                           (ii) The designating Party shall thereafter be precluded from designating such Designated NV Compound and Related Compounds as a Designated NV Compound for a period of [**] from the end of the applicable [**] period under Section 4A.1(a); and

                           (iii) The other Party shall have the right to designate such NV Compound and Related Compounds as a Designated NV Compound, subject to the satisfaction of the conditions of Section 4A.1(a) and without use of any Confidential Information of the other Party with respect to such NV Compound, provided, however, that it is understood that the mere fact that an NV Compound has been designated without reference to any data provided by the other Party in connection with such designation shall not constitute Confidential Information of the other Party solely for the purposes of this Subsection 4A.1(c)(iii).

              (d) The Parties further agree that, in the event a Party designates an NV Compound pursuant to this Section 4A.1, the non-designating Party shall not be required to remove such Designated NV Compound (or compound known by it to be a Related Compound) from its screening library, so long as the non-designating Party does not utilize any data it has generated, or may in the future generate, with respect to the screening of such Designated NV Compound (or compound known by it to be a Related Compound) unless such designation has lapsed pursuant to Section 4A.1(c).

              (e) For clarity, (x) PTC may not designate any Schering Compound, any Schering Field NV Compound or any Designated NV Compound (or any Related Compound thereof) previously designated by Schering (unless such designation has lapsed pursuant to Section 4A.1(c)), and (y) Schering may not designate as a Designated NV Compound any Designated NV Compound (or any Related Compound thereof) previously designated by PTC (unless such designation has lapsed pursuant to Section 4A.1(c)).

         4A.2 Development of NV Compounds by Schering. Following the expiration or termination of the Research Term, Schering and its Affiliates shall not conduct any clinical development work, or license any Third Party to conduct any clinical development work, on any

                                                               EXECUTION VERSION


NV Compound until either (x) such NV Compound has been designated by Schering as a Designated NV Compound as provided in Section 4A.1, or (y) such NV Compound has been designated by Schering for Development for use in the Viral Field in accordance with the provisions of Section 4.1(a).

         4A.3 Development of NV Compounds by PTC. PTC and its Affiliates shall not conduct any clinical development work, or license any Third Party to conduct any clinical development work, on any NV Compound until such NV Compound has been designated by PTC as a Designated NV Compound as provided in Section 4A.1.

         4A.4 No Development or Commercialization of Collaboration Compounds in the Viral Field by PTC. PTC agrees that during the Term neither it nor any of its Affiliates shall (A) conduct, cause any Third Party to conduct, or authorize any licensee of PTC (excluding Schering) to conduct, a human clinical trial or an animal study within the Viral Field with respect to any Collaboration Compound or PTC Product, or knowingly provide financial support to, or furnish a Collaboration Compound or PTC Product to, any Third Party for any such purpose,
(B) publish or authorize any licensee to publish any data from any human clinical trial or animal study which would promote a Collaboration Compound or PTC Product for use in the Viral Field, or (C) market or promote, or authorize a Third Party to market or promote, a Collaboration Compound or PTC Product for use in the Viral Field through advertising, promotion or the like. PTC shall impose the restrictions set forth in this Section 4A.4 on all its licensees/sublicensees and distributors of PTC Products.

         4A.5 No Development or Commercialization of NV Compounds in the Viral Field by Schering. Schering agrees that, except to the extent Schering has designated a particular NV Compound for Development in the Viral Field pursuant to the provisions of Section 4.1(a), during the Term neither it nor any of its Affiliates shall (A) conduct, cause any Third Party to conduct, or authorize any licensee of Schering to conduct, a human clinical trial or an animal study within the Viral Field with respect to any NV Compound or Schering Non-Viral Product, or knowingly provide financial support to, or furnish a NV Compound or Schering Non-Viral Product to, any Third Party for any such purpose, (B) publish or authorize any licensee to publish any data from any human clinical trial or animal study which would promote a NV Compound or Schering Non-Viral Product for use in the Viral Field, or (C) market or promote, or authorize a Third Party to market or promote, a NV Compound or Schering Non-Viral Product for use in the Viral Field through advertising, promotion or the like. Schering shall impose the restrictions set forth in this Section 4A.5 on all its licensees/sublicensees and distributors of Schering Non-Viral Products.

         4A.6 Applicability of Restrictions. Each Party acknowledges that the restrictions set forth in Sections 4A.2 through 4A.5 that are applicable to it shall apply regardless of whether any license under the other Party's Patents or Know-How is required in order to enable it to Develop or Commercialize the applicable compound or the applicable Licensed Product containing such compound.

                                                               EXECUTION VERSION


                                    ARTICLE 5

                                    LICENSES

         5.1 Research Licenses.

              (a) Subject to the other provisions of this Agreement, PTC hereby grants to Schering and its Affiliates an exclusive (even as to PTC and its Affiliates) worldwide, paid-up right and license under the PTC Intellectual Property to perform Schering's obligations under the Research Plan during the Research Term and to otherwise conduct Research with respect to Collaboration Compounds during the Research Term; provided, however, that PTC shall retain the right to practice the PTC Intellectual Property in order to enable it to perform its obligations under the Research Plan during the Research Term.

              (b) Subject to the other provisions of this Agreement, PTC hereby grants to Schering and its Affiliates a non-exclusive worldwide, paid-up right and license under the PTC Background Patents solely for the purpose of enabling Schering to perform its obligations under the Research Plan during the Research Term and to otherwise conduct Research with respect to Collaboration Compounds during the Research Term.

              (c) Subject to the other provisions of this Agreement, Schering hereby grants to PTC and its Affiliates a non-exclusive worldwide, paid-up right and license under the Schering Background Technology solely for the purpose of enabling PTC to perform its obligations under the Research Plan during the Research Term.

         5.2 Exclusive Development and Commercialization License to Schering. In addition to the rights granted to Schering pursuant to Section 5.1(a) and 5.1(b), and subject to the other provisions of this Agreement, PTC hereby grants to Schering (x) an exclusive (even as to PTC and its Affiliates), worldwide, royalty-bearing right and license, with the right to grant sublicenses (in accordance with the provisions of Section 5.5(b) below), under the PTC Intellectual Property to Develop, make, have made, use, and import Highly Active Collaboration Compound(s) and Schering Field NV Compounds in the Field and to Develop, make, have made, use, sell, offer to sell and import Schering Viral Product(s) in the Field, and (y) a non-exclusive, worldwide, right and license under the PTC Intellectual Property to use Collaboration Compounds for Research purposes.

         5.3 Co-Exclusive Research Licenses to Both Parties.

              (a) Effective as of the expiration or termination of the Research Term, PTC hereby grants to Schering a co-exclusive (together with PTC and its Affiliates), world-wide right and license, with the right to grant sublicenses (in accordance with the provisions of Section 5.5(c) below), under the PTC Intellectual Property to Research, make, have made, use, and import NV Compound(s) (excluding any Schering Field NV Compounds) in the Non-Viral Field.

              (b) Effective as of the expiration or termination of the Research Term, Schering hereby grants to PTC a co-exclusive (together with Schering and its Affiliates), world-

                                                               EXECUTION VERSION


wide right and license, with the right to grant sublicenses (in accordance with the provisions of Section 5.5(c) below), under the Schering Patents, Schering NV Know-How, and Schering Know-How existing as of the end of the Research Term to Research, make, have made, use and import NV Compound(s) (excluding Schering Compounds and Schering Field NV Compounds) in the Non-Viral Field.

         5.4 Exclusive Licenses to Develop and Commercialize Designated NV Compounds.

              (a) Effective automatically upon valid designation of a NV Compound as a Designated NV Compound by Schering pursuant to the provisions of
Section 4A.1, (x) PTC hereby grants to Schering an exclusive, world-wide, royalty-bearing right and license, with the right to grant sublicenses (in accordance with the provisions of Section 5.5(d) below), under the PTC NV Patents and PTC NV Know-How to Research, Develop, make, have made, use, and import the Designated NV Compound and any Related Compounds in the Non-Viral Field and to Research, Develop, make, have made, use, sell, offer to sell and import Schering Non-Viral Product(s) which contain such Designated NV Compound or any Related Compound in the Non-Viral Field, and (y) the license granted by Schering to PTC pursuant to the provisions of Section 5.3(b) shall automatically terminate with respect to (but only with respect to) such Designated NV Compound and any Related Compounds.

              (b) Effective automatically upon valid designation of a NV Compound as a Designated NV Compound by PTC pursuant to the provisions of
Section 4A.1, (x) Schering hereby grants to PTC an exclusive, worldwide, royalty-bearing right and license, with the right to grant sublicenses (in accordance with the provisions of Section 5.5(d) below), under the Schering NV Patents and Schering NV Know-How to Research, Develop, make, have made, use, and import the applicable Designated NV Compound and any Related Compounds in the Non-Viral Field and to Research Develop, make, have made, use, sell, offer to sell and import PTC Product containing such Designated NV Compound or any Related Compounds in the Non-Viral Field, and (y) the license granted by PTC to Schering pursuant to the provisions of Section 5.3(a) shall automatically terminate with respect to (but only with respect to) such Designated NV Compound and any Related Compounds.

         5.5 Right to Sublicense.

              (a) Neither Party shall have the right to grant sublicenses under the rights granted to it in Section 5.1, except to the extent required for use of approved subcontractors pursuant to Section 2.11.

              (b) Subject to the terms and conditions of this Agreement, Schering shall have the right to grant sublicenses under the rights granted to it in Section 5.2 to its Affiliates. Schering shall also have the right to grant sublicenses under the rights granted to it in Section 5.2 to Third Parties; provided, however, that in the case of any sublicense that is granted to a Third Party with respect to a Major Market in which Schering grants the Sublicensee the right to Develop any Licensed Product, such sublicense shall be subject to the prior written consent of PTC, which consent shall not be unreasonably withheld or delayed. Each such sublicense shall be consistent with all the terms and conditions of this Agreement, and Schering shall guarantee

                                                               EXECUTION VERSION


the performance of its Affiliates and Sublicensees with respect to any sublicense granted pursuant to this Section 5.5(b). Upon granting any sublicense to a Third Party pursuant to this Section 5.5(b), Schering shall promptly inform PTC and shall provide the relevant details regarding such sublicense (i.e., name of Sublicensee, product involved and territory involved).

              (c) Either Party shall have the right to grant sublicenses to its Affiliates under the rights granted to it pursuant to Section 5.3. Neither Party shall have the right to grant to a Third Party any sublicense under the rights granted to it pursuant to such Section 5.3 without the prior written consent of the other Party, such consent not to be unreasonably withheld or delayed. Each such sublicense shall be consistent with all the terms and conditions of this Agreement, and the sublicensing Party shall guarantee the performance of its Affiliates and Sublicensees with respect to any sublicense granted pursuant to this Section 5.5(c). Upon granting any sublicense to a Third Party pursuant to this Section 5.5(c), the Party granting such sublicense shall promptly inform the other Party and shall provide the relevant details regarding such sublicense (i.e., name of Sublicensee, product involved and territory involved).

              (d) Either Party shall have the right to grant sublicenses under the rights granted to it under Section 5.4, subject to the restrictions set forth in Section 4A.4 (in the case of PTC) and Section 4A.5 (in the case of Schering). Each such sublicense shall be consistent with all the terms and conditions of this Agreement, and the sublicensing Party shall guarantee the performance of its Affiliates and Sublicensees with respect to any sublicense granted pursuant to this Section 5.5(d). Upon granting any sublicense pursuant to this Section 5.5(d), the sublicensing Party shall (x) promptly inform the other Party and shall provide the relevant details regarding such sublicense (i.e., name of Sublicensee, product involved and territory involved), and (y) provide sufficient evidence to the other Party to demonstrate that it has complied with the undertakings set forth in Section 4A.4 or 4A.5, as applicable.

              (e) The right to grant sublicenses provided in this Section 5.5 shall survive any termination or expiration of this Agreement, but only to the extent that the underlying license so survives; provided, however, that the restriction set forth in Section 5.5(c) with respect to Third Party sublicenses shall terminate in the event that the other Party's underlying co-exclusive license terminates.

         5.6 No Further Rights. Only the licenses granted pursuant to the express terms of this Agreement shall be of any legal force or effect. No other license rights shall be granted or created by implication, estoppel or otherwise.

         5.7 Section 365(n) of the Bankruptcy Code. All rights and licenses granted under or pursuant to any section of this Agreement are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the Bankruptcy Code, licenses of rights to "intellectual property" as defined under Section 101(35A) of the Bankruptcy Code. Each Party shall retain and may fully exercise all of its rights and elections under the Bankruptcy Code or equivalent legislation in any other jurisdiction. Upon the bankruptcy of either Party, the other Party shall further be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property, and such, if not already in its possession, shall be promptly delivered to such other Party, unless the

                                                               EXECUTION VERSION


Party in bankruptcy elects to continue, and continues, to perform all of its obligations under this Agreement.

         5.8 No Rights to Other Compounds. Each Party acknowledges that the other Party is in the business of developing products in the Viral Field and that the other Party has or will have extensive programs related to the Research and Development of products for the treatment of HCV and other viral diseases or conditions. Each Party expressly acknowledges and agrees that, except as set forth in Sections 5.3 and 5.4 (as such sections relate to Related Compounds), it shall have no rights of any kind under this Agreement to any compounds or products (or intellectual property related thereto) that are synthesized, discovered, Developed or Commercialized by the other Party or its Affiliates during the Term that are not Collaboration Compounds or Licensed Products.

                                    ARTICLE 6

                                  CONSIDERATION

         6.1 Up-front Payment. In partial consideration of the rights granted to it by PTC under the Schering Licenses, Schering shall pay to PTC an upfront fee of twelve million Dollars ($12,000,000) within ten (10) Business Days from the Effective Date. The upfront payment will be unconditional and as such shall not be subject to any offset, credit, reduction or repayment for any reason whatsoever.

         6.2 Development Milestone Payments for Schering Viral Products. As further consideration for the rights granted to it by PTC under the Schering Licenses, within [**] following the first occurrence of the relevant events specified below, Schering shall pay to PTC the following amounts:

MILESTONE                                  AMOUNT
---------                                  ------
(a)  [**]               [**]                     [**] Dollars ($ [**])
                        [**]                     [**] Dollars ($ [**])
                        [**]                     [**] Dollars ($ [**])

(b)  [**]               [**] Dollars ($ [**])

(c)  [**]               [**] Dollars ($ [**])

(d)  [**]               [**] Dollars ($ [**])

(e) [**]                [**] Dollars ($ [**])

                                                               EXECUTION VERSION


(f)  [**]               [**] Dollars ($ [**])

(g)  [**]               [**] Dollars ($ [**])

(h)  [**]               [**] Dollars ($ [**])

(i)  [**]               [**] Dollars ($ [**])

(j)   [**]              [**] Dollars ($ [**])

(k)  [**]               [**] Dollars ($ [**])

(l)  [**]               [**] Dollars ($ [**])

(m)  [**]               [**] Dollars ($ [**])

(n)  [**]               [**] Dollars ($ [**])

It is understood that each of the above milestone payments shall be payable only once (upon the first achievement of such milestone event by any Schering Viral Product), regardless of the number of Schering Viral Products that achieve such milestones. For purposes of clarity, if the Development of a Schering Viral Product is terminated for any reason prior to the first Regulatory Approval of such Schering Viral Product, and Schering subsequently continues to Develop one or more other Schering Viral Products, the above milestones will be paid only when a Schering Viral Product reaches a milestone beyond the last milestone achieved by any previous Schering Viral Product. Furthermore, for the milestones payable under Sections 6.2(a), (c), (e), and (f) (the "Development Milestones Group"), payment of a milestone within the Development Milestone Group with respect to a Schering Viral Product shall trigger payment of any earlier unpaid milestones within the Development Milestone Group for such Schering Viral Product, and payment of any milestone with respect to such Schering Viral Product under Sections 6.2(g), (h), and (i) shall trigger payment of all earlier unpaid milestones within the Development Milestone Group for such Schering Viral Products. Similar principles shall apply to payment of milestones for an indication in the Field other than for HCV under Sections 6.2(j)-(n).

For the purposes of Section 6.2(a), a Collaboration Compound will be considered to have been [**] at such time as PTC has (i) completed all biological characterization activities for such compound that are required to be performed by PTC under the Research Plan, (ii) presented the specific chemical structure of such Collaboration Compound to Schering, and (iii) provided Schering with sufficient quantities (as determined by the JSC) of such Collaboration Compound for Schering to commence its evaluation pursuant to the Research Plan.

For purposes of Section 6.2(d), the potential for [**] shall be deemed to have been demonstrated if either (x) the clinical study results indicate [**], or (y) Schering or its Affiliates or Sublicensees commence a Pivotal Trial for a Schering Viral Product that includes a [**] for such product.

                                                               EXECUTION VERSION


For purposes of this Section 6.2, (xx) a clinical trial will be deemed to have commenced upon administration of the first dose to the first patient enrolled in the trial, and (yy) in the United States, an NDA shall be deemed to have been "filed" on the earlier of (i) receipt by Schering of written notice from the FDA of acceptance for filing of the applicable NDA, or (ii) [**] following the filing of such NDA submission without the receipt by Schering during such [**] period of a "Notice of Refusal to File" from the FDA with respect to such NDA.

Milestone payments pursuant to this Section 6.2 will not be subject to any offset, credit, reduction or repayment for any reason whatsoever.

         6.3 Approval Milestone Payments for a Second Schering Viral Product. As further consideration for the rights granted to it by PTC under the Schering Licenses, within [**] following the first occurrence of the relevant events specified below, Schering shall pay to PTC the following amounts:

MILESTONE                                               AMOUNT
---------                                               ------
[**]                                                    [**] Dollars ($ [**])
[**]                                                    [**] Dollars ($ [**])
[**]                                                    [**] Dollars ($ [**])

For purposes of this Section 6.3, a "Second Schering Viral Product" means a Schering Viral Product that contains a different Collaboration Compound from the first Schering Viral Product to achieve Regulatory Approval for the treatment of HCV in the relevant market. For the avoidance of doubt, it is understood that the milestone payments set forth in this Section 6.3 shall be payable only once, regardless of the number of Schering Viral Products that achieve Regulatory Approval for the treatment of HCV and shall not be payable with respect to Regulatory Approvals for any indication other than the treatment of HCV. Furthermore, [**] percent ([**]%) of any milestone payments that are paid by Schering pursuant to this Section 6.3 shall be fully creditable against any future royalties that are payable by it pursuant to Section 6.5 with respect to the Second Schering Viral Product.

Except as explicitly provided in the foregoing paragraph, milestone payments pursuant to this Section 6.3 will not be subject to any offset, credit, reduction or repayment for any reason whatsoever.

         6.4 Sales Milestones. As further consideration for the rights granted to Schering under the Schering Licenses, Schering shall pay PTC each of the amounts specified below within [**] after the end of the calendar quarter in which any of the following thresholds are achieved:

                                                               EXECUTION VERSION


SALES THRESHOLDS                                                  AMOUNT
----------------                                                  ------
      [**]                                                 [**] Dollars ($ [**])
      [**]                                                 [**] Dollars ($ [**])

It is understood that each of the above sales milestones shall be payable only once, regardless of the number of Schering Viral Products that achieve the applicable sales thresholds. Milestone payments pursuant to this Section 6.4 will not be subject to any offset, credit, reduction or repayment for any reason whatsoever.

         6.5 Royalties Payable by Schering on Sales of Schering Viral Products.

              (a) Royalty on Net Sales. As further consideration for the rights granted to Schering under the Schering Licenses, Schering shall pay to PTC, on a Schering Viral Product-by-Schering Viral Product basis, the following incremental royalties based on Net Sales of such Schering Viral Product:

                                         Net Sales                                               Rate
                                         ---------                                               ----
On the first [**] Dollars ($ [**]) in worldwide Net Sales of such Schering Viral Product     [**] percent
in a calendar year                                                                           ([**]%)

On worldwide Net Sales of the Schering Viral Product in excess of [**] Dollars ($ [**])      [**] percent
but less than [**] Dollars ($ [**]) in a calendar year                                       ([**]%)

On worldwide Net Sales of the Schering Viral Product in excess of [**] Dollars ($ [**])      [**] percent
but less than [**] Dollars ($ [**]) in a calendar year                                       ([**]%)

On worldwide Net Sales of the Schering Viral Product in excess of [**] Dollars ($ [**])      [**] percent
but less than [**] Dollars ($ [**]) in a calendar year                                       ([**]%)

On worldwide Net Sales of the Schering Viral Product in excess of [**] Dollars ($ [**]) in   [**] percent
a calendar year                                                                              ([**]%)

The royalty rates set forth in this Section 6.5(a) are subject to adjustment as set forth in Sections 6.5(b), 6.5(e) and 6.6, and are subject to any credit offset to which Schering is entitled pursuant to Section 6.3, 6.7 and 9.7(a), subject to the overall limits on certain adjustments and credits set forth in
Section 6.8.

              (b) Know-How Royalty. In a country where (x) the sale of a Schering Viral Product would not infringe a Valid Claim of a PTC Patent or Joint Patent, Schering shall pay royalties at a rate that is [**]percent ([**]%) of the applicable royalty rate determined in accordance with Section 6.5(a); provided, however, the foregoing reduction shall not apply so long as the Schering Viral Product is entitled to Marketing Exclusivity in such country, and there

                                                               EXECUTION VERSION


are no other products on the market in such country that contains, as one of its active ingredients, the same Active Ingredient that is contained in the Schering Viral Product.

              (c) Duration of Obligation to Pay Royalties.

                           (i) Schering's obligation to pay royalties for any Schering Viral Product pursuant to Section 6.5(a) shall remain in effect on a country-by-country basis until the later of (A) the expiration of the last to expire PTC Patent (including any Joint Patent) in such country which contains a Valid Claim which claims such Schering Viral Product or its use in the Viral Field or for the approved indication, or (B) the expiration of any Marketing Exclusivity for such Schering Viral Product in such country (or, if earlier, the date of the First Commercial Sale of a Third Party product in such country that contains, as one of its active ingredients, the same Active Ingredient that is contained in the Schering Viral Product).[**]

                           (ii) Schering's obligation to pay royalties for any Schering Viral Product pursuant to Section 6.5(b) shall remain in effect until [**] after the First Commercial Sale of any Schering Viral Product in such country which contains the same Collaboration Compound as that which is contained in the Schering Viral Product.

                           (iii) The obligation to pay royalties pursuant to
         Section 6.5 is imposed only once with respect to the same unit of a Schering Viral Product, and there are no circumstances under which royalties are payable pursuant to both Sections 6.5(a) and 6.5(b) with respect to the sale of the same unit.

              (d) Paid-up License. Upon expiration of the royalty term for a Schering Viral Product in a country as described in Section 6.5(c)(i) or 6.5(c)(ii), whichever is later, Schering shall thereafter have a fully paid-up, non-exclusive license to PTC Know-How to make, have made, use, sell, offer for sale, and import such Schering Viral Product in that country in the Field.

              (e) Adjustment to Royalty Rates. With respect to each country in the Territory, on a country-by-country basis, the royalty payable pursuant to
Section 6.5(a) (but not Section 6.5(b)) with respect to any Schering Viral Product shall be reduced by [**] percent ([**]%) the first time that Third Party total unit sales of any products having the same Collaboration Compound as that which is contained in such Schering Viral Product in such country exceed [**] percent ([**]%) of the total unit sales of such Schering Viral Product by Schering, its Affiliates and Sublicensees in that country during two consecutive calendar quarters (calculated on an equivalent per kilogram of Collaboration Compound basis). Thereafter, such royalties would be further reduced by an additional [**] percent ([**]%) for each additional [**] percent ([**]%) increase in the unit sales of such products by Third Parties in such country compared to the unit sales of Schering, its Affiliates and Sublicensees, so that upon such Third Party products reaching [**]% of total unit sales such royalty will reach (and be subject to) the [**]% limit set forth in Section 6.8. Notwithstanding the foregoing, this Section 6.5(e) shall not apply with respect to any country in which royalties on Net Sales of a Schering Viral Product are determined under Section 6.6.

                                                               EXECUTION VERSION


         6.6 Compulsory License. Schering and PTC shall use reasonable efforts to prevent any Third Party from obtaining or being granted a Compulsory License, and to the extent that a Third Party obtains or is granted such a Compulsory License, Schering and PTC will use reasonable efforts to limit or reduce the scope or applicability of such Compulsory License. If, notwithstanding Schering's and PTC's use of reasonable efforts, any Third Party obtains a Compulsory License, then PTC or Schering (whoever has first notice) shall promptly notify the other Party. If the royalty rate payable by the grantee of the Compulsory License is less than the effective royalty rates payable to PTC pursuant to Section 6.5 with respect to the applicable country (as such rates are adjusted by the other provisions of this Agreement), then the royalty rate payable by Schering with respect to such country shall automatically be reduced to [**]. For the avoidance of doubt, for purposes of determining the royalties due PTC under Section 6.5 with respect to sales of a product by any compulsory licensee, Schering's Net Sales from such sales shall be calculated based solely on the actual royalty payments, if any, paid by the compulsory licensee to Schering under the Compulsory License.

         6.7 Responsibility for Third Party Royalties.

              (a) In the event that, following the Effective Date, Schering believes that it is necessary or appropriate to obtain a license to one or more Specified Third Party Patents, it shall notify PTC and the Parties shall meet to discuss in good faith the basis for Schering's conclusion. In the event that the Parties are unable to agree on whether to enter into a Third Party License Agreement related to a Specified Third Party Patent, the Parties shall confer [**]. If, following such consultation, the Parties are still unable to agree upon whether to enter into such Third Party License Agreement, Schering shall [**] provided, that, if, within [**] of Schering notifying PTC in writing of such decision, PTC notifies Schering in writing [**], then Schering shall not enter into such Third Party License Agreement until the earlier of (i) [**] from the date of PTC's notice, or (b) the date PTC informs Schering [**]. If [**] within such [**] period, and Schering enters into such Third Party License Agreement, then any royalties, fees or other payments owing under such Third Party License Agreement that are in consideration for a Patent [**] and which claims the composition of matter of the relevant Highly Active Collaboration Compound or Schering Field NV Compound shall be credited at the rate set forth in Subsection 6.7(b)(y) of this Agreement rather than the rate that is set forth in Subsection 6.7(b)(x) of this Agreement; provided, however, that [**] pursuant to this Section 6.7(a), if as a result of any judgment in favor of, or settlement with, a Third Party pursuant to Section 9.7(a), Schering is required to pay to such Third Party royalties or other consideration related to such Third Party's Patents which claim the composition of matter of a Highly Active Collaboration Compound or Schering Field NV Compound, Schering shall be entitled to treat such payments pursuant to Section 6.7(b)(x). For the purposes of this Agreement, [**] pursuant to this Agreement with respect to a Highly Active Collaboration Compound (or, for the purposes of this Section 6.7(a) only, a Schering Field NV Compound) [**]. Schering, with the participation of PTC, shall be responsible for negotiating any Third Party License Agreements related to any Specified Third Party Patent. The Parties shall endeavor to agree upon all of the key financial and other terms of such Third Party License Agreements; [**].

                                                               EXECUTION VERSION


              (b) In the event that Schering, or its Affiliates or Sublicensees enters into any Third Party License Agreement following the Effective Date related to any Specified Third Party Patents, Schering shall be entitled to credit against any royalties that are due PTC pursuant to Section 6.5 (x) [**] percent ([**]%) of the amount of any royalties, fees or other payments due under such Third Party License Agreement to the extent such payments are in consideration for a Patent that claims the composition of matter of a Highly Active Collaboration Compound or Schering Field NV Compound (except as provided above in Section 6.7(a)), and (y) [**] percent ([**]%) of the amount of any royalties, fees or other payments due under such Third Party License Agreement to the extent such payments are in consideration for a Patent that claims (i) the use of a Highly Active Collaboration Compound or Schering Field NV Compound in the Viral Field, (ii) a method of treating, diagnosing or preventing any disease or condition in the Viral Field through the use of a Highly Active Collaboration Compound or Schering Field NV Compound, or (iii) a method of manufacturing a Highly Active Collaboration Compound or Schering Field NV Compound, in all cases subject to the limits set forth in Section 6.8.

              (c) With the exception of any Third Party License Agreements within the scope of Section 6.7(a), Schering shall be solely responsible for negotiating and entering into any other Third Party License Agreements related to any Schering Viral Product, and shall be solely responsible for any fees, royalties or other payments due to Third Parties under such agreement.

              (d) Schering shall be solely responsible for negotiating any Third Party License Agreements that relate to a Schering Non-Viral Product, and shall be solely responsible for any fees, royalties or other payments due to Third Parties under such agreement.

              (e) PTC shall be solely responsible for negotiating any Third Party License Agreements that relate to a PTC Product, and shall be solely responsible for any fees, royalties or other payments due to Third Parties under such agreement.

              (f) Each Party shall be solely responsible for any fees, royalties or other payments due to Third Parties under Third Party License Agreements to which it or its Affiliates are a Party as of the Effective Date (each, an "Existing Third Party License Agreement").

         6.8 Limit on Adjustments. Notwithstanding anything in this Agreement to the contrary, in no event shall the aggregate of all adjustments and credits applicable under Sections 6.5(e) or 6.7(b) with respect to any Schering Viral Product for any calendar quarter cause the royalties payable by Schering under
Section 6.5(a) and (b) in such calendar quarter to be reduced by more than [**] percent ([**]%) of the amounts that would otherwise be due under such Sections (after taking into consideration any credits to which Schering shall be entitled pursuant to Section 6.3) for such Schering Viral Product in such calendar quarter; provided, however, that any unused credits or adjustments shall be carried over to future calendar quarters throughout the Term.

         6.9 Royalties Payable by Schering on Sales of Schering Non-Viral Products.

              (a) Royalty on Net Sales. As further consideration for the rights granted to Schering pursuant to Section 5.4(a), Schering shall pay to PTC, on a Schering Non-Viral

                                                               EXECUTION VERSION


Product-by-Schering Non-Viral Product basis, a royalty in the amount of [**] percent ([**]%) of Net Sales of such Schering Non-Viral Product.

              (b) Schering's obligation to pay royalties for any Schering Non-Viral Product pursuant to Section 6.9(a) shall remain in effect on a country-by-country basis until the later of (i) the expiration of the last to expire PTC NV Patent or Joint Patent in such country which contains a Valid Claim which claims such Schering Non-Viral Product or its use in the Non-Viral Field, (ii) the expiration of any Marketing Exclusivity for such Schering Non-Viral Product in such country (or, if earlier, the date of the First Commercial Sale of a Third Party product in such country that contains, as one of its active ingredients, the same Active Ingredient that is contained in the Schering Non-Viral Product), or (iii) [**] following First Commercial Sale of any Schering Non-Viral Product in such country which contains, as one of its active ingredients, the same Active Ingredient as that which is contained in the Schering Non-Viral Product.

              (c) Upon expiration of the royalty term for a Schering Non-Viral Product in a country as described in Section 6.9(b), Schering shall thereafter have a fully paid-up, non-exclusive license to PTC NV Know-How to make, have made, use, sell, offer for sale, and import such Schering Non-Viral Product in that country in the Non-Viral Field.

         6.10 Royalties Payable by PTC on Sales of PTC Products.

              (a) Royalty on Net Sales. As partial consideration for the rights granted to PTC pursuant to Section 5.4(b), PTC shall pay to Schering, on a PTC Product-by-PTC Product basis, a royalty in the amount of [**] percent ([**]%) of Net Sales of such PTC Product. Notwithstanding the foregoing, PTC shall not be required to pay Schering any royalties pursuant to this Section 6.10(a) with respect to a PTC Product that contains a PTC Compound that is set forth in
Schedule 1.48 attached hereto but does not contain any other Collaboration Compound.

              (b) PTC's obligation to pay royalties for any PTC Product pursuant to Section 6.10(a) shall remain in effect on a country-by-country basis until the later of (i) the expiration of the last to expire Schering NV Patent (including any Joint Patent) in such country which contains a Valid Claim which claims such PTC Product or its use in the Non-Viral Field, (ii) the expiration of any Marketing Exclusivity for such PTC Product in such country (or, if earlier, the date of the First Commercial Sale of a Third Party product in such country that contains, as one of its active ingredients, the same Active Ingredient that is contained in the PTC Product), or (iii) [**] following First Commercial Sale of any PTC Product in such country which contains, as one of its active ingredients, the same Active Ingredient as that which is contained in the PTC Product.

              (c) Upon expiration of the royalty term for a PTC Product in a country as described in Section 6.10(b), PTC shall thereafter have a fully paid-up, non-exclusive license to Schering NV Know-How to make, have made, use, sell, offer for sale, and import such PTC Product in that country in the Non-Viral Field.

         6.11 Royalty Reports and Payments. Each Party shall make royalty payments due the other under this Article 6 within [**] after the end of each calendar quarter in which Net Sales

                                                               EXECUTION VERSION


occurred. A report summarizing the Net Sales of each Licensed Product during the relevant quarter on a country-by-country basis shall be delivered to the other Party within [**] following the end of each calendar quarter for which royalties are due.

         6.12 Payments; Interest. Any payments due a Party under this Agreement shall be due on such date as is specified in this Agreement and, in the event such date is not a Business Day, then the next succeeding Business Day; provided, however, that any expenses for which a Party is to be reimbursed under this Agreement shall be payable within forty-five (45) days of the reimbursing Party's receipt of an invoice detailing such expenses from the invoicing Party. Any failure by a Party to make a payment within ten (10) Business Days after the date when due shall obligate such Party to pay interest, the interest period commencing on the due date and ending on the payment date. The applicable interest rate shall be two percent (2%) above the average rate of the one (1) month London Inter-Bank Offering Rate ("LIBOR") for Dollars, as quoted on the British Banker's Association's website currently located at www.bba.org.uk (or such other source as may be mutually agreed by the Parties) from time to time, effective for the applicable days of the period of default. For clarity, it is understood that the calculation of Net Sales will require an ongoing reconciliation process, and no interest shall be payable under this Section 6.12 with respect to any adjustments that are made from the initial statement of Net Sales, as applicable, for a particular calendar quarter so long as the calculation of Net Sales that was reflected in the initial royalty statement for such calendar quarter was made in good faith, and such adjustment is made on or before the later of (x) twelve (12) months from the date of the initial statement, and (y) three (3) months from the date that the applicable invoice or statement underlying the adjustment is received by Schering or PTC or each of their respective Affiliates or Sublicensees from the relevant Third Party (e.g., a Third Party payor in the case of a rebate).

         6.13 Taxes. Each Party shall pay any and all taxes levied on account of all payments it receives under this Agreement. If laws or regulations require that taxes be withheld, the paying Party will (a) deduct those taxes from the remittable payment, (b) timely pay the taxes to the proper taxing authority, and
(c) send proof of payment to the other Party within thirty (30) days of receipt of confirmation of payment from the relevant taxing authority. The paying Party will reasonably cooperate with the other Party to obtain the benefit of any applicable tax law or treaty, including the pursuit of any refund or credit of such tax to the Party to whom payment is due.

         6.14 Additional Tax Matters. Each Party shall be entitled to all tax benefits, including in particular, tax credits and/or tax deductions attributable to amounts that such Party has funded regarding the Development of Licensed Products. Each Party shall file any applicable national, regional, and local tax returns on a basis consistent with this Agreement, and shall not take any action inconsistent with the other Party's entitlement to such tax benefits. In the event that a Party, in its reasonable judgment, determines that it must obtain information and verification regarding the use or application of such expenditures in order to prepare its tax returns or to respond to any inquiry during a tax audit or any other inquiry relating to such treatment of its tax return, or to defend its tax position in any proceeding including litigation, the other Party shall reasonably cooperate with the requesting Party and furnish it with such information as it may reasonably require at the requesting Party's request and expense.

                                                               EXECUTION VERSION


      6.15 Payment Currency. Except as otherwise noted, or as mutually agreed in writing by the Parties from time to time, all payments due hereunder will be paid in Dollars. All payments shall be paid by wire transfer of immediately available funds to an account at a commercial bank designated by the Party to whom payment is due at least ten (10) Business Days before payment is due. For the purposes of this Agreement, "Dollars" or "$" means United States Dollars. Where Licensed Product is sold in a currency other than Dollars, conversion of sales recorded in local currencies to Dollars will be performed in a manner consistent with a Party's (or its Sublicensee's) normal practices used to prepare its or their audited financial statements for internal and external reporting purposes in accordance with GAAP.

      6.16 Schering' Records of Net Sales and Audits of the Same. Schering shall maintain, and cause its Affiliates and Sublicensees to maintain, complete and accurate records of all Net Sales of Schering Viral Products and Schering Non-Viral Products. PTC shall have the right, through an internationally recognized certified public accountant reasonably acceptable to Schering, and following reasonable notice, to examine such records during regular business hours; provided, however, that such examination shall not (i) be of records for more than the prior three (3) years, (ii) take place more often than once in any calendar year, and (iii) cover any records which date prior to the date of the last examination. The sole purpose of such examination shall be to verify the correctness of the calculations of Net Sales under this Agreement. PTC shall bear its own costs related to such audit; provided, that if any examination results in a finding of underpayments greater than five percent (5%) by Schering for the period audited (or any one-year sub-period thereof), Schering shall pay PTC the amount of the underpayment, interest at the rate specified in Section
6.12 from the time the amount was due, and PTC's out-of-pocket expenses incurred in conducting the audit (provided, however, in no event shall Schering be obligated to reimburse any expenses in excess of the amount of the underpayment). For any underpayments less than five percent (5%) by Schering for the period audited, Schering shall pay PTC the amount of such underpayment and interest at the rate specified in Section 6.12 from the time the amount was due. Any overpayments by Schering will be credited to future royalties due PTC under this Agreement. Any records or accounting information received from Schering or otherwise obtained during the audit process shall be part of Schering's Confidential Information. Results of any audit carried out hereunder (including without limitation any audit reports) shall be promptly provided to both Parties and shall also be part of Schering's Confidential Information.

      6.17 PTC's Records of Net Sales and Audits of the Same. PTC shall maintain, and cause its Affiliates and Sublicensees to maintain, complete and accurate records of all Net Sales of PTC Products. Schering shall have the right, through an internationally recognized certified public accountant reasonably acceptable to PTC, and following reasonable notice, to examine such records during regular business hours; provided, however, that such examination shall not (i) be of records for more than the prior three (3) years, (ii) take place more often than once in any calendar year, and (iii) cover any records which date prior to the date of the last examination. The sole purpose of such examination shall be to verify the correctness of the calculations of Net Sales under this Agreement. Schering shall bear its own costs related to such audit; provided, that if any examination results in a finding of underpayments greater than five percent (5%) by PTC for the period audited (or any one-year sub-period thereof), PTC shall pay Schering the amount of the underpayment, interest at the rate specified in Section 6.12 from the time the amount was due, and Schering's out-of-pocket expenses incurred in conducting the audit

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                                                               EXECUTION VERSION

(provided, however, in no event shall PTC be obligated to reimburse any expenses in excess of the amount of the underpayment). For any underpayments less than five percent (5%) by PTC for the period audited, PTC shall pay Schering the amount of such underpayment and interest at the rate specified in Section 6.12 from the time the amount was due. Any overpayments by PTC will be credited to future royalties due Schering under this Agreement. Any records or accounting information received from PTC or otherwise obtained during the audit process shall be part of PTC's Confidential Information. Results of any audit carried out hereunder (including without limitation any audit reports) shall be promptly provided to both Parties and shall also be part of PTC's Confidential Information.

                                   ARTICLE 7

                                 CONFIDENTIALITY

      7.1 Confidential Information. Except as expressly provided herein, the Parties agree that, from the Effective Date until the fifth anniversary of the expiration or termination of this Agreement, or for a period of [**] from the Effective Date, whichever is the longer, the receiving Party shall keep confidential and shall not publish or otherwise disclose to any Third Party and shall not use for any purpose except for the purposes contemplated by this Agreement any Confidential Information of the other Party which it receives or learns pursuant to this Agreement, except to the extent that it can be established by the receiving Party by competent proof that such Confidential
Information:

            (a) is or becomes public or available to the general public otherwise than through the act or default of the receiving Party or its Affiliates;

            (b) is obtained by the receiving Party or its Affiliates from a Third Party who is lawfully in possession of such Confidential Information and is not subject to an obligation of confidentiality or non-use regarding the Confidential Information owed to the disclosing Party or its Affiliates;

            (c) is previously known to the receiving Party or its Affiliates prior to disclosure under this Agreement, as shown by written evidence; or

            (d) is independently developed by the receiving Party or its Affiliates without the use of or reliance on any Confidential Information provided by the disclosing Party hereunder, as shown by contemporaneous written evidence.

      7.2 Public Domain. For the purposes of this Agreement, specific information disclosed as part of the Confidential Information shall not be deemed to be in the public domain or in the prior possession of the receiving Party merely because it is embraced by more general information in the public domain or by more general information in the prior possession of the receiving Party.

      7.3 Legal Disclosure. If the receiving Party becomes legally required to disclose any Confidential Information of the disclosing Party (whether in response to a valid order of a court


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                                                               EXECUTION VERSION

or any governmental or regulatory body or otherwise required by Law), the receiving Party will give the disclosing Party prompt notice of such fact so that the disclosing Party may have an opportunity to obtain a protective order or other appropriate remedy concerning such disclosure. The receiving Party will reasonably cooperate with the disclosing Party in connection with the disclosing Party's efforts to obtain any such order or other remedy, at the expense of the disclosing Party. If any such order or other remedy does not fully preclude disclosure, the receiving Party will make such disclosure only to the extent that such disclosure is legally required and will use reasonable efforts to have confidential treatment accorded to the disclosed Confidential Information.

      7.4 Permitted Use and Disclosures. Notwithstanding the provisions of
Section 7.1, each Party may disclose Confidential Information of the other Party to its Affiliates, Sublicensees, consultants and outside contractors, on a need-to-know basis and on the condition that such entities or persons agree to confidentiality and non-use obligations with respect to the Confidential Information that are substantially the same as those undertaken by the receiving Party under this Article 7. In addition, either Party may disclose to Third Parties Confidential Information disclosed to it by the other Party to the extent such disclosure is (x) reasonably necessary in complying with applicable governmental regulations, including submitting information to tax or other governmental authorities, (y) reasonably necessary or useful in conducting Development or Commercialization of Collaboration Compounds or Licensed Products in accordance with the terms of this Agreement, or (z) reasonably necessary in otherwise exercising its rights hereunder.

      7.5 Public Disclosure. In connection with the execution of this Agreement, the Parties shall jointly issue one or more press releases, the contents of which shall be substantially similar to Schedule 7.5, with such other contents and changes as may be mutually agreed. Except as otherwise required by Law, neither Party shall issue any additional press release or make any other public disclosure concerning this Agreement or the subject matter hereof without first providing the other Party with a copy of the proposed release or public disclosure for review and comment, provided that such right of review and comment shall only apply for the first time that specific information is to be disclosed, and shall not apply to the subsequent disclosure of substantially similar information that has previously been disclosed. The Party proposing to make the press release or other public disclosure shall give due consideration to any reasonable comments by the other Party relating to such proposed press release or other public disclosure. The principles to be observed by Schering and PTC in press releases or other public disclosures with respect to this Agreement shall be: accuracy, compliance with applicable legal requirements, the requirements of confidentiality under this Article 7 and normal business practice in the pharmaceutical industry for disclosures by companies comparable to Schering and PTC. For the avoidance of doubt, either Party may issue such press releases as it determines, based on advice of counsel, are reasonably necessary to comply with Law or for appropriate market disclosure. It is understood, however, that unless required by Law, the Parties shall not disclose the specific financial terms and conditions of this Agreement in any press release or other public disclosure. In addition, if a public disclosure is required by Law, including without limitation in a filing with the United States Securities and Exchange Commission, the disclosing Party shall provide copies of the proposed disclosure reasonably in advance of such filing or other disclosure for the non-disclosing Party's prior review and comment and shall give due

                                                               EXECUTION VERSION

consideration to any reasonable comments by the non-filing Party relating to such filing, including without limitation the provisions of this Agreement for which confidential treatment should be sought.

      7.6 Termination of Prior Agreement. The Parties agree that as of the Effective Date, all previously executed confidentiality agreements between the Parties or any of their respective Affiliates, including without limitation the Secrecy Agreement, dated July 18, 2003, as amended prior to the Effective Date, and the Confidentiality Agreement, dated May 27, 2005, as amended prior to the Effective Date, are hereby terminated and superseded by the provisions of this Agreement, and any disclosures made by PTC under the terms of such prior confidentiality agreements shall be deemed to have been made under, and governed solely by, the confidentiality terms of this Agreement.

      7.7 Publications. Each Party recognizes the mutual interest of the Parties in obtaining valid patent protection and, to the extent practicable, providing the other Party with advance notice of any publications relating to Collaboration Compounds and Licensed Products. Consequently, if a Party or its Affiliates wishes to publish (including any oral disclosure made in a public forum without obligation of confidentiality) any data or other information related to Collaboration Compounds or Licensed Products developed by or on behalf of such Party or its Affiliates (the "Publishing Party"), it shall transmit to the other Party (the "Reviewing Party") a copy of the proposed written publication and/or a written summary of the proposed oral disclosure at least thirty (30) days prior to submission of the publication or abstract or oral disclosure. The Reviewing Party shall have the right to (a) request a delay in submission of the publication or presentation in order to protect patentable information, and (b) propose modifications to the publication for patent reasons. With respect to publications or disclosures by investigators or other Third Parties, such publications and disclosures shall be subject to review by the Reviewing Party under this Section 7.7 only to the extent that the Publishing Party has the right to do so. The provisions of this Section 7.7 shall not be applicable to any publications by a Party regarding a particular Licensed Product being Developed by it following such Party's election to initiate clinical Development for such Licensed Product under this Agreement. It is understood that in no event shall a Party disclose the structures of any Collaboration Compound being Developed by the other Party in any publication or other public forum without the prior written consent of the Developing Party; provided, however, the foregoing shall not preclude a Party from including such structures in any patent applications that are filed and prosecuted in accordance with the provisions of Article 9. In addition, each Party shall acknowledge the scientific contributions of the other Party in any written publication with respect to a Collaboration Compound or a Licensed Product.

      7.8 Delay. If the Reviewing Party requests a delay as described in Section
7.7 above, the Publishing Party shall delay submission or presentation of the publication for a period of forty-five (45) days from the date of such request to enable patent applications protecting each Party's rights in such information to be filed. Upon the expiration of forty-five (45) days from transmission of such proposed disclosures to the Reviewing Party, the Publishing Party shall be free to proceed with the written publication or the oral presentation unless the Reviewing Party has requested the delay described above. If a trade secret that is the subject of a request made

                                                               EXECUTION VERSION

under Section 7.7 cannot be otherwise protected without unreasonable expense to the Reviewing Party, such information shall be omitted from the publication.

      7.9 Confidential Terms. Except as otherwise required by Law, the terms of this Agreement shall be considered Confidential Information of each Party. Notwithstanding the provisions of Section 7.1, each Party shall be entitled to disclose the terms of this Agreement to a Party's or its Affiliates' accountants, attorneys and other professional advisors, and any existing or potential bona fide investors, lenders, or acquirors, on the condition that such entities or persons agree to keep such terms confidential for the same time periods and to the same extent as such Party is required to keep such terms confidential.

                                    ARTICLE 8

                         REPRESENTATIONS AND WARRANTIES

      8.1 PTC. PTC represents and warrants that: (i) it is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; (ii) the execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on the part of PTC; (iii) it has the right to grant the rights and licenses granted to Schering herein (including without limitation the Schering Licenses); (iv) none of the execution, delivery or performance of this Agreement will conflict with, or result in a breach under any agreement, instrument or understanding, oral or written, to which it or its Affiliates is a party or by which it or its Affiliates may be bound; (v) this Agreement constitutes a legal, valid and binding obligation of PTC, enforceable in accordance with its terms; and (vi) PTC has obtained all necessary consents, approvals and authorizations of all government authorities and other Third Parties required to be obtained by PTC or its Affiliates in connection with the execution, delivery and performance of this Agreement.

      8.2 Schering. Schering represents and warrants that: (i) it is a corporation duly organized, validly existing and in good standing under the laws of Switzerland; (ii) the execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on the part of Schering; (iii) it has the right to grant the rights and licenses granted to PTC herein; (iv) none of the execution, delivery or performance of this Agreement will conflict with, or result in a breach under any agreement, instrument or understanding, oral or written, to which it or its Affiliates is a party or by which it or its Affiliates may be bound; (v) this Agreement constitutes a legal, valid and binding obligation of Schering, enforceable in accordance with its terms; and (vi) Schering has obtained all necessary consents, approvals and authorizations of all government authorities and other Third Parties required to be obtained by Schering or its Affiliates in connection with the execution, delivery and performance of this Agreement.


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


                                                               EXECUTION VERSION

      8.3 Knowledge of Pending Litigation. Each Party represents and warrants to the other Party as of the Effective Date that, to its knowledge, there is no claim, investigation, suit, action or proceeding pending or threatened against it before or by any court, governmental entity or arbitrator that, individually or in the aggregate, could reasonably be expected to materially impair the ability of such Party to perform any obligation under this Agreement.

      8.4 Additional Representations and Warranties of PTC. PTC further represents and warrants to Schering, as of the Effective Date, as follows:

            (a) To the best of its knowledge, Schedule 1.48 contains a complete and accurate list of all PTC Compounds.

            (b) Taken together, Schedule 1.47A and Schedule 1.53 contain a complete and accurate list of all Patents that are Controlled by PTC or any of its Affiliates that are relevant to the Research of a Viral IRES Inhibitor. Except as disclosed on Schedule 1.47A the Patents listed on Schedule 1.47A are owned by PTC free and clear of any liens, charges, claims and encumbrances, and no other person, corporate or other private entity, or governmental or university entity or subdivision thereof has any claim of ownership or right to obtain compensation with respect to such Patents.

            (c) Schedule 1.53 contains a complete and accurate list of all Patents that are Controlled by PTC or any of its Affiliates that are relevant to the Development, Manufacture, use or Commercialization of Collaboration Compounds in the Field. Schedule 8.4(c) is a list of all agreements between PTC or its Affiliates and any Third Party relating to any of the PTC Compounds listed on Schedule 1.48. The Patents listed on Schedule 1.53 are owned by PTC free and clear of any liens, charges, claims and encumbrances, and no other person, corporate or other private entity, or governmental or university entity or subdivision thereof has any claim of ownership or right to obtain compensation with respect to such Patents.

            (d) Except as disclosed on Schedule 1.47A, there are no Patents or Know-How owned or licensed by PTC or its Affiliates as of the Effective Date that may be relevant to the Research of a Viral IRES Inhibitor that are not Controlled by PTC.

            (e) There are no Patents or Know-How owned or licensed by PTC or its Affiliates as of the Effective Date that may be relevant to the Development, Manufacture, use or Commercialization of Collaboration Compounds in the Field that are not Controlled by PTC.

            (f) To the best of PTC's knowledge, the conception, development and reduction to practice of the PTC Intellectual Property, and the identification and synthesis of the PTC Compounds, has not constituted or involved the misappropriation of trade secrets of any Third Party.

            (g) To the best of PTC's knowledge, the importation, manufacture, use and sale of PTC Compounds in the Field does not and will not infringe the Patent rights or other intellectual property rights of any Third Party.

            (h) To the best of PTC's knowledge, none of the PTC Patents is invalid or

                                                               EXECUTION VERSION

unenforceable. No claim has been made against PTC or its Affiliates asserting the invalidity, misuse, unregisterability, unenforceability or non-infringement of any of the PTC Patents or challenging its or its Affiliates' rights to use or ownership of any of the PTC Patents or making any adverse claim of ownership thereof. It is understood, however, that PTC does not warrant that any PTC Patent will be granted or upheld if its validity or enforceability is contested.

            (i) PTC has maintained the PTC Patents in full force and effect, including without limitation by paying all maintenance fees associated with such patents. PTC has complied in all material respects with all applicable laws, rules and regulations during the course of its filing and prosecution of the PTC Patents in the Territory, including without limitation all rules of the United States Patent and Trademark Office ("USPTO") and any regulations applicable to the filing and prosecution of Patent rights before the USPTO.

            (j) Prior to the date hereof, PTC has not conducted any Research with the intent of synthesizing or identifying Active Compounds except as part of its medicinal chemistry program directed at viral IRES inhibitors.

      8.5 Additional Representations and Warranties of Schering. To the best of its knowledge, Schedule 1.67 contains a complete and accurate list of all Schering Compounds existing as of the Effective Date.

      8.6 Disclaimer. EXCEPT AS EXPRESSLY STATED IN THIS AGREEMENT NOTHING IN THIS AGREEMENT IS OR SHALL BE CONSTRUED AS A WARRANTY OR REPRESENTATION BY EITHER PARTY AS TO THE VALIDITY OR SCOPE OF ANY PTC PATENT OR SCHERING PATENT OR A REPRESENTATION OR WARRANTY BY EITHER PARTY OF THE ACCURACY, SAFETY, OR USEFULNESS FOR ANY PURPOSE OF ANY INTELLECTUAL PROPERTY AT ANY TIME MADE AVAILABLE TO THE OTHER PARTY.

                                    ARTICLE 9

                              INTELLECTUAL PROPERTY

      9.1 Ownership and Disclosure of Program Inventions. All right, title and interest in all Program Inventions shall be owned as follows:

            (a) PTC shall own all Program Inventions that are Invented solely by one or more employees, agents or consultants of PTC or its Affiliates;

            (b) Schering shall own all Program Inventions that are Invented solely by one or more employees, agents or consultants of Schering or its Affiliates; and

            (c) PTC and Schering shall jointly own all Program Inventions that are Invented by one or more employees, agents or consultants of PTC or its Affiliates, together with one or more employees, agents or consultants of Schering or its Affiliates (together, the "Joint Inventions").

                                                               EXECUTION VERSION

In the event of a dispute regarding inventorship, the Parties shall resolve such dispute through referral to binding arbitration by a single arbitrator mutually agreed by the Parties under the Commercial Arbitration Rules of the American Arbitration Association (or such other arbitral body and rules as the Parties may mutually agree), and the arbitrator's judgment on inventorship shall be binding on the Parties and may be enforced by application to any governmental entity or court having jurisdiction thereof. The Parties acknowledge that the ownership rights set out in this Section 9.1 are subject to the licenses and other rights granted to and obligations of each Party pursuant to Article 4A,
Article 5, Article 6 and Section 11.7 of this Agreement. Subject to the licenses and other rights granted to and obligations of each Party pursuant to Article 4A, Article 5, Article 6 and Section 11.7 and the provisions of Section 2.10, each Party shall be free to use and exploit (which shall include the right to grant licenses under such Parties' interest therein) the Joint Patents, without any duty of accounting to the other Party except with respect to the payment obligations under Article 6 and Section 11.7.

In order to protect the Parties' patent rights under U.S. law in any inventions Invented in the performance of the Research Program, each Party agrees to maintain a policy which requires its employees or others acting on behalf of such Party or its Affiliates or licensees to record and maintain all data and information developed during the Research Program in such a manner as to enable the Parties to use such records to establish the earliest date of invention and/or diligence to reduction to practice (an "Invention Policy"). Such Invention Policy shall, among other things, provide that such individuals are
(i) to record all inventions generated by them in standard laboratory notebooks (or electronic equivalents that meet the requirements of applicable Law) that are dated and corroborated by non-inventors on a regular, contemporaneous basis, and (ii) to complete invention disclosure memorandums or similar documents with respect to any invention first identified, discovered, conceived, developed, or reduced to practice by them. At regularly scheduled meetings of the Joint Patent Team and promptly in response to a written request from the other Party, each Party shall disclose to the other Party all Program Inventions disclosed to it and its Affiliates pursuant to such Invention Policy, as well as any other Program Inventions that come to its attention and that are Invented by employees or others acting on its behalf or its Affiliates.

      9.2 Assignment of Program Inventions by Employees, Agents or Independent Contractors. Each Party agrees that all of its employees or its Affiliates employees acting on its or its Affiliates' behalf in conducting Research under the Research Plan, or Development, Manufacturing, or Commercialization activities with respect to Licensed Products, shall be obligated to assign to such Party, or as such Party shall direct, all Program Inventions Invented by such employees. In the case of non-employees working on behalf of a Party or its Affiliates in connection with the Research Plan, that Party shall endeavor to obtain either an assignment or license establishing its Control of all Program Inventions Invented by such non-employees. Each Party agrees that it will use reasonable efforts to ensure that any employees, agents, or independent contractors in their employ or who are hired or retained by it to perform or manage performance of any activities required pursuant to this Agreement will comply with the applicable Invention Policy and promptly disclose to it any Program Inventions.

      9.3   Patent Prosecution and Related Activities.

                                                               EXECUTION VERSION

            (a) Schering Patents. Schering shall be responsible, at its sole expense, for preparing, filing, prosecuting, handling any interferences, and maintaining Schering Patents (excluding Joint Patents). PTC shall have full rights of consultation with Schering and the patent counsel selected by Schering in all matters related to the Schering NV Patents. Schering shall use reasonably diligent efforts to implement all reasonable requests made by PTC with regard to the preparation, filing, prosecution and/or maintenance of such Schering NV Patents.

            (b) PTC Patents. PTC shall be primarily responsible for preparing, filing, prosecuting, handling any interferences, and maintaining those PTC Patents (excluding Joint Patents) that are relevant to the Development, Manufacturing or Commercialization of Highly Active Collaboration Compounds, Schering Field NV Compounds or Schering Viral Products in the Field (the "PTC Licensed Compound Patents"). Schering shall have full rights of consultation with PTC and the patent counsel selected by PTC in all matters related to the PTC Licensed Compound Patents. All strategic decisions related to the preparation, filing, prosecuting, handling of any interferences and maintaining such PTC Licensed Compound Patents shall be subject to the mutual agreement of the Parties. The reasonable out-of-pocket costs and expenses incurred following the Effective Date in connection with the preparation, filing, prosecuting, handling any interferences and maintaining such PTC Licensed Compound Patents [**]. PTC shall be responsible, at its sole expense, for preparing, filing, prosecuting, handling any interferences, and maintaining any PTC Patents (excluding Joint Patents) that are not PTC Licensed Compound Patents. Schering shall have full rights of consultation with PTC and the patent counsel selected by PTC in all matters related to the PTC NV Patents. PTC shall use reasonable diligent efforts to implement all reasonable requests made by Schering with regard to the preparation, filing, prosecution and/or maintenance of such PTC NV Patents.

            (c) Joint Patents. Schering shall be primarily responsible for preparing, filing, prosecuting, handling any interferences, and maintaining Joint Patents. PTC shall have full rights of consultation with Schering and the patent counsel selected by Schering in all matters that are related to the prosecution of the Joint Patents. All strategic decisions related to the preparation, filing, prosecuting, handling of any interferences and maintaining such Joint Patents shall be subject to the mutual agreement of the Parties. The reasonable out-of-pocket costs and expenses incurred in filing, prosecuting, handling any interferences with respect to, and maintaining any Joint Patents shall be shared equally by the Parties on an ongoing basis.

            (d) Permitted Disclosures. Subject to the prior consent of the other Party, not to be unreasonably withheld, a Party shall be entitled to disclose in the specification of a patent application filed by it pursuant to this Agreement any Know-How owned by the other Party to the extent reasonably necessary to support and enable claims in such Patent applications.

            (e) Joint Patent Team; Related Matters. Following the Effective Date, the Parties shall form a joint team consisting of at least one representative from each Party's patent or legal department in order to oversee the filing, prosecution, any interferences, and maintenance of the PTC Licensed Compound Patents, PTC NV Patents, Joint Patents, and Schering NV Patents (collectively, "Collaboration Patents") as contemplated by this Article 9 (the "JPT"). The JPT shall meet as needed during the Term, but no less than semi-annually

                                                               EXECUTION VERSION

(unless otherwise agreed by the Parties), and shall participate in and report to regular meetings of the JSC as requested by the JSC. Following a termination of this Agreement under Article 11, the JPT shall survive until there are no further actual prosecutions or potential prosecutions of any Collaboration Patents, at which time the JPT shall automatically terminate.

      9.4 Cooperation; Request to Responsible Party. Each of PTC and Schering shall keep the other Party fully informed as to the filing and prosecution of the Collaboration Patents for which it is the responsible prosecuting Party, including, without limitation, by providing the other Party with the opportunity to fully review and comment on any documents which will be filed in any patent office as far in advance of the applicable filing date as feasible, and providing the other Party with copies of any documents that such Party receives from such patent offices promptly after receipt, including notice of all interferences, reissues, re-examinations, oppositions or requests for patent term extensions. PTC and Schering shall each reasonably cooperate with and assist the other at its own expense in connection with such activities, at the other Party's request. Notwithstanding anything in this Section 9.4 to the contrary, but subject to the provisions of Section 9.3, each Party shall always be entitled to proceed with any submission or other contemplated action if it determines time is of the essence, provided that it makes reasonable efforts to inform the other Party as early as practicable and to consider in good faith its comments where applicable.

      9.5 Election Not to Prosecute. Upon sixty (60) days prior written notice to the other Party, the Party that is responsible for prosecuting a particular Collaboration Patent pursuant to the provisions of Section 9.3 may elect to discontinue the prosecution of any Patent applications relating to such Collaboration Patent and/or not to file or conduct any further activities with respect to such Collaboration Patent. In the event the responsible Party declines to file or, having filed, fails to further prosecute or maintain any Collaboration Patent filed pursuant to Section 9.3(a), 9.3(b) or 9.3(c) or to conduct any interferences, re-examinations, reissues, or oppositions with respect thereto, the other Party shall have the right to prepare, file, prosecute and maintain such Collaboration Patent in such countries as it deems appropriate, and conduct any interferences, re-examinations, reissues or oppositions related thereto at its sole expense. The Party that elected to discontinue patent prosecution activities pursuant to this Section 9.5 agrees to cooperate in any manner reasonably requested in connection with any such actions by such Party, at the expense of the requesting Party, and shall assign all right, title and interest in and to such Patent to the Party continuing such activities.

      9.6   Third Party Infringement.

            (a) Notification of Infringement. Should any Third Party infringe, or reasonably appear to be infringing, any Collaboration Patent, the Party learning of such infringement or potential infringement shall promptly notify the other Party upon learning of the same.

            (b) Right to Enforce Collaboration Patents. Schering shall have the primary right, at its expense, to initiate and direct legal action to enforce the Collaboration Patents (excluding Schering NV Patents) against infringement or misappropriation by Third Parties, as well as to defend any action or proceeding relating to the invalidity or unenforceability of such

                                                               EXECUTION VERSION

Patents. PTC shall have the primary right, at its expense, to initiate and direct legal action to enforce the Schering NV Patents against infringement or misappropriation by Third Parties, as well as to defend any action or proceeding relating to the invalidity or unenforceability of such Patents.

            (c) Right to Enforce Other Patents. Except as provided in Section 11.7(c)(iv), Schering shall have the sole right to initiate and direct legal action to enforce the Schering Patents (to the extent they are not Collaboration Patents) and the Schering Background Patents against infringement or misappropriation by Third Parties, as well as to defend any action or proceeding relating to the invalidity or unenforceability of such Patents. PTC shall have the sole right to initiate and direct legal action to enforce the PTC Patents (to the extent they are not Collaboration Patents) and the PTC Background Patents against infringement or misappropriation by Third Parties, as well as to defend any action or proceeding relating to the invalidity or unenforceability of such Patents.

            (d) Failure to Enforce Collaboration Patents. If within forty-five
(45) days (or such shorter period as is required to enable a Party to comply with deadlines provided by applicable Law) following receipt of written notice of an infringement of a Collaboration Patent (or written notice of an action or proceeding alleging invalidity or unenforceability of such Collaboration Patent), the Party that has the primary right to prosecute infringers of such Patent pursuant to Section 9.6(b) fails to take action to halt such alleged infringement by filing suit against the alleged infringer or taking other appropriate action (e.g., initiating discussions with the infringing Third Party) or to defend such an action or proceeding, the other Party may, at its expense, take such legal action as it deems appropriate, in its own name, to halt such an alleged infringement or defend such an action or proceeding. Each Party agrees to render such reasonable assistance as the prosecuting Party may request, including without limitation joining as a party if necessary for the maintenance of the legal action. The prosecuting Party shall retain its rights under Section 9.6(b) to initiate patent infringement litigation with respect to an infringer of a Collaboration Patent if it places such infringer on proper legal notice that such infringer's infringing activities will be addressed in a legal action initiated subsequent to the resolution of another infringement action involving a Collaboration Patent.

            (e) No Settlement Without Consent. Neither Party shall enter into any settlement of any claim, suit or proceeding under Sections 9.6(b) or 9.6(d) which admits or concedes that any aspect of the Collaboration Patents are invalid or unenforceable without the prior written consent of the other Party.

            (f) Cooperation. Each Party shall keep the other reasonably informed of the progress of any claim, suit or proceeding subject to Sections 9.6(b) or 9.6(d) and cooperate reasonably in connection with such activities at the request and expense of the Party involved in such claim, suit or proceeding. Each Party may be represented by counsel of its own selection at its own expense in any suit or proceeding brought by the other Party to restrain or obtain monetary damages for infringement by any Third Party of any Patents owned (solely or jointly) by it; provided, however, the foregoing shall not affect the right to control such litigation by the Party which has instituted it.


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            (g) Retention of Recoveries. All amounts recovered from a Third
Party pursuant to this Section 9.6 shall be used first to reimburse the reasonable costs and expenses (including reasonable attorney's fees and costs) of the Party prosecuting or defending such action (including any settlement negotiation or proceeding). With respect to any recovery for infringement of a Collaboration Patent (i) if Schering initiated and prosecuted the action pursuant to Section 9.6(b) or (d), Schering shall receive [**] percent ([**]%) of the remaining amount and PTC shall receive the balance of such remaining amount, and (ii) if PTC initiated and prosecuted the action pursuant to Section 9.6(b) or (d), PTC shall receive [**] percent ([**]%) of the remaining amount and Schering shall receive the balance of such remaining amount. With respect to any recovery for infringement of a Patent that is not a Collaboration Patent, except as provided in Section 11.7(c)(iv), the Party which owns such Patent shall receive [**] percent ([**]%) of such remaining amount.

      9.7   Infringement Claims by Third Parties.

            (a) Infringement Claims Related to Schering Viral Products. In the event that a Third Party sues PTC, Schering, or any of their Affiliates or any Sublicensee alleging that Schering's or its Affiliates' or Sublicensees' making, using, importing, selling or offering to sell a Highly Active Collaboration Compound, Schering Field NV Compound, or Schering Viral Product during the Term infringes or will infringe claims in said Third Party's Patents, Schering shall be responsible for defending such claim, suit or proceeding in accordance with the provisions of Section 10.2(ii) and 10.3. If, as a result of a judgment in the litigation or settlement with the Third Party, Schering or its Affiliates or Sublicensees is required to pay to such Third Party royalties or other consideration related to such Third Party's Patents which claim the composition of matter of a Highly Active Collaboration Compound or Schering Field NV Compound, the use of a Highly Active Collaboration Compound or Schering Field NV Compound in the Field, or a method of treating, diagnosing or preventing any disease or condition through the use of a Highly Active Collaboration Compound or Schering Field NV Compound, or a method of manufacturing a Highly Active Collaboration Compound or Schering Field NV Compound, Schering may treat such payments as royalties payable under Third Party License Agreements for purposes of Section 6.7(b), subject to the limits set forth in Section 6.8.

            (b) Infringement Claims Related to Schering Non-Viral Products. In the event that a Third Party sues PTC, Schering, or any of their Affiliates or any Sublicensee of Schering alleging that Schering's or its Affiliates' or Sublicensees' making, using, importing, selling or offering to sell a Schering Non-Viral Product, or a NV Compound contained therein, infringes or will infringe claims in said Third Party's Patents, Schering shall be responsible for defending any such claim, suit or proceeding in accordance with the provisions of Section 10.2(ii) and Section 10.3.

            (c) Infringement Claims Related to PTC Products. In the event that a Third Party sues Schering, PTC, or any of their Affiliates or any Sublicensee of PTC alleging that PTC's or its Affiliates' or Sublicensees' making, using, importing, selling or offering to sell a PTC Product, or a NV Compound contained therein, infringes or will infringe claims in said Third Party's Patents, PTC shall be responsible for defending any such claim, suit or proceeding in accordance with the provisions of Section 10.1(ii) and Section 10.3.


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                                                               EXECUTION VERSION

      9.8 Certification Under Drug Price Competition and Patent Restoration Act. Each Party shall immediately give written notice to the other Party of any certification of which they become aware filed pursuant to 21 U.S.C. Section 355(b)(2)(A) (or any amendment or successor statute thereto) claiming that any Collaboration Patent is invalid or unenforceable, or that infringement will not arise from the manufacture, use, importation or sale of a product containing a Collaboration Compound by a Third Party.

      9.9 Listing of Patents. With respect to any Schering Viral Products or Schering Non-Viral Products, Schering shall have the sole right to determine which of the PTC Patents, PTC NV Patents, Joint Patents, and Schering Patents, if any, shall be listed for inclusion in the Approved Drug Products with Therapeutic Equivalence Evaluations pursuant to 21 U.S.C. Section 355, or any successor law in the United States, together with any comparable laws or regulations in any other country in the Territory. With respect to any PTC Products, PTC shall have the sole right to determine which of the PTC Patents, Joint Patents, Schering NV Patents, and Schering Patents, if any, shall be listed pursuant to such Laws.

      9.10 Diligence With Respect to Marketing Exclusivity and Patent Term Extensions. Each Party shall use Commercially Reasonable Efforts to secure any available forms of Marketing Exclusivity and extensions of patent term as may be available in a particular country or region for any Licensed Product that is being Commercialized by it or its Affiliates or Sublicensees.

                                   ARTICLE 10

                                 INDEMNIFICATION

      10.1 PTC. PTC shall indemnify, defend and hold harmless Schering, its Affiliates, and each of their respective directors, officers, employees and agents (each a "Schering Indemnitee") from and against any and all liabilities, damages, losses, costs and expenses (including reasonable attorneys' and professional fees and other expenses of litigation and/or arbitration) (a "Liability") resulting from a claim, suit or proceeding made or brought by a Third Party against a Schering Indemnitee arising from or occurring as a result of (i) any breach of the representations and warranties of PTC set forth in
Article 8, (ii) the practice by PTC of any rights granted pursuant to Section 5.4(b) or 11.7(b) (including, without limitation, claims arising from or occurring as a result of PTC's or any Third Party's Development, testing, Manufacture, importation, use, offer for sale, sale or other distribution of a PTC Product or a Schering Viral Product pursuant to the exercise of such licenses), (iii) the use by PTC or any of its Affiliates of any Materials provided by Schering, or (iv) the negligence or willful misconduct of PTC, except, (A) in the case of Subsections 10.1(i) and 10.1(iv), to the extent such Liability results from the negligence or willful misconduct of Schering, and (B) in the case of Subsection 10.1(iii), to the extent such Liability results from the breach of any warranty provided by Schering pursuant to Section 2.9.

      10.2 Schering. Schering shall indemnify, defend and hold harmless PTC, its Affiliates

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                                                               EXECUTION VERSION

and each of their respective directors, officers, employees and agents (each a "PTC Indemnitee") from and against any and all Liability resulting from a claim, suit or proceeding made or brought by a Third Party against a PTC Indemnitee arising from or occurring as a result of (i) any breach of the representations and warranties of Schering set forth in Article 8, (ii) any Development, testing, Manufacture, importation, use, offer for sale, sale or other distribution of any Licensed Product by Schering or its Affiliates and Sublicensees (including, without limitation, product liability claims), (iii) the use by Schering, its Affiliates or Sublicensees of any Materials provided by PTC, or (iv) the negligence or willful misconduct of Schering, except, (A) in the case of Subsections 10.2(i) or 10.2(iv), to the extent such Liability results from the negligence or willful misconduct of PTC, and (B) in the case of Subsection 10.2(iii), to the extent such Liability results from the breach of any warranty provided by PTC pursuant to Section 2.9.

      10.3 Procedure. In the event that any Indemnitee intends to claim indemnification under this Article 10 it shall promptly notify the other Party (the "Indemnitor") in writing of the claim, suit or proceeding. The Indemnitor shall have the sole right to control the defense and settlement thereof; provided, however, the indemnifying Party will not, absent the consent of the indemnified Party (which consent will not be unreasonably withheld or delayed), consent to the entry of any judgment or enter into any settlement (x) that provides for any relief other than the payment of monetary damages for which the indemnifying Party shall be solely liable, or (y) where the claimant or plaintiff does not release the indemnified Party from all liability in respect thereof. The Indemnitee shall cooperate with the Indemnitor and its legal representatives in the investigation and defense of any action, claim or liability covered by this Article 10. The Indemnitee shall not, except at its own cost, voluntarily make any payment or incur any expense with respect to any claim or suit without the prior written consent of the Indemnitor, which the Indemnitor shall not be required to give. In no event shall a Party be liable pursuant to this Article 10 for any claims that are compromised or settled without its prior written consent.

                                   ARTICLE 11

                              TERM AND TERMINATION

      11.1 Term. The term of this Agreement (the "Term") shall commence on the Effective Date and, unless earlier terminated as provided in this Article 11, shall continue in full force and effect on a country-by-country and Licensed Product-by-Licensed Product basis until there are no remaining royalty payment obligations in such country with respect to such Licensed Product, at which time the Agreement shall expire in its entirety with respect to such Licensed Product in such country. The Term shall expire on the date the Agreement has expired with respect to all Licensed Products in all countries in the Territory.

      11.2 Schering's Unilateral Termination Right. At any time following the date that is three (3) years after the Effective Date, Schering shall have the right to terminate this Agreement, at any time and for any reason, upon [**] prior written notice to PTC; provided, however, in the event that Schering has not designated a Development Candidate within two (2) years following the Effective Date, then Schering shall have the right to terminate this

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                                                               EXECUTION VERSION

Agreement pursuant to this Section 11.2 at any time after the date that is two
(2) years after the Effective Date. In the event that Schering terminates this Agreement pursuant to the provisions of this Section 11.2, the provisions of
Section 11.7 shall be applicable.

      11.3 Termination for Cause. In the event of a material breach of this Agreement by a Party, the other Party shall be entitled to give the Party in default notice requiring it to cure such default. If such material breach is not cured within sixty (60) days after receipt of such notice, the notifying Party shall be entitled (without prejudice to any of its other rights conferred on it by this Agreement) to terminate this Agreement by giving written notice to the defaulting Party, with such termination to take effect immediately. Notwithstanding the foregoing, in the event of a default which is curable, if the material breach is not reasonably capable of being cured within the sixty
(60) day cure period and the defaulting Party is making a good faith effort to cure such default, the notifying Party may not terminate this Agreement for so long as the defaulting Party is diligently pursuing a cure; provided, however, that the breaching Party shall lose its right to continue to cure pursuant to this sentence if at any time such Party ceases to make a good faith effort to cure such default. The right of either Party to terminate this Agreement as herein above provided shall not be affected in any way by its waiver of, or failure to take action with respect to, any previous default. Notwithstanding the foregoing, if the material breach relates only to a specific Licensed Product in a specific country or group of countries, then any termination pursuant to this Section 11.3 shall apply only to the affected Licensed Products or countries. Termination of this Agreement pursuant to this Section 11.3 shall automatically be stayed pending the outcome of any dispute resolution proceedings initiated pursuant to Article 12 that relate to the subject matter of such termination. In the event of a termination under this Section 11.3 by PTC, the provisions of Section 11.7 shall be applicable, and in the event of a termination under this Section 11.3 by Schering, the provisions of Section 11.8 shall be applicable.

      11.4 Termination for Insolvency. This Agreement may be terminated by a Party upon written notice to the other Party in the event that (i) the other Party shall make an assignment for the benefit of its creditors, file a petition in bankruptcy, petition or apply to any tribunal for the appointment of custodian, receiver, or any trustee for it or a substantial part of its assets, or shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or (ii) if there shall have been filed against the other Party any such bona fide petition or application, or any such proceeding shall have been commenced against it, in which an order for relief is entered or which remains undismissed or unstayed for a period of ninety (90) days or more; or (iii) if the other Party by any act or omission shall indicate its consent to, approval of or acquiescence in any such petition, application or proceeding or order for relief or the appointment of a custodian, receiver or trustee for it or any substantial part of its assets, or shall suffer any such custodianship, receivership or trusteeship to continue undischarged or unstayed for a period of ninety (90) days or more; or
(iv) anything analogous to any of the foregoing occurs in any applicable jurisdiction. Termination shall be effective upon the date specified in such notice. In the event of a termination under this Section 11.4 by PTC, the provisions of Sections 5.7 and 11.7 shall be applicable, and in the event of a termination under this Section 11.4 by Schering, the provisions of Section 5.7 and 11.8 shall be applicable.

      11.5  Additional Terminations.


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                                                               EXECUTION VERSION

            (a) Termination for Futility. If during the Research Term, the Parties mutually determine, in good faith, that the pursuit of Viral IRES Inhibitors for use in the Viral Field is impracticable for scientific or commercial reasons, or that the Research Program is not likely to lead to a Development Candidate, then upon such determination the Parties shall terminate this Agreement. Upon termination of this Agreement pursuant to this Section 11.5(a), each Party shall as promptly as practicable provide to the other Party all copies of all data, reports, records and materials in its possession or control which relate to Collaboration Compounds or the Research Program and which have not previously been disclosed to the other Party (provided that the provision to a Party of the foregoing copies shall not be deemed to create any additional rights or licenses in any such copies or the intellectual property embodied therein, and such Party's rights to use or exploit such information and rights shall be solely as expressly granted by the disclosing Party to the other Party elsewhere in the Agreement and, with respect to Joint Know-How or Joint Patents, those rights of the receiving Party as a joint owner). In the event of a termination pursuant to this Section 11.5(a), (i) Schering's rights under the licenses granted to it pursuant to Sections 5.1(a), 5.1(b) and 5.2 shall terminate, (ii) all Highly Active Collaboration Compounds shall thereafter be deemed to be NV Compounds, (iii) the Parties' licenses under the rights granted to each of them pursuant to Article 4A and Sections 5.3, 5.4 and 5.5(c) and 5.5(d) shall survive termination, and (iv) in addition to the provisions set forth in Section 11.10, the provisions of Sections 6.7(d), 6.7(e), 6.7(f), and
6.9 through and including 6.17 shall continue to apply with respect to Schering's Development and Commercialization of Schering NV Products and PTC's Development and Commercialization of PTC Products.

            (b) Termination due to Publication of Third Party Patent Rights. In the event that, during the Research Term, a Patent (including without limitation a patent application) owned by a Third Party is either granted or published in a Major Market and such Patent claims (A) the composition of matter of, or pharmaceutical preparations containing, a substantial portion of the Highly Active Collaboration Compounds, or (B) the use of Highly Active Collaboration Compounds or pharmaceutical preparations containing Highly Active Collaboration Compounds in the Viral Field (a "Blocking Patent"), then the Parties shall confer in good faith and endeavor to agree upon an appropriate course of action. As part of such activities, the Parties shall, upon the request of either Party, seek the advice of an independent Third Party patent counsel mutually acceptable to the Parties. If the Parties are unable to agree upon an appropriate course of action within ninety (90) days of conferring regarding the same, then Schering shall have the right to terminate this Agreement upon written notice to PTC; provided, that, if, within ten (10) days of receiving such written notice PTC notifies Schering in writing that it intends to obtain an Unqualified Blocking Opinion with respect to such Blocking Patent, then such written notice of termination by Schering shall not be effective until the earlier of (i) ninety
(90) days from the date of PTC's notice, or (ii) the date PTC informs Schering it is unable to obtain such Unqualified Blocking Opinion; and provided, further, if PTC obtains an Unqualified Blocking Opinion within such ninety (90) day period, then Schering shall have no right to terminate this Agreement pursuant to this Section 11.5(b). In the event of a termination under this Section 11.5(b), the provisions of Section 11.7 shall be applicable. For the purposes of this Agreement, "Unqualified Blocking Opinion" means an opinion concluding that there is not [**] would find that the activities of the Parties pursuant to this Agreement with respect to a Highly Active Collaboration Compound would infringe [**], and such opinion [**].


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                                                               EXECUTION VERSION

      11.6  Early Termination of Research Program.

            (a) Termination of Certain Provisions for Triggering Event. In the event that a Competitor, either alone or together with its Affiliates, acquires, directly or indirectly, fifty percent (50%) or more of the voting stock of PTC or any of its Affiliates, or all or substantially all of the assets of PTC or its Affiliates related to the PTC Patents and PTC Know-How, whether through merger, consolidation, acquisition or otherwise, or in the event that PTC or any of its Affiliates engages in the Research, Development or Commercialization of a product for the treatment of HCV (either alone or in collaboration with a Third Party) other than pursuant to this Agreement (a "PTC Triggering Event"), Schering shall have the right to terminate the provisions of Article 3 upon written notice to PTC; provided, however, in the event that such PTC Triggering Event occurs prior to the end of the Research Term, then the termination of
Article 3 pursuant to this Section 11.6(a) shall not apply to the JSC's oversight and direction of the Research Program unless, following such Triggering Event, PTC or its Affiliates continues to engage in the Research, Development or Commercialization of a product for the treatment of HCV (either alone or in collaboration with a Third Party). In the event that Schering exercises its right to terminate the provisions of Article 3, then the following additional provisions shall also terminate: Sections 4.3, 4.5, 4.6, 4.8, 4.10(c), PTC's participation rights under Sections 4.10(b) and Section 4.13. In addition, should the PTC Triggering Event occur at any time prior to the expiration of the Research Term, Schering shall also have the right to terminate the Research Program upon sixty (60) days prior written notice to PTC. Notwithstanding anything in this Section 11.6(a) to the contrary, a PTC Triggering Event shall not include any internal PTC Research efforts not undertaken through, or as part of, a collaboration or licensing arrangement with a Third Party. For the avoidance of doubt, subcontracting to perform aspects of PTC's internal Research efforts on behalf of PTC shall not be deemed to be a collaboration or licensing arrangement with a Third Party.

            (b) Effect of Terminating the Research Program. Upon termination of the Research Program by Schering pursuant to Section 11.6(a), PTC shall promptly provide to Schering copies of all data, reports, records and materials in PTC's or its Affiliates possession or Control that relate to Collaboration Compounds or the Research Program to the extent not previously provided to Schering. The provision to Schering of the foregoing copies shall not be deemed to create any additional rights or licenses in any such copies or the intellectual property embodied therein, and Schering's rights to use or exploit such information and rights shall be solely as expressly granted by PTC to Schering in Article 5 and, with respect to Joint Know-How or Joint Patents, those rights of Schering as a joint owner. Upon such termination, (x) all of PTC's obligations under Article 2 (excluding Sections 2.6, 2.7 and 2.10) shall immediately terminate, (y) the following provisions shall terminate: Article 3, and Sections 4.3, 4.5, 4.6, 4.8, 4.10(c), and PTC's participation rights under Sections 4.10(b), and (z) the Research Term shall terminate. For clarity, Schering's exercise of its rights under this Section 11.6 shall not terminate any other rights (including without limitation the licenses granted to Schering or PTC or their respective Affiliates pursuant to Sections 5.2, 5.3, 5.4 and 5.5 hereof) or obligations of the Parties (including without limitation either Party's obligations pursuant to Article 6 hereof) under this Agreement.

      11.7 Consequences of Certain Terminations by the Parties. In the event this

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                                                               EXECUTION VERSION

Agreement is terminated by Schering pursuant to Section 11.2 or 11.5(b), or by PTC pursuant to Section 11.3 or 11.4, then:

            (a) Schering's rights under the licenses granted to it pursuant to Sections 5.1(a), 5.1(b) and 5.2 shall terminate. In the case of a termination by PTC pursuant to Section 11.3 that does not relate to a Schering Non-Viral Product, Schering's license under Section 5.3 shall terminate, but Schering's licenses under Section 5.4 shall survive for any Designated NV Compounds as of the termination date. In the case of a termination by PTC pursuant to Section
11.3 that relates to a Schering Non-Viral Product, Schering's licenses under Sections 5.3 and 5.4 shall terminate;

            (b) Schering shall, at the election of PTC, grant PTC the following rights and licenses:

                  (i) an exclusive, worldwide license, with the right to grant sublicenses, under any Schering Patents and Schering Know-How existing at the time of termination which claim or constitute Program Inventions, or for which sufficient support exists in the written descriptions of such Schering Patents to support such a claim and there is an ability to prosecute such a claim (the "Schering Termination IP"), solely to Develop, make, have made, use, import, offer to sell and sell Schering Viral Products in the Field;

                  (ii) an exclusive, worldwide license, with the right to grant sublicenses, under any Schering Patents existing at the time of termination (excluding Schering Termination IP) which claim the composition of matter or method of using a Highly Active Collaboration Compound or Schering Field NV Compound that is being Developed in humans or Commercialized by Schering or its Affiliates as of the Termination Date (a "Terminated Compound") solely to Develop, make, have made, use, import, offer to sell and sell Schering Viral Product in the Field; and

                  (iii) an exclusive, worldwide license, with the right to grant sublicenses, under any Schering Patents and Schering Know-How existing at the time of termination (excluding Schering Termination IP) which (a) is being utilized for a Terminated Compound, and (b) is not within the scope of the license grant in Section 11.7(b)(ii), solely to Develop, make, have made, use, import, offer to sell and sell in the Field: (A) the specific formulations of Schering Viral Products that are then in clinical Development or are being Manufactured or Commercialized by Schering and its Affiliates as of the effective date of the termination (the "Termination Date"), and (B) any other formulations of such Schering Viral Products which differ from the foregoing specific formulations only with respect to the quantity or concentration of active ingredient contained therein or the quantity or concentration of any of the excipients contained in such specific formulations; provided, however, it is understood that the provisions of this Section 11.7(b)(iii)(B) shall not apply to any Schering Viral Product which includes different excipients or active ingredients from those contained in the foregoing specific formulations or which utilizes any proprietary Schering drug delivery or formulation technology that has not been applied to the foregoing specific


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                                                               EXECUTION VERSION

      formulations. For the avoidance of doubt, the license granted pursuant to this Section 11.7(b)(iii) shall not include (x) except as expressly provided in Section 11.7(b)(iii)(B), the right to utilize any Schering Patents or Schering Know-How to Develop or Commercialize any formulations of Schering Viral Products that differ from the specific formulations that are then in clinical Development or are being Manufactured or Commercialized by Schering and its Affiliates as of the Termination Date, or (y) the right to utilize any Patents that are Controlled by Schering that are not part of the Schering Patents.

      In the event a termination is limited to a specific country or group of countries, then the licenses granted to PTC pursuant to this Section 11.7 shall be limited to such country or group of countries. PTC may specify which portions of the Schering Intellectual Property it wishes to license under this Section 11.7(b).

            (c) Schering shall reasonably cooperate with PTC in order to enable PTC to assume the Development, Manufacture and/or Commercialization of all Schering Viral Products then being Manufactured, Commercialized or in clinical Development by Schering. Such cooperation and assistance shall be provided in a timely manner (having regard to the nature of the cooperation or assistance requested) and shall include without limitation:

                  (i) Schering shall transfer to PTC (or its nominee) all INDs and NDAs made or obtained by Schering or its Affiliates to the extent relating to the Terminated Compounds. Furthermore, Schering agrees that it will not thereafter exercise any rights under an agreement with a Third Party for the purpose of precluding PTC from referencing a Drug Master File controlled by such Third Party that is related to such a Terminated Compound and, to the extent Schering's consent is required in order to reference such Drug Master File, Schering hereby agrees to provide PTC with such consent.

                  (ii) Schering shall transfer to PTC (or its nominee), to the extent not previously provided, a copy of all Development Data in its possession or under its control relating to any Schering Viral Product then being Commercialized or in clinical Development by Schering and reasonably necessary or useful for its continued Development and/or Commercialization, including without limitation all such information contained in Schering's regulatory and/or safety databases, all in the format then currently maintained by Schering; provided, however, nothing in this Section 11.7(c)(ii) shall be deemed to expand the scope of the licenses or other rights granted to PTC pursuant to Section 11.7(b).

                  (iii) Schering shall grant a worldwide, royalty-free exclusive license to PTC, at PTC's request, to all trademarks and associated trade names and trade dress (together with the goodwill associated therewith) then being used on or in connection with the Schering Viral Products, provided that Schering shall not be obligated to license any trademarks, trade names or trade dress that include the words "Schering" or the name of any other Schering Affiliate, or any other words or marks used in connection with other drug products sold by Schering or its Affiliates; provided further that such license shall be limited solely for use in connection with Schering Viral Products.


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                                                               EXECUTION VERSION

                  (iv) (1) Schering's rights under Section 9.3(b) shall terminate (except, in the case of a termination pursuant to Section 11.2 or 11.4, the last two sentences of Section 9.3(b)), (2) PTC shall assume primary responsibility for preparing, filing, prosecuting, handling of interferences and maintaining Joint Patents under Section 9.3(c), and Schering shall have the same right of consultation related to Joint Patents as PTC has under Section 9.3(c), (3) PTC shall thereafter be solely responsible for all costs and expenses related to the preparation, filing, prosecution, handling of interferences and maintaining of the PTC Patents (excluding Joint Patents), (4) Schering's right to enforce Third Party infringement of certain Collaboration Patents under Section 9.6(b) shall terminate (excluding, in the case of a termination pursuant to Section 11.2 or 11.4, the PTC NV Patents), (5) Schering's rights and obligations with respect to infringement claims by Third Parties under
      Section 9.7(a) shall terminate, (6) Schering's rights with respect to the listing of Patents relating to Schering Viral Products under Section 9.9 shall terminate, and PTC shall have equivalent rights with respect to such listings, (7) PTC shall have a right to consult with Schering with respect the prosecution of any Schering Patents that are licensed to PTC pursuant to Section 11.7(b), (8) PTC shall have "march-in" rights with respect to the enforcement of the Schering Patents that are licensed to PTC pursuant to Section 11.7(b)(i) or (ii) against Third Party infringers that are comparable in scope to the rights it has with respect to the Collaboration Patents pursuant to Section 9.6(d), and Schering shall have the obligations of the non-prosecuting Party, but only to the extent that the alleged Third Party infringer is Commercializing a product that competes with a Schering Viral Product that is licensed to PTC pursuant to Section 11.7(b), and (9) to the extent that PTC exercises its "march-in" rights pursuant to Section 11.7(c)(iv)(8), the provisions of Section 9.6(g)(ii) shall be applicable, but only to the extent such recovery relates to an infringer that is Commercializing a product that competes with a Schering Viral Product that is licensed to PTC pursuant to Section 11.7(b), (10) PTC shall have "march-in" rights with respect to the enforcement of the Schering Patents that are licensed to PTC pursuant to Section 11.7(b)(iii) against Third Party infringers that are comparable in scope to the rights it has with respect to the Collaboration Patents pursuant to Section 9.6(d), but only to the extent that the alleged Third Party infringer is Commercializing a product that competes with a Schering Viral Product that is licensed to PTC pursuant to Section 11.7(b); provided, however, that such right shall not be applicable with respect to any such Schering Patent which also claims the composition of matter or method of use of any compound that is the subject of an active Research, Development or Commercialization program by Schering or its Affiliates or licensees.

                  (v) Schering shall grant PTC a worldwide, royalty-free non-exclusive license, including the right to grant sublicenses, to Patents and Know-How Controlled by Schering or its Affiliates which are necessary or useful for the Manufacture of a Terminated Compound, solely for the purpose of Manufacturing (or having Manufactured) such Terminated Compound.

                  (vi) If, as of the Termination Date, Schering its Affiliates or Sublicensee is engaged in the Manufacture of any Schering Viral Product that is then in clinical Development or is being Commercialized, then Schering, its Affiliates or Sublicensees must, as requested by PTC, use commercially reasonable efforts to

                                                               EXECUTION VERSION

      Manufacture and supply PTC's requirements for the Schering Viral Product until the earlier of (i) such time as PTC can secure an alternative Manufacturing source reasonably satisfactory to PTC, or (ii) [**] from the Termination Date. In addition, at PTC's option, as of the Termination Date
      (A) Schering shall permit PTC to purchase all or any part of Schering's worldwide unsold inventory of raw materials and work-in-process for Schering Viral Products, and (B) at PTC's request and expense, but only to the extent within Schering's control, Schering shall transfer to PTC, or PTC's designee, or arrange to have transferred, any methods, standards, or other Manufacturing related data and information for Schering Viral Products, and (C) Schering shall use its commercially reasonable efforts to assign to PTC any Third Party Manufacturing contract relating to the Schering Viral Products to which Schering or any of its Affiliates is a party; provided, however, it is understood that Schering shall not be obligated to pay any compensation to the Third Party, or incur any unreimbursed expenses, in order to obtain such assignment; provided, further that, if Schering is unable to assign to PTC any such Third Party Manufacturing contract, the obligation to use commercially reasonable efforts to assign such contract shall be deemed to be satisfied if Schering notifies PTC of such non-assignability and continues to supply PTC's requirements for Schering Viral Product for [**] from the Termination Date. All Schering Viral Product supplied to PTC by Schering shall be supplied at a price equal to Schering's fully absorbed cost of Manufacture, plus a markup of [**] percent ([**]%).

            (d) With respect to any Third Party License Agreements related to Schering Viral Products to which Schering is a party, Schering shall provide PTC with copies of such agreements (subject to any applicable confidentiality restrictions) and PTC shall notify Schering in writing within [**] of receipt of such copies whether it wishes Schering to attempt to obtain an assignment or sublicense to PTC of Schering's rights under the applicable Third Party License Agreements. In the event PTC wishes Schering to attempt to obtain such an assignment or sublicense, then Schering shall use reasonable and diligent efforts to effect the same (it being understood that Schering shall have no obligation to pay any compensation to the Third Party, or to incur any unreimbursed expense, in order to obtain such assignment or sublicense and shall have no liability to PTC in the event such assignment or sublicense is not obtained despite such efforts) and PTC shall thereafter be responsible for paying any royalties, fees or other consideration due to the Third Party following the Termination Date under the applicable Third Party License Agreements. In the event PTC does not so notify Schering within the applicable [**] period, then Schering shall have no further obligations to PTC with respect to such Third Party License Agreements.

            (e) In partial consideration for the licenses granted to PTC pursuant to Section 11.7(b) and 11.7(c), PTC shall pay to Schering on a country-by-country and Schering Viral Product-by-Schering Viral Product basis, royalties on the Net Sales of any Schering Viral Product by PTC, its Affiliates or any Sublicensee. The applicable royalty rate shall be based on the stage of Development at the time of the Termination Date and shall be determined as follows:

                  (i) [**]:

                                                               EXECUTION VERSION

                                                                           Rate
                                                                           ----
                          Net Sales
                          ---------
On the first [**] Dollars ($ [**]) in worldwide Net Sales of             [**]
such Schering Viral Product in a calendar year                           percent
                                                                         ([**]%)

On worldwide Net Sales of such Schering Viral Product in                 [**]
excess of [**] Dollars ($ [**]) but less than [**] Dollars ($            percent
[**]) in a calendar year                                                 ([**]%)

On worldwide Net Sales of such Schering Viral Product in                 [**]
excess of [**] Dollars ($ [**]) but less than [**] Dollars ($            percent
[**]) in a calendar year                                                 ([**]%)

On worldwide Net Sales of such Schering Viral Product in                 [**]
excess of [**] Dollars ($ [**]) but less than [**] Dollars ($            percent
[**]) in a calendar year                                                 ([**]%)

On worldwide Net Sales of such Schering Viral Product in                 [**]
excess of [**] Dollars ($ [**]) but less than one [**]                   [**]
Dollars ($ [**]) in a calendar year                                      percent
                                                                         ([**]%)

On worldwide Net Sales of such Schering Viral Product in                 [**]
excess of [**] Dollars ($ [**]) in a calendar year                       percent
                                                                         ([**]%)

                  (ii)  [**]:

                                                                           Rate
                                                                           ----
                          Net Sales
                          ---------
On the first [**] Dollars ($ [**]) in worldwide Net Sales of             [**]
such Schering Viral Product in a calendar year                           percent
                                                                         ([**]%)

On worldwide Net Sales of such Schering Viral Product in                 [**]
excess of [**] Dollars ($ [**]) but less than [**] Dollars ($            percent
[**]) in a calendar year                                                 ([**]%)

On worldwide Net Sales of such Schering Viral Product in                 [**]
excess of [**] Dollars ($ [**]) but less than [**] Dollars ($            percent
[**]) in a calendar year                                                 ([**]%)

On worldwide Net Sales of such Schering Viral Product in                 [**]
excess of [**] Dollars ($ [**]) but less than [**] Dollars ($            percent
[**]) in a calendar year                                                 ([**]%)

On worldwide Net Sales of such Schering Viral Product in                 [**]
excess of [**] Dollars ($ [**]) but less than [**] Dollars ($            percent
[**]) in a calendar year                                                 ([**]%)

On worldwide Net Sales of such Schering Viral Product in                 [**]
excess of [**] Dollars ($ [**]) in a calendar year                       percent
                                                                         ([**]%)

provided, however, (x) in the event the Agreement is terminated by PTC pursuant to Section 11.3, the royalties payable by PTC pursuant to this Section 11.7(e) shall be at a rate which is [**] percent ([**]%) of the rate that would otherwise be payable by PTC pursuant to the royalty schedule specified above, and (y) in the event PTC terminates this Agreement due to a breach by

                                                               EXECUTION VERSION

Schering of Section 2.10 then no royalty shall be payable by PTC pursuant to this Section 11.7(e).

Any royalties payable pursuant to this Section 11.7(e) shall be payable for a period from the date of First Commercial Sale of such Schering Viral Product by PTC or its Affiliates or licenses in the applicable country until the later of
(i) expiration of the last to expire PTC Patent (including any Joint Patent) which claims an invention Invented prior to the Termination Date or Schering Patent in such country which contains a Valid Claim which claims such Schering Viral Product or its use in the Field, or (ii) the expiration of any Marketing Exclusivity for such Schering Viral Product in such country (or, if earlier, the date of the First Commercial Sale of a Third Party product in such country that contains, as one of its active ingredients, the same Active Ingredient that is contained in the Schering Viral Product). The provisions of Sections 6.5(e), 6.6, 6.7(b), 6.8, and 9.7(a) shall apply, mutatis mutandis, to the payment of royalties under this Subsection 11.7(e).

            (f) (i) In the event of a termination by PTC pursuant to Section 11.3, (A) the license granted to PTC pursuant to Section 5.1(c) shall terminate; (B) the licenses granted or to be granted to PTC pursuant to
      Section 5.4(b) shall survive, (C) the license granted to PTC pursuant to
      Section 5.3(b) shall convert from a co-exclusive license to an exclusive (even as to Schering) license, and (D) the provisions of Sections 6.7(d), 6.7(e), 6.7(f), and 6.9 through and including 6.17 shall continue to apply with respect to PTC's Development and Commercialization of PTC Products and Schering's Development and Commercialization of Schering Non-Viral Products.

                  (ii) In the event of a termination by Schering pursuant to
      Section 11.2 or 11.5(b), or by PTC pursuant to Section 11.4, (A) the license granted to PTC pursuant to Section 5.1(c) shall terminate, (B) the licenses granted or to be granted to PTC pursuant to Sections 5.3(b) and 5.4(b) shall survive; (C) the licenses granted or to be granted to Schering pursuant to Sections 5.3(a) and 5.4(a) shall survive, and (D) the provisions of Sections 6.7(d), 6.7(e), 6.7(f), and 6.9 through and including 6.17 shall continue to apply with respect to PTC's Development and Commercialization of PTC Products and Schering's Development and Commercialization of Schering Non-Viral Products.

      11.8  Consequences of Certain Terminations by Schering.

            (a) In the event Schering terminates this Agreement pursuant to
Section 11.3, then (i) PTC's rights under the licenses granted to it pursuant to
Section 5.1(c), 5.3(b) and 5.4(b) shall terminate (except for existing licenses under Section 5.4(b) for PTC Designated NV Compounds unrelated to any PTC breach) and the licenses granted to Schering pursuant to Section 5.3(a) shall convert from co-exclusive licenses to exclusive (even as to PTC) licenses, (ii) Schering's rights under Article 5 (including, without limitation, its rights under the Schering Licenses) shall survive termination, (iii) the provisions of
Article 6 and Sections 4.1(d) and 4.7 shall continue to apply with respect to Schering's Development and Commercialization of Licensed Products, and the provisions of Sections 6.7(e), 6.7(f), and 6.10 through and including 6.17 shall apply to PTC's Development and Commercialization of PTC Products, subject to
Section 11.9(a); provided, however in the case where Schering terminates pursuant to Section

                                                               EXECUTION VERSION

11.3 and it has not accepted a Development Candidate by the Termination Date or within six (6) months thereafter, (A) no Milestones shall be payable by Schering pursuant to Sections 6.2(a) and 6.2(b), (B) the Milestones payable pursuant to Sections 6.2(c), 6.2(d), 6.2(e) and 6.2(f) shall be reduced by [**] percent ([**]%), and (C) the royalty rates specified in Sections 6.5(a) and 6.5(b) shall automatically be reduced by [**] percent ([**]%); provided further, in the event Schering terminates this Agreement due to a breach by PTC of Section 2.10 then no further payments shall be payable by Schering pursuant to Section 6.5.

            (b) In the event Schering terminates this Agreement pursuant to
Section 11.4, then (i) PTC's rights under the licenses granted to it pursuant to
Section 5.1(c) shall terminate, (ii) Schering's rights under Article 5 (including, without limitation, its rights under the Schering Licenses) shall survive termination, (iii) the provisions of Article 6 and Sections 4.1(d) and
4.7 shall continue to apply with respect to Schering's Development and Commercialization of Licensed Products, subject to Section 11.9(a), (iv) the licenses granted to PTC pursuant to Sections 5.3(b) and 5.4(b) shall survive and the provisions of Sections 6.7(e), 6.7(f), and 6.10 through and including 6.17 shall continue to apply with respect to PTC's Development and Commercialization of PTC Products.

      11.9  Effect of Termination and Expiration.

            (a) Accrued Rights and Obligations. Termination of this Agreement for any reason shall not release either Party hereto from any liability which, at the time of such termination, has already accrued or which is attributable to a period prior to such termination nor preclude either Party from pursuing any rights and remedies it may have hereunder or at Law or in equity with respect to any breach of this Agreement. It is understood and agreed that monetary damages may not be a sufficient remedy for any breach of this Agreement and that the non-breaching Party may be entitled to seek injunctive relief as a remedy for any such breach.

            (b) Stock on Hand. In the event this Agreement is terminated for any reason, Schering or PTC, as the case may be, shall have the right to sell or otherwise dispose of the stock of any Licensed Product then on hand or in process until the first anniversary of the effective date of such termination. Sales made pursuant to this Section 11.9(b) shall be treated as Net Sales and any royalty otherwise payable on such Net Sales absent such termination thereon shall be paid to the applicable Party.

      11.10 Survival.

            (i) The rights and obligations set forth in this Agreement shall extend beyond the term or termination of this Agreement only to the extent expressly provided for herein, or to the extent that the survival of such rights or obligations are necessary to permit their complete fulfillment or discharge. Without limiting the generality of the foregoing, it is agreed that the provisions of Sections 4.4, 5.7, 5.8, 6.12 through 6.17, as well as Articles 1, 7, 10, 11, 12 and 13, shall survive expiration or termination of this Agreement for any reason.

            (ii) In addition, the following Sections will explicitly survive as follows:

                                                               EXECUTION VERSION

                  (A) Article 9 shall survive expiration or termination of this Agreement for any reason, subject to the restrictions and modifications set forth in Section 11.7;

                  (B) Article 4A shall survive expiration or termination of this Agreement for any reason, except that a Party's right to continue to designate NV Compounds under Section 4A.1 will terminate in the event that such Party's co-exclusive Research license under Section 5.3 terminates;

                  (C) Section 2.14 shall survive expiration or termination of this Agreement for any reason, except that (1) Section 2.14 shall terminate in the event that the Parties agree to terminate the Agreement pursuant to Section 11.5(a) or Schering's co-exclusive Research license under Section 5.3 terminates, and (2) Section 2.14(ii) shall terminate in the event that Schering's exclusive Development and Commercialization license under Section 5.2 terminates.

            (iii) Further, each of Sections 11.2, 11.3, 11.4, 11.5, 11.7 and
11.8 set forth specific additional provisions in this Agreement that will survive in the event of a termination under Section 11.2, 11.3, 11.4 or 11.5.

                                   ARTICLE 12

                               DISPUTE RESOLUTION

In the event of any controversy or claim arising out of or relating to this Agreement, or the rights or obligations of the Parties hereunder (other than those to be resolved pursuant to the provisions of Sections 1.40, 3.5 and 9.1), the Parties shall first try to settle their differences amicably between themselves. Either Party may initiate such informal dispute resolution by sending written notice of the dispute to the other Party, and within thirty (30) days after such notice appropriate representatives of the Parties shall meet for attempted resolution by good faith negotiations. If such representatives are unable to resolve promptly such disputed matter within the said thirty (30) days, either Party may refer the matter by written notice to the Senior Vice-President, Research and Development of Schering-Plough Corporation or his or her designee and the Senior Vice President, Drug Discovery Technologies of PTC or his or her designee for discussion and resolution. If such individuals or their designees are unable to resolve such dispute within thirty (30) days of such written notice, either Party may refer the matter by written notice to the President, Global Prescription Business of Schering-Plough Corporation and the CEO of PTC. If such individuals are unable to resolve such dispute within thirty
(30) days of such written notice, either Party may initiate litigation in accordance with the provisions of Section 13.1.

                                   ARTICLE 13

                                  MISCELLANEOUS

                                                               EXECUTION VERSION

        13.1 Governing Law. This Agreement and any dispute arising from the performance or breach hereof shall be governed by and construed and enforced in accordance with the laws of State of New York, without regard for its conflicts of laws rules; provided that the Parties' rights and obligations under Section
9.1 shall be governed by the intellectual property laws of the United States and provided further with respect to matters involving enforcement of intellectual property rights, the Laws of the applicable country in question shall be applicable. The provisions of the United Nations Convention on Contracts for the International Sale of Goods shall not apply to this Agreement or any subject matter hereof or thereof.

         13.2 Independent Contractors. The relationship of the Parties hereto is that of independent contractors. It is expressly agreed that for tax, legal or other purposes (i) this Agreement or any portion of this Agreement shall not be considered to be a partnership agreement, and (ii) the relationship between the two Parties shall not constitute a partnership, joint venture or agency. Neither PTC nor Schering shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other, without the prior consent of the other Party to do so.

         13.3 Assignment. Either PTC or Schering may assign its rights and obligations under this Agreement to any Affiliate, provided such interest shall be retransferred to the assigning Party if such entity ceases to be an Affiliate of such Party, and provided further that the assigning Party shall guarantee the performance of such Affiliate. Neither Party may assign this Agreement to any Third Party hereto without the written consent of the other Party, which consent shall not be unreasonably withheld or delayed; except either Party may assign this Agreement, without such consent, to an entity that acquires all or substantially all of its assets relating to its antiviral business, whether by merger, reorganization, acquisition, sale, or otherwise. This Agreement shall be binding upon and inure to the benefit of the Parties and their successors and assigns.

         13.4 Notices. All notices, requests and other communications hereunder shall be in writing and shall be personally delivered or sent by telecopy or other electronic facsimile transmission or by registered or certified mail, return receipt requested, postage prepaid, in each case to the respective address specified below, or such other address as may be specified in writing to the other Party hereto:

If to PTC:                                 If to Schering:

PTC Therapeutics, Inc.                     Essex Chemie AG
100 Corporate Court                        Topferstrasse 5
South Plainfield, New Jersey 07080         6000 Lucern 6
USA                                        Switzerland
Attention: Legal Department                Attention: General Manager
Facsimile No.: 1-908-222-1128              Facsimile No.: 011 41 418 16 26

and an email copy to:

legal@ptcbio.com

                                                               EXECUTION VERSION

With a copy to:                            With a copy to:

Wilmer Cutler Pickering Hale & Dorr LLP    Schering Corporation
60 State Street                            2000 Galloping Hill Road
Boston, Massachusetts 02109                Kenilworth, New Jersey 07033-0530
USA                                        USA
Attention: Steven D. Singer, Esq.          Attention:  Law Department,
Facsimile No. 1-617-526-6000               Senior Legal Director, Licensing
                                           Facsimile No.:  1-908-298-5310

         13.5 Force Majeure. Neither Party shall lose any rights hereunder or be liable to the other Party for damages or losses (except for payment obligations) on account of failure of performance to the extent such failure or delay is caused by or results from causes beyond the reasonable control of the affected Party and is not caused by the negligence, or willful misconduct of the non-performing Party; provided, however, the non-performing Party has exerted all reasonable efforts to avoid or remedy, and minimize the duration of, such event of force majeure; provided, further that in no event shall a Party be required to settle any labor dispute or disturbance. Each Party shall provide the other Parties with prompt written notice of any delay or failure to perform that occurs by reason of force majeure.

         13.6 Advice of Counsel. PTC and Schering have each consulted counsel of their choice regarding this Agreement, and each acknowledges and agrees that this Agreement shall not be deemed to have been drafted by one Party or another and will be construed accordingly.

         13.7 Further Assurances. At any time or from time to time on and after the date of this Agreement, either Party shall at the request of the other Party hereto (i) deliver to the requesting Party any records, data or other documents,
(ii) execute, and deliver or cause to be delivered, all such consents, documents or further instruments of transfer or license, and (iii) take or cause to be taken all such actions, as the requesting Party may reasonably deem necessary in order for the requesting Party to obtain the full benefits of this Agreement and the transactions contemplated hereby; in each case, consistent with the provisions of this Agreement.

         13.8 Severability. When possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable Law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement. The Parties shall make a good faith effort to replace the invalid or unenforceable provision with a valid one that in its economic effect is most consistent with the invalid or unenforceable provision.

         13.9 Waiver. It is agreed that no waiver by either Party hereto of any breach of default of any of the covenants or agreements herein set forth shall be deemed a waiver as to any subsequent and/or similar breach or default.

         13.10 Complete Agreement. The Parties agree that this Agreement, with its Schedules, constitutes the entire agreement, both written and oral, between the Parties with respect to the

                                                               EXECUTION VERSION

subject matter hereof, and that all prior agreements respecting the subject matter hereof, including the confidentiality agreements referenced in Section 7.6, either written or oral, expressed or implied, are merged and canceled, and are null and void and of no effect. No amendment or change hereof or addition hereto shall be effective or binding on either of the Parties hereto unless reduced to writing and duly executed on behalf of both Parties.

         13.11 Use of Name. Neither Party shall use the name or trademarks of the other Party without the prior written consent of such other Party except in connection with the disclosure of the existence of this Agreement.

         13.12 Headings. The captions to the several Sections and Articles hereof are not a part of this Agreement, but are included merely for convenience of reference only and shall not affect its meaning or interpretation.

         13.13 Third Party Beneficiaries. No person or entity other than PTC, Schering or their respective Affiliates and permitted assignees hereunder shall be deemed an intended beneficiary hereunder or have any right to enforce any obligation of this Agreement.

         13.14 Consequential Damages. UNLESS RESULTING FROM A PARTY'S WILLFUL MISCONDUCT, NEITHER PARTY WILL BE LIABLE TO THE OTHER FOR SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF THIS AGREEMENT OR THE EXERCISE OF ITS RIGHTS OR PERFORMANCE OF ITS OBLIGATIONS HEREUNDER, INCLUDING WITHOUT LIMITATION LOST PROFITS, ANTICIPATED PROFITS, LOST GOODWILL, LOST REVENUE, LOST PRODUCTION, LOST CONTRACTS AND LOST OPPORTUNITY, ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT, REGARDLESS OF ANY NOTICE OF SUCH DAMAGES. NOTHING IN THIS
SECTION 13.14, HOWEVER, IS INTENDED TO LIMIT OR RESTRICT ANY PAYMENT OBLIGATION OR THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF EITHER PARTY. NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS AGREEMENT LIMITS OR EXCLUDES ANY PARTY'S LIABILITY FOR FRAUD OR FOR DEATH OR PERSONAL INJURY CAUSED BY THAT PARTY'S OWN NEGLIGENCE OR WILLFUL MISCONDUCT.

         13.15 Counterparts. This Agreement may be executed in two counterparts, each of which shall be deemed an original and which together shall constitute one instrument.

                [Remainder of this page intentionally left blank]

                                                               EXECUTION VERSION

         IN WITNESS WHEREOF PTC and Schering have executed this Agreement by their respective duly authorized representatives.


PTC THERAPEUTICS, INC.                    ESSEX CHEMIE AG


By:      /s/ Stuart Peltz                 By:      /s/ P. Th. Klaassen
    --------------------------------          ----------------------------------

Print Name:       Stuart Peltz            Print Name:       P. Th. Klaassen
            ------------------------                  --------------------------

Title:     President & CEO                Title:            Director
         ---------------------------             -------------------------------

                                                               EXECUTION VERSION

                                  SCHEDULE 1.14

                       CRITERIA FOR DEVELOPMENT CANDIDATES

Assay                                                     Result
[**]                                                      [**]
[**]                                                      [**]
                                                          [**]
                                                          [**]
[**]                                                      [**]

[**]
[**]
[**]                                                      [**]
[**]                                                      [**]
[**]                                                      [**]
[**]                                                      [**]
[**]                                                      [**]
[**]

[**]                                                      [**]
[**]                                                      [**]
                                                          [**]

[**]                                                      [**]
[**]
[**]

[**]                                                      [**]
[**]                                                      [**]
[**]                                                      [**]
[**]
[**]
[**]


[**]                                                      [**]
[**]                                                      [**]
[**]                                                      [**]
[**]                                                      [**]
                                                          [**]

[**]                                                      [**]
[**]                                                      [**]
[**]                                                      [**]
[**]

                                                               EXECUTION VERSION

Assay                                                     Result
[**]                                                      [**]
[**]                                                      [**]

[**]
[**]                                                      [**]
[**]                                                      [**]

[**]                                                      [**]
[**]

[**]                                                      [**]
[**]
[**]

                                                               EXECUTION VERSION
                                 SCHEDULE 1.47A

                 PTC BACKGROUND PATENTS AS OF THE EFFECTIVE DATE


[**]

UNITED STATES
         US Application No. [**]

INTERNATIONAL

         PCT Publication No. [**]   Canadian Application No. [**]
                  European Application No. [**]

                                                                            [**]
UNITED STATES
US Publication No. [**]INTERNATIONAL
         PCT Application No. [**]

*See also Schedule 1.82 for Third Party License Agreements.

                                                               EXECUTION VERSION

                                  SCHEDULE 1.48

                     PTC COMPOUNDS AS OF THE EFFECTIVE DATE


                                   [Attached]

                                                               EXECUTION VERSION

                                  SCHEDULE 1.53

                      PTC PATENTS AS OF THE EFFECTIVE DATE

     [**]
UNITED STATES
US Application No. [**]INTERNATIONAL
         PCT Application No. [**]

     [**]
UNITED STATES
         US Application No. [**]
         US Provisional Application No. [**]
         US CIP Application No. [**]

INTERNATIONAL
PCT Application No. [**]

                                                               EXECUTION VERSION

                                  SCHEDULE 1.60

                                  RESEARCH PLAN
OVERVIEW

[**]
PTC THERAPEUTICS ACTIVITIES:

AREA        FTE    ACTIVITIES
[**]        [**]    [**]
[**]        [**]             [**]
[**]        [**]    [**]
Total       [**]

SCHERING-PLOUGH ACTIVITIES

[**]
[**]

APPENDIX
[**]

[Chart describing screening tier studies]

                                                               EXECUTION VERSION

                                  SCHEDULE 1.65

              SCHERING BACKGROUND PATENTS AS OF THE EFFECTIVE DATE


                                      [**]

                                                               EXECUTION VERSION

                                  SCHEDULE 1.67

                   SCHERING COMPOUNDS AS OF THE EFFECTIVE DATE


                                      [**]

                                                               EXECUTION VERSION

                                  SCHEDULE 1.82

                     EXISTING THIRD PARTY LICENSE AGREEMENTS


Schering's Existing Third Party License Agreements

[**]

PTC's Existing Third Party License Agreements

[**]

                                                               EXECUTION VERSION

                                  SCHEDULE 2.11

                             APPROVED SUBCONTRACTORS


THE FOLLOWING WILL ONLY BE DEEMED APPROVED SUBCONTRACTORS FOR A PERIOD OF THREE
(3) MONTHS FOLLOWING THE EFFECTIVE DATE, TO ALLOW FOR TRANSITION OF THEIR ASSIGNED WORK TO PTC FTES:

[**]

                                                               EXECUTION VERSION

                                  SCHEDULE 7.5

                CONTENTS OF EXECUTION ANNOUNCEMENT PRESS RELEASE

                                                               EXECUTION VERSION

                                 SCHEDULE 8.4(C)

                   PTC AGREEMENTS RELATED TO THE PTC COMPOUNDS

[**]